EXHIBIT 4.2








               ___________________________________________________

                     AMERICAN HOME MORTGAGE INVESTMENT CORP.
                            (a Maryland corporation)

               ___________________________________________________

                                    INDENTURE

                            Dated as of June 28, 2007

               ___________________________________________________

                            WILMINGTON TRUST COMPANY,
                              as Debenture Trustee

               ___________________________________________________

                   JUNIOR SUBORDINATED CONVERTIBLE DEBENTURES

                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE I
                                   DEFINITIONS

   SECTION 1.01  Definitions.................................................1

                                   ARTICLE II
                                   SECURITIES

   SECTION 2.01  Forms Generally............................................14
   SECTION 2.02  Execution and Authentication...............................14
   SECTION 2.03  Form and Payment...........................................14
   SECTION 2.04  Global Security............................................15
   SECTION 2.05  Interest...................................................16
   SECTION 2.06  Transfer and Exchange......................................17
   SECTION 2.07  Replacement Securities.....................................23
   SECTION 2.08  Temporary Securities.......................................23
   SECTION 2.09  Cancellation...............................................24
   SECTION 2.10  Defaulted Interest.........................................24
   SECTION 2.11  CUSIP Numbers..............................................25
   SECTION 2.12  Tax Treatment..............................................25

                                   ARTICLE III
                     PARTICULAR COVENANTS OF THE CORPORATION

   SECTION 3.01  Payment of Principal and Interest..........................25
   SECTION 3.02  Offices for Notices and Payments, Etc......................25
   SECTION 3.03  Appointments to Fill Vacancies in
                 Debenture Trustee's Office.................................26
   SECTION 3.04  Provision as to Paying Agent...............................26
   SECTION 3.05  Certificate to Debenture Trustee...........................27
   SECTION 3.06  Corporate Existence........................................27
   SECTION 3.07  Limitation on Dividends....................................27
   SECTION 3.08  Covenants as to AHM Capital Trust I........................28
   SECTION 3.09  Payment of Expenses........................................29
   SECTION 3.10  Payment Upon Resignation or Removal........................29

                                   ARTICLE IV
              SECURITYHOLDERS' LISTS AND REPORTS BY THE CORPORATION
                            AND THE DEBENTURE TRUSTEE

   SECTION 4.01  Securityholders' Lists.....................................30
   SECTION 4.02  Preservation and Disclosure of Lists.......................30
   SECTION 4.03  Reports by the Corporation.................................30
   SECTION 4.04  Reports by the Debenture Trustee...........................32

                                    ARTICLE V
            REMEDIES OF THE DEBENTURE TRUSTEE AND SECURITYHOLDERS ON
                                EVENT OF DEFAULT

   SECTION 5.01  Events of Default..........................................32
   SECTION 5.02  Payment of Securities on Default; Suit Therefor............34
   SECTION 5.03  Application of Moneys Collected by Debenture Trustee.......36
   SECTION 5.04  Proceedings by Securityholders.............................36
   SECTION 5.05  Proceedings by Debenture Trustee...........................37
   SECTION 5.06  Remedies Cumulative and Continuing.........................38
   SECTION 5.07  Direction of Proceedings and Waiver of
                  Defaults by Majority of Securityholders...................38
   SECTION 5.08  Notice of Defaults.........................................39
   SECTION 5.09  Undertaking to Pay Costs...................................39
   SECTION 5.10  Acknowledgment of Rights...................................39

                                   ARTICLE VI
                        CONCERNING THE DEBENTURE TRUSTEE

   SECTION 6.01  Duties and Responsibilities of Debenture Trustee...........40
   SECTION 6.02  Reliance on Documents, Opinions, Etc.......................41
   SECTION 6.03  No Responsibility for Recitals, Etc........................43
   SECTION 6.04  Debenture Trustee, Authenticating Agent,
                 Paying Agents, TransferAgents or Registrar
                 May Own Securities.........................................43
   SECTION 6.05  Moneys to Be Held in Trust.................................43
   SECTION 6.06  Compensation and Expenses of Debenture Trustee.............43
   SECTION 6.07  Officers' Certificate as Evidence..........................44
   SECTION 6.08  Conflicting Interest of Debenture Trustee..................44
   SECTION 6.09  Eligibility of Debenture Trustee...........................45
   SECTION 6.10  Resignation or Removal of Debenture Trustee................45
   SECTION 6.11  Acceptance by Successor Debenture Trustee..................46
   SECTION 6.12  Succession by Merger, Etc..................................47
   SECTION 6.13  Limitation on Rights of Debenture Trustee as a Creditor....47
   SECTION 6.14  Co-trustees and Separate Trustees..........................47
   SECTION 6.15  Authenticating Agents......................................49

                                   ARTICLE VII
                         CONCERNING THE SECURITYHOLDERS

   SECTION 7.01  Action by Securityholders..................................50
   SECTION 7.02  Proof of Execution by Securityholders......................50
   SECTION 7.03  Who Are Deemed Absolute Owners.............................51
   SECTION 7.04  Securities Owned by Corporation Deemed Not Outstanding.....51
   SECTION 7.05  Revocation of Consents; Future Holders Bound...............51

                                  ARTICLE VIII
                            SECURITYHOLDERS' MEETINGS

   SECTION 8.01  Purposes of Meetings.......................................52
   SECTION 8.02  Call of Meetings by Debenture Trustee......................52
   SECTION 8.03  Call of Meetings by Corporation or Securityholders.........52
   SECTION 8.04  Qualifications for Voting..................................53
   SECTION 8.05  Regulations................................................53
   SECTION 8.06  Voting.....................................................53

                                   ARTICLE IX
                                   AMENDMENTS

   SECTION 9.01  Without Consent of Securityholders.........................54
   SECTION 9.02  With Consent of Securityholders............................55
   SECTION 9.03  Compliance with Trust Indenture Act;
                 Effect of Supplemental Indentures..........................57
   SECTION 9.04  Notation on Securities.....................................57
   SECTION 9.05  Evidence of Compliance of Supplemental
                 Indenture to Be Furnished to Debenture Trustee.............57

                                    ARTICLE X
                CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

   SECTION 10.01 Corporation May Consolidate, Etc., on Certain Terms........57
   SECTION 10.02 Successor Corporation to Be Substituted for Corporation....58
   SECTION 10.03 Opinion of Counsel to Be Given to Debenture Trustee........58

                                   ARTICLE XI
                     SATISFACTION AND DISCHARGE OF INDENTURE

   SECTION 11.01 Discharge of Indenture.....................................59
   SECTION 11.02 Deposited Moneys and U.S. Government
                 Obligations to Be Held in Trust by Debenture Trustee.......59
   SECTION 11.03 Paying Agent to Repay Moneys Held..........................59
   SECTION 11.04 Return of Unclaimed Moneys.................................60

                                   ARTICLE XII
              IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND
                                    DIRECTORS

   SECTION 12.01 Indenture and Securities Solely Corporate Obligations......60

                                  ARTICLE XIII
           PURCHASE AT THE OPTION OF HOLDER UPON CHANGE IN CONTROL OR
                             TERMINATION OF TRADING

   SECTION 13.01 Repurchase Right...........................................60

   SECTION 13.02 Notices, Method of Exercised Repurchase Right..............61
   SECTION 13.03 Repurchase Date; Exercise of Right.........................62

                                   ARTICLE XIV
                            REDEMPTION OF SECURITIES

   SECTION 14.01 Special Event Redemption and Change in
                 Control Redemption.........................................63
   SECTION 14.02 Optional Redemption by Corporation.........................63
   SECTION 14.03 No Sinking Fund............................................64
   SECTION 14.04 Notice of Redemption; Selection of Securities..............64
   SECTION 14.05 Payment of Securities Called for Redemption................65
   SECTION 14.06 Conversion Arrangement on Call for Redemption..............66

                                   ARTICLE XV
                           SUBORDINATION OF SECURITIES

   SECTION 15.01 Securities Subordinate to Senior Indebtedness
                 of the Corporation.........................................66
   SECTION 15.02 No Payment When Senior Indebtedness of the
                 Corporation in Default; Payment Over of Proceeds
                 Upon Dissolution, Etc......................................67
   SECTION 15.03 Payment Permitted if No Default............................68
   SECTION 15.04 Subrogation to Rights of Holders of Senior
                 Indebtedness of the Corporation............................69
   SECTION 15.05 Provisions Solely to Define Relative Rights................69
   SECTION 15.06 Debenture Trustee to Effectuate Subordination..............69
   SECTION 15.07 No Waiver of Subordination Provisions......................70
   SECTION 15.08 Notice to Debenture Trustee................................70
   SECTION 15.09 Reliance on Judicial Order or Certificate
                 of Liquidating Agent.......................................71
   SECTION 15.10 Debenture Trustee Not Fiduciary for Holders
                 of Senior Indebtedness of the Corporation..................71
   SECTION 15.11 Rights of Debenture Trustee as Holder of Senior
                 Indebtedness of the Corporation; Preservation
                 of Debenture Trustee's Rights..............................72
   SECTION 15.12 Article Applicable to Paying Agents........................72

                                   ARTICLE XVI
                        CERTAIN RESTRICTIONS ON TRANSFER

   SECTION 16.01 Restrictions and Limitations on ownership of the
                 Securities and Equity Stock of the Corporation; REIT
                 Provisions.................................................72

   SECTION 16.02 Shares-in-Trust............................................81

                                  ARTICLE XVII
                            CONVERSION OF SECURITIES

   SECTION 17.01 Conversion Rights..........................................83
   SECTION 17.02 Conversion Procedures......................................86
   SECTION 17.03 Conversion Rate Adjustments................................88
   SECTION 17.04 Conversion Rate Adjustments Upon Change in Control.........95

   SECTION 17.05 Share Exchange, Consolidation, Merger or Sale of Assets....98
   SECTION 17.06 Notice of Adjustments of Conversion Rate...................99
   SECTION 17.07 Prior Notice of Certain Events.............................99
   SECTION 17.08 Debenture Trustee Not Responsible for
                 Determining Conversion Rate or Adjustments................100

                                  ARTICLE XVIII
                                   [RESERVED]

                                   ARTICLE XIX
                            MISCELLANEOUS PROVISIONS

   SECTION 19.01 Successors................................................100
   SECTION 19.02 Official Acts by Successor Corporation....................100
   SECTION 19.03 Addresses for Notices, Etc................................100
   SECTION 19.04 Securityholder Information Reporting......................101
   SECTION 19.05 Governing Law.............................................102
   SECTION 19.06 Evidence of Compliance with Conditions Precedent..........102
   SECTION 19.07 Business Days.............................................102
   SECTION 19.08 Trust Indenture Act to Control............................102
   SECTION 19.09 Intention of the Parties..................................102
   SECTION 19.10 Table of Contents, Headings, Etc..........................103
   SECTION 19.11 Execution in Counterparts.................................103
   SECTION 19.12 Separability..............................................103
   SECTION 19.13 Assignment................................................103

EXHIBIT A - Form of Junior Subordinated Convertible Debenture

EXHIBIT B - Form of Certificate of Officers of the Company

      THIS INDENTURE, dated as of June 28, 2007, between American Home Mortgage Investment Corp., a Maryland corporation (hereinafter sometimes called the "Corporation"), and Wilmington Trust Company, as debenture trustee (hereinafter sometimes called the "Debenture Trustee"),

                               W I T N E S S E T H

      The Corporation has duly authorized the execution and delivery of this Indenture to provide for the issuance of its unsecured junior subordinated convertible debentures (the "Securities") issued to evidence loans made to the Corporation of the proceeds from the issuance by AHM Capital Trust I, a Delaware statutory trust (the "Trust"), of Preferred Securities and Common Securities (collectively, the "Trust Securities").

      In consideration of the premises, and the purchase of the Securities (as defined herein) by the holders thereof, the Corporation covenants and agrees with the Debenture Trustee for the equal and proportionate benefit of the respective holders from time to time of the Securities, as follows:

                                   ARTICLE I
                                   DEFINITIONS

      SECTION 1.01. Definitions.

      The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture shall have the respective meanings specified in this Section
1.01. All other terms used in this Indenture which are defined in the Trust Indenture Act (as defined herein), or which are by reference therein defined in the Securities Act (as defined herein), shall (except as herein otherwise expressly provided or unless the context otherwise requires) have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of this Indenture as originally executed. The following terms have the meanings given to them in the Declaration: (i) Clearing Agency;
(ii) Delaware Trustee; (iii) Property Trustee; (iv) Administrative Trustees; (v) Direct Action; and (vi) Distributions. All accounting terms used herein and not expressly defined shall have the meanings assigned to such terms in accordance with generally accepted accounting principles, and the term "generally accepted accounting principles" means such accounting principles as are generally accepted in the U.S. at the time of any computation. The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The singular includes the plural and vice versa.

      "Additional Sums" shall have the meaning set forth in Section 2.05(c).

      "Affiliate" shall have the meaning given to that term in Rule 405 under the Securities Act or any successor rule thereunder.

      "AHM Capital Trust I" or the "Trust" shall mean AHM Capital Trust I, a Delaware statutory trust created for the purpose of issuing its undivided beneficial interests in connection with the issuance of Securities under this Indenture.

      "Associate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

      "Authenticating Agent" shall mean any agent or agents of the Debenture Trustee which at the time shall be appointed and acting pursuant to Section 6.15.

      "Average Closing Price" means (i) with respect to distributions of rights, warrants or options, the average of the Closing Prices per share of Common Stock for the five (5) consecutive Trading Days ending on the date immediately preceding the first public announcement of the distribution, (ii) with respect to other distributions, the average of the Closing Prices per share of Common Stock for the five (5) consecutive Trading Days ending on the date immediately preceding the Time of Determination, (iii) with respect to determining the Initial Conversion Price, the average of the Closing Prices per share of Common Stock for the five (5) consecutive Trading Days ending on the date immediately preceding June 28, 2007 and (iv) with respect to determining the Conversion Rate on each Conversion Rate Reset Date, the average of the Closing Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on the date immediately preceding such Conversion Rate Reset Date.

      "Bankruptcy Law" shall mean Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

      "Board of Directors" shall mean either the board of directors of the Corporation or any duly authorized committee of that board.

      "Board Resolution" shall mean a copy of a resolution certified by the secretary or an assistant secretary of the Corporation to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Debenture Trustee.

      "Business Day" shall mean any day other than a Saturday or a Sunday or a day on which banking institutions in New York, New York or Wilmington, Delaware are authorized or required by law, regulation or executive order to remain closed.

      "Capital Stock" of any corporation means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock or other equity issued by that corporation.

      "Cash Percentage" shall have the meaning set forth in Section 17.01(c).

      "Cash Percentage Notice" shall have the meaning set forth in Section 17.01(c).

      "Change in Control" shall have the meaning set forth in Section 17.04.

      "Change in Control Effective Date" shall have the meaning set forth in
Section 17.04(a).

      "Change in Control Redemption Premium" shall mean an amount equal to the percentage of the principal amount of the Securities to be redeemed that is specified below for the date of redemption:

      Change in Control Effective Date:        Percentage of Principal Amount
      ---------------------------------        ------------------------------
             On or before July 1, 2010             30.00%
                    July 1, 2011                   20.00%
                    July 1, 2012                   10.00%
            July 2, 2012 and thereafter             0.00%

      If the date of the Change in Control occurs between two of the dates specified above, the applicable percentage will be determined by a straight-line interpolation between the percentages set forth for the earlier and later dates in the above table.

      "Charter" shall mean the Articles of Amendment and Restatement of American Home Mortgage Investment Corp. as filed with the State Department of Assessment and Taxation of Maryland on December 3, 2003, together with any amendments or supplements thereto now or hereafter existing.

      "Closing Price" with respect to any securities on any date means the closing price per share (or, if no closing price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such date as reported in the composite transactions for the principal United States securities exchange on which such security is traded or, if the security is not listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System or by the National Quotation Bureau Incorporated, or if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose, or a price determined in good faith by the Board of Directors or, to the extent permitted by applicable law, a duly authorized committee thereof, whose determination shall be conclusive.

      "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor legislation.

      "Commission" shall mean the United States Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

      "Common Securities" shall mean undivided beneficial interests in the assets of the Trust which are designated as "Common Securities" and rank pari passu with Preferred Securities issued by the Trust, subject to the terms of the Declaration.

      "Common Stock" shall mean the common stock, par value $0.01 per share, of the Corporation or any other class of stock resulting from changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.

      "Company Notice" shall have the meaning set forth in Section 13.02.

      "Conversion Agent" means the office or agency where Preferred Securities may be presented for conversion.

      "Conversion Date" shall have the meaning set forth in Section 17.02(a).

      "Conversion Price" shall mean the quotient obtained by dividing $1,000.00 by the Conversion Rate and rounding the result to four decimal places.

      "Conversion Rate" shall have the meaning set forth in Section 17.01.

      "Conversion Rate Reset Date" shall mean each of May 1, 2008, November 1, 2008, May 1, 2009 and November 1, 2009.

      "Conversion Reference Period" means (a) for Securities that are converted during the period beginning on the thirtieth (30th) day prior to the Maturity Date, the five (5) consecutive Trading Days beginning on the third (3rd) Trading Day following the Maturity Date and (b) in all other instances, the five (5) consecutive Trading Days beginning on the third (3rd) Trading Day following the Conversion Date.

      "Conversion Request" means (a) the request to be given by a Securityholder to the Conversion Agent directing the Conversion Agent to convert the Securities into shares of Common Stock and (b) the request to be given by a holder of Preferred Securities to the Conversion Agent directing the Conversion Agent to exchange such stock on behalf of such holder.

      "Conversion Value" means the product of (1) the Conversion Rate then in effect multiplied by (2) the average of the Volume Weighted Average Price per share of Common Stock on each of the Trading Days during the Conversion Reference Period.

      "Corporation" shall mean American Home Mortgage Investment Corp., a Maryland corporation, and, subject to the provisions of Article X, shall include its successors and assigns.

      "Corporation Request" or "Corporation Order" shall mean a written request or order signed in the name of the Corporation by the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, a President, a Vice President, the Treasurer or the Secretary of the Corporation, and delivered to the Debenture Trustee.

      "Coupon Rate" shall have the meaning set forth in Section 2.05.

      "Current Market Price" shall mean the average of the daily Closing Prices per share of Common Stock for the ten (10) consecutive Trading Days ending not later than the earlier of the date immediately prior to the date in question and the day before the "ex" date with respect to the issuance, distribution, subdivision or combination requiring such computation. If another issuance, distribution, subdivision or combination to which Section 17.03 applies occurs during the period applicable for calculating "Current Market Price" pursuant to the preceding definition, then "Current Market Price" shall be appropriately adjusted to reflect the impact of such issuance, distribution, subdivision or combination on the Closing Price of the Common Stock during such period. For purposes of this paragraph, the term "ex" date, when used:


            (A) with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution;

            (B) with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective; and

            (C) with respect to any tender or exchange offer, means the first date on which the Common Stock trades regular way on such exchange or in such market after the Expiration Time of such offer.

      Notwithstanding the foregoing, whenever successive adjustments to the Conversion Rate are called for pursuant to Section 17.03 such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of Section 17.03 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

      "Daily Share Amounts" means, for each Trading Day of the Conversion Reference Period and each $1,000.00 principal amount of Securities surrendered for conversion, a number of shares (but in no event less than zero) determined by the following formula:

      (Volume Weighted Average Price per                    Conversion Rate in effect
      Share of Common Stock for such Trading Day    x       on the Conversion Date*) - $1,000.00
-------------------------------------------------------------------------------------------------
                     Volume Weighted Average Price per share of Common Stock
                                     for such Trading Day x 5

      *appropriately adjusted to take into account the occurrence on or before such Trading Day of any event which would require an anti-dilution adjustment

      "Debenture Trustee" shall mean the Person identified as "Debenture Trustee" in the first paragraph hereof, and, subject to the provisions of
Article VI, shall also include its successors and assigns as Debenture Trustee hereunder.

      "Declaration" means the Amended and Restated Declaration of Trust of the Trust, dated as of June 28, 2007, as amended from time to time.

      "Default" means any event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default.

      "Defaulted Interest" shall have the meaning set forth in Section 2.10.

      "Definitive Securities" shall mean those Securities issued in fully registered certificated form not otherwise in global form.

      "Depositary" shall mean, with respect to the Securities, for which the Corporation shall determine that such Securities will be issued as a Global Security, The Depository Trust Corporation, New York, New York, another clearing agency, or any successor registered as a clearing agency under the Exchange Act or other applicable statute or regulation, which, in each case, shall be designated by the Corporation pursuant to Section 2.04(d).

      "Dissolution Event" means the liquidation of the Trust pursuant to the Declaration, and the distribution of the Securities held by the Property Trustee to the holders of the Trust Securities issued by the Trust pro rata in accordance with the Declaration.

      "Effective Date" shall have the meaning set forth in Section 17.04.

      "Event of Default" shall mean any event specified in Section 5.01, continued for the period of time, if any, and after the giving of the notice, if any, therein designated.

      "Ex-Dividend Date" shall have the meaning set forth in Section
17.03(c)(ii).

      "Ex-Dividend Time" shall have the meaning set forth in the definition of "Time of Determination".

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, or any successor legislation.

      "Exchange Agent" shall have the meaning set forth in the Declaration.

      "Exchange Cap" shall have the meaning set forth in Section 17.01(h).

      "Expiration Time" shall have the meaning set forth in Section 17.03(e).

      "Global Security" means, with respect to the Securities, a Security executed by the Corporation and delivered by the Debenture Trustee to the Depositary or pursuant to the Depositary's instruction, all in accordance with the Indenture, which shall be registered in the name of the Depositary or its nominee.

      "Indebtedness" shall mean, with respect to any Person, whether recourse is to all or a portion of the assets of the Person whether currently existing or hereafter incurred and whether or not contingent and without duplication, (i) every obligation of the Person for money borrowed (including, without limitation, repurchase agreements and reverse repurchase agreements) ; (ii) every obligation of the Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of the Person with respect to letters of credit, banker's acceptances or similar facilities issued for the account of the Person; (iv) every obligation of the Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of the Person; (vi) all obligations of the Person whether currently existing or hereafter incurred, for claims in respect of derivative products, including interest rate, foreign exchange rate and commodity forward contracts, options and swaps and similar arrangements; (vii) every obligation of the type referred to in clauses (i) through (vi) of another Person and all dividends of another Person the payment of which, in either case, the first Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor or otherwise and (viii) any renewals, extensions, refundings, amendments or modifications of any obligation of the type referred to in clauses (i) through (vii).

      "Indenture" shall mean this instrument as originally executed or, if amended as herein provided, as so amended.

      "Initial Conversion Price" shall mean 120% of the Average Closing Price minus $0.70.

      "Interest," unless otherwise stated in any applicable provision of this Indenture or the Securities, shall mean, without duplication, all interest payable hereunder on the principal at the Coupon Rate plus Liquidated Damages and Additional Sums, if any, that may be payable on the Securities pursuant to the terms of the Indenture, and other amounts payable hereunder with respect to any overdue installment of principal or Interest.

      "Interest Payment Date" shall have the meaning set forth in Section
2.05(a).

      "Investment Company Act" means the Investment Company Act of 1940 and any statute successor thereto, in such case as amended from time to time.

      "Investment Company Event" means the receipt by the Corporation and the Trust of an opinion of independent securities counsel, experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, any laws (or any regulations thereunder) of the United States or any rules, guidelines or policies of any applicable regulatory agency or authority or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of original issuance of the Preferred Securities, that the Trust is, or within ninety (90) days of the date of such opinion will be considered an "investment company" that is required to be registered under the Investment Company Act.

      "Like Amount" means (i) with respect to a redemption of the Trust Securities, Trust Securities having a liquidation amount equal to the principal amount of Securities to be paid in accordance with their terms and (ii) with respect to a distribution of Securities upon the liquidation of the Trust, Securities having a principal amount equal to the liquidation amount of the Trust Securities of the holder to whom Securities are distributed.

      "Liquidated Damages" shall mean Liquidated Damages as defined in the Registration Rights Agreement, dated as of June 28, 2007, among the Corporation, the Trust and the Purchasers named in Schedule I thereto; provided, however, that Liquidated Damages shall be due and payable only at the times, in the amounts and to the Persons as provided in the Registration Rights Agreement.

      "Make-Whole Payment Price" shall mean an amount equal to 19.50% of the principal amount of any Securities to be redeemed beginning on July 1, 2010 and thereafter shall mean an amount equal to the percentage of the principal amount of the Securities to be redeemed that is specified below for the date of redemption:

      Make-Whole Payment During the
      3-Month Period Beginning
      October 1, 2010,                       Percentage of Principal Amount
      -----------------------------          ------------------------------
      October 1, 2010                                   17.0625%
      January 1, 2011                                   14.6250%
      April 1, 2011                                     12.1875%
      July 1, 2011                                       9.7500%
      October 1, 2011                                    7.3125%
      January 1, 2012                                    4.8750%
      April 1, 2012                                      2.4375%
      July 1, 2012 and thereafter                        0.00%

      "Make-Whole Redemption Price" shall mean the sum of (i) the Redemption Price and (ii) the Make-Whole Payment Price.

      "Make-Whole Shares" shall have the meaning set forth in Section 17.04(a).

      "Market Disruption Event" means the occurrence or existence for more than one half hour period in the aggregate on any scheduled Trading Day for Common Stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the New York Stock Exchange or otherwise) in Common Stock or in any options, contracts or future contracts relating to Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.

      "Maturity Date" shall mean July 1, 2037.

      "Maximum Cash Adjusted Conversion Rate" means 65.1693 shares of Common Stock per $1,000.00 principal amount of Securities (which equates to a Conversion Price of $15.34 per share of Common Stock), subject to adjustment.

      "Maximum Conversion Rate" means 55.8594 shares of Common Stock per $1,000 principal amount of Securities (which equates to a Conversion Price of $17.90 per share of Common Stock), subject to adjustment.

      "Non-Book-Entry Preferred Securities" shall have the meaning set forth in
Section 2.04(a)(ii).

      "Officers" shall mean any of the Chairman of the Board of Directors, the Chief Executive Officer, a President, a Vice President, the Chief Financial Officer, the Comptroller or a Secretary of the Corporation.

      "Officers' Certificate" shall mean a certificate signed by two Officers and delivered to the Debenture Trustee.

      "Opinion of Counsel" shall mean a written opinion of counsel, who may be an employee of the Corporation, and who shall be reasonably acceptable to the Debenture Trustee.

      "Other Debentures" means all junior subordinated debentures issued by the Corporation from time to time and sold to trusts established or to be established by the Corporation (if any), in each case similar to the Trust.

      "Other Guarantees" means all guarantees to be issued by the Corporation with respect to preferred securities (if any) and issued to other trusts established or to be established by the Corporation (if any), in each case similar to the Trust.

      The term "outstanding" when used with reference to the Securities, shall mean, subject to the provisions of Section 7.04, as of any particular time, all Securities authenticated and delivered by the Debenture Trustee or the Authenticating Agent under this Indenture, except

      (a) Securities theretofore cancelled by the Debenture Trustee or the Authenticating Agent or delivered to the Debenture Trustee for cancellation;

      (b) Securities, or portions thereof, for the payment or redemption of which moneys in the necessary amount shall have been deposited in trust with the Debenture Trustee or with any paying agent (other than the Corporation) or shall have been set aside and segregated in trust by the Corporation (if the Corporation shall act as its own paying agent); provided that, if such Securities, or portions thereof, are to be redeemed prior to maturity thereof, notice of such redemption shall have been given as set forth in Article XIV or provision satisfactory to the Debenture Trustee shall have been made for giving such notice; and

      (c) Securities that have been paid, or in lieu of or in substitution for which other Securities shall have been authenticated and delivered pursuant to the terms of Section 2.07 unless proof satisfactory to the Corporation and the Debenture Trustee is presented that any such Securities are held by bona fide holders in due course.

      "Person" or "persons" shall mean any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity of whatever nature.

      "Post-Distribution Price" shall have the meaning set forth in Section 17.03(c)(ii).

      "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 2.07 in lieu of a lost, destroyed or stolen security shall be deemed to evidence the same debt as the lost, destroyed or stolen Security.

      "Preferred Securities" shall mean undivided beneficial interests in the assets of the Trust which are designated as "Preferred Securities" and rank pari passu with the Common Securities issued by the Trust, subject to the terms of the Declaration.

      "Principal Office of the Debenture Trustee," or other similar term, shall mean the office of the Debenture Trustee, at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware, 19890, Attn: Corporate Capital Markets - AHM Capital Trust I.

      "Property Trustee" shall have the same meaning as set forth in the Declaration.

      "Purchase Agreement" shall mean the Purchase Agreement, dated June 28, 2007, among the Corporation, the Trust and the Purchasers named in Schedule I thereto.

      "Purchased Shares" shall have the meaning set forth in Section 17.03(e).

      "Redemption Date" or "redemption date" or "date fixed for redemption," when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to this Indenture.

      "Redemption Price" shall mean an amount equal to 100% of the principal amount of Securities to be redeemed plus accrued and unpaid Interest thereon to the date of such redemption.

      "REIT Cap" shall have the meaning set forth in Section 17.01(h).

      "Remaining Shares" shall have the meaning set forth in Section 17.01(c).

      "Repurchase Date" has the meaning set forth in Section 13.01.

      "Repurchase Notice" shall have the meaning set forth in Section 13.03.

      "Repurchase Price" shall have the meaning specified in Section 13.01.

      "Repurchase Right" shall have the meaning specified in Section 13.01.

      "Required Cash Amount" shall have the meaning set forth in Section
17.01(c).

      "Responsible Officer" shall mean any officer in the Principal Office of the Debenture Trustee with direct responsibility for the administration of the Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

      "Restricted Securities" shall have the meaning set forth in Section
2.06(b).

      "Securities" or "Security" mean any debt securities or debt security, as the case may be, authenticated and delivered under this Indenture.

      "Securities Act" shall mean the Securities Act of 1933, as amended from time to time, or any successor legislation.

      "Securityholder", "holder of Securities", "Holder" or other similar terms shall mean any Person in whose name at the time a particular Security is registered on the Security Register kept by the Corporation or the Debenture Trustee for that purpose in accordance with the terms hereof.

      "Security Register" shall mean (i) prior to a Dissolution Event, the list of holders provided to the Debenture Trustee pursuant to Section 4.01, and (ii) following a Dissolution Event, any security register maintained by a security registrar for the Securities appointed by the Corporation following the execution of a supplemental indenture providing for transfer procedures as provided for in Section 2.06(a).

      "Senior Indebtedness" shall mean the principal of and any premium and interest on (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Corporation, whether or not such claim for post-petition interest is allowed in such proceeding) all Indebtedness of the Corporation, whether incurred on or prior to the date of this Indenture or thereafter incurred, unless it is provided in the instrument creating or evidencing the same or pursuant to which the same is outstanding, that such obligations are not superior in right of payment to the Securities issued under this Indenture; provided, that Senior Indebtedness shall not be deemed to include any other debt securities (and guarantees, if any), in respect of such debt securities issued to any trust other than the Trust (or a trustee of any such trust), partnership or other entity affiliated with the Corporation that is a financing vehicle of the Corporation (a "financing entity") in connection with the issuance by such financing entity of equity securities or other securities pursuant to an instrument that ranks pari passu with or junior in right of payment to this Indenture; provided further that, Senior Indebtedness shall not include debt securities (and guaranties, if any, in respect of debt securities) issued to any trust other than the Trust in connection with the issuance of any trust preferred securities.

      "Significant Subsidiary" means any subsidiary of the Corporation that satisfies the definition under Section 1-02(w) of Regulation S-X of the Securities Act.

      "Special Event" means either an Investment Company Event or a Tax Event.

      "Stock Price" shall have the meaning set forth in Section 17.04(a).

      "Subsidiary" shall mean with respect to any Person, (i) any corporation at least a majority of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries, (ii) any general partnership, joint venture or similar entity, at least a majority of whose outstanding partnership or similar interests shall at the time be owned by such Person, or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries and (iii) any limited partnership of which such Person or any of its Subsidiaries is a general partner. For the purposes of this definition, "voting stock" means shares, interests, participations or other equivalents in the equity interest (however designated) in such Person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such Person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.

      "Tax Event" means the receipt by the Corporation of an opinion of independent counsel experienced in such matters to the effect that, as a result of (a) any amendment to or change (including any announced prospective change) in the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein or (b) any judicial decision or any official administrative pronouncement or regulatory procedure, including any notice or announcement of intent to adopt any such pronouncement (including any private letter ruling, technical advice memorandum or field service advice) or procedure (an "Administrative Action"), regardless of whether such judicial decision or Administrative Action is issued to or in connection with a proceeding involving the Corporation or the Trust and whether or not subject to review or appeal, which amendment, change, judicial decision or Administrative Action is enacted, promulgated or announced, in each case, on or after the date of issuance of the Preferred Securities, there is more than an insubstantial risk that (i) the Trust is, or will be within ninety (90) days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Securities, (ii) interest payable by the Corporation on the Securities is not, or within ninety (90) days of the date of such opinion, will not be, deductible by the Corporation, in whole or in part, for United States federal income tax purposes, or (iii) the Trust is, or will be within ninety (90) days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

       "Termination of Trading" shall mean any suspension of trading in the Common Stock in excess of three (3) Trading Days or any termination of trading in the Common Stock by the Securities and Exchange Commission, the New York Stock Exchange or, if the Common Stock is no longer listed on the New York Stock Exchange, the national securities exchange then constituting the principal national securities exchange on which the Common Stock is then listed or quoted.

      "Threshold Dividend Yield" means (i) with respect to the period commencing on and including August 1, 2007 and ending on and including April 30, 2008, an annualized yield of 10%, (ii) with respect to the period commencing on and including May 1, 2008 and ending on and including October 31, 2008, an annualized yield of 7.5%, and (iii) on and after November 1, 2008, 5.25%, in each case, as determined on each Common Stock dividend payment date; the annualized yield shall equal the annualized dividend divided by the Closing Price on the Trading Day immediately preceding the Ex-Dividend Date.

      "Time of Determination" means the time and date of the earlier of (i) the determination of stockholders entitled to receive rights, warrants or options, dividends or a distribution, in each case, to which Sections 17.03(b), (c) or
(e) applies and (ii) the time ("Ex-Dividend Time") immediately prior to the commencement of "ex-dividend" trading for such rights, warrants or options or distribution on the national or regional exchange or market on which the Common Stock is then listed or quoted.

      "Trading Day" means any day on which (i) there is no Market Disruption Event and (ii) the principal national securities exchange on which the Common Stock is listed is open for trading or, if the common stock is not so listed, any Business Day. A "Trading Day" only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system.

      "Treasury Regulations" means the income tax regulations, including temporary and proposed regulations, promulgated under the Code by the United States Treasury, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

      "Trust Indenture Act" shall mean the Trust Indenture Act of 1939 as in force at the date of execution of this Indenture, except as provided in Section 9.03; provided, however, that, in the event the Trust Indenture Act is amended after such date, "Trust Indenture Act" shall mean, to the extent required by any such amendment, the Trust Indenture Act as so amended.

      "Trust Securities" shall mean the Preferred Securities and the Common Securities, collectively.

      "Trust Securities Guarantee" shall mean any guarantee that the Corporation may enter into with Wilmington Trust Company or other Persons that operates directly or indirectly for the benefit of holders of Preferred Securities and the Common Securities, if any.

      "U.S. Government Obligations" shall mean securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under clauses (i) or (ii) are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

      "Volume Weighted Average Price" means the price per share of the Common Stock on any Trading Day as displayed on Bloomberg (or any successor service) page AHM [equity] VAP in respect of the period from 9:30 a.m. to 4:00 p.m. (New York City time), on such Trading Day; or, if such price is not available, the market value per share of the Common Stock on such day as determined by a nationally recognized independent investment banking firm retained for this purpose by the Corporation.

                                   ARTICLE II
                                   SECURITIES

      SECTION 2.01. Forms Generally.

      The Securities and the Debenture Trustee's certificate of authentication shall be substantially in the form of Exhibit A, the terms of which are incorporated in and made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Corporation is subject or usage. Each Security shall be dated the date of its authentication. The Securities shall be issued in denominations of $1,000 and integral multiples thereof.

      SECTION 2.02. Execution and Authentication.

      One Officer shall sign the Securities for the Corporation by manual or facsimile signature. If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

      A Security shall not be valid until authenticated by the manual or facsimile signature of the Debenture Trustee. The signature of the Debenture Trustee shall be conclusive evidence that the Security has been authenticated under this Indenture. The form of Debenture Trustee's certificate of authentication to be borne by the Securities shall be substantially as set forth in Exhibit A hereto.

      The Debenture Trustee shall, upon a Corporation Order, authenticate for original issue up to, and the aggregate principal amount of Securities outstanding at any time may not exceed, $128,866,000 aggregate principal amount of the Securities.

      SECTION 2.03. Form and Payment.

      Except as provided in Section 2.04, the Securities shall be issued in fully registered certificated form without interest coupons. Principal of and Interest on the Securities issued in certificated form will be payable, the transfer of such Securities will be registrable and such Securities will be exchangeable for Securities bearing identical terms and provisions at the office or agency of the Corporation maintained for such purpose under Section 3.02; provided, however, that payment of Interest with respect to Securities (other than a Global Security) may be made at the option of the Corporation (i) by check mailed to the holder at such address as shall appear in the Security Register or (ii) by transfer to an account maintained by the Person entitled thereto, provided that proper transfer instructions have been received in writing by the relevant record date. Notwithstanding the foregoing, so long as the holder of any Securities is the Property Trustee, the payment of the principal of and Interest on such Securities held by the Property Trustee will be made at such place and to such account as may be designated by the Property Trustee.

      SECTION 2.04. Global Security.

      (a) In connection with a Dissolution Event,

            (i) if any Preferred Securities are held in book-entry form, a Like Amount of Definitive Securities shall be presented to the Debenture Trustee (if an arrangement with the Depositary has been maintained) by the Property Trustee in exchange for one or more Global Securities (as may be required pursuant to Section 2.06), to be registered in the name of the Depositary, or its nominee, and delivered by the Debenture Trustee to the Depositary for crediting to the accounts of its participants pursuant to the instructions of the Administrative Trustees; the Corporation upon any such presentation shall execute one or more Global Securities in such aggregate principal amount and deliver the same to the Debenture Trustee for authentication and delivery in accordance with this Indenture; and payments on the Securities issued as a Global Security will be made to the Depositary; and

            (ii) if any Preferred Securities are held in certificated form, the related Definitive Securities may be presented to the Debenture Trustee by the Property Trustee and any Preferred Security certificate which represents Preferred Securities other than Preferred Securities in book-entry form ("Non-Book-Entry Preferred Securities") will be deemed to represent beneficial interests in Securities presented to the Debenture Trustee by the Property Trustee having an aggregate principal amount equal to the aggregate liquidation amount of the Non-Book-Entry Preferred Securities until such Preferred Security certificates are presented to the security registrar for the Securities for transfer or reissuance, at which time such Preferred Security certificates will be cancelled and a Security, registered in the name of the holder of the Preferred Security certificate or the transferee of the holder of such Preferred Security certificate, as the case may be, with an aggregate principal amount equal to the aggregate liquidation amount of the Preferred Security certificate cancelled, will be executed by the Corporation and delivered to the Debenture Trustee for authentication and delivery in accordance with this Indenture. Upon the issuance of such Securities, Securities with an equivalent aggregate principal amount that were presented by the Property Trustee to the Debenture Trustee will be cancelled.

      (b) The Global Securities shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon; provided, that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, conversions and redemptions. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Debenture Trustee, in accordance with instructions given by the Corporation as required by this Section 2.04.

      (c) The Global Securities may be transferred, in whole but not in part, only to the Depositary, another nominee of the Depositary, or to a successor Depositary selected or approved by the Corporation or to a nominee of such successor Depositary.

      (d) If at any time the Depositary notifies the Corporation that it is unwilling or unable to continue as Depositary or the Depositary has ceased to be a clearing agency registered under the Exchange Act, and a successor Depositary is not appointed by the Corporation within ninety (90) days after the Corporation receives such notice or becomes aware of such condition, as the case may be, the Corporation will execute, and the Debenture Trustee, upon receipt of a Corporation Order, will authenticate and make available for delivery the Definitive Securities, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Security, in exchange for such Global Security. If there is an Event of Default, the Depositary shall have the right to exchange the Global Securities for Definitive Securities. In addition, the Corporation may at any time determine that the Securities shall no longer be represented by a Global Security. In the event of such an Event of Default or such a determination, the Corporation shall execute, and subject to Section 2.07, the Debenture Trustee, upon receipt of an Officers' Certificate evidencing such determination by the Corporation and a Corporation Order, will authenticate and make available for delivery the Definitive Securities, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Security in exchange for such Global Security. Upon the exchange of the Global Security for such Definitive Securities, in authorized denominations, the Global Security shall be cancelled by the Debenture Trustee. Such Definitive Securities issued in exchange for the Global Security shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Debenture Trustee. The Debenture Trustee shall deliver such Definitive Securities to the Depositary for delivery to the Persons in whose names such Definitive Securities are so registered.

      SECTION 2.05. Interest.

      (a) Each Security will bear interest (i) at the rate of 9.75% per annum (the "Coupon Rate") from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from June 28, 2007, until the principal thereof becomes due and payable, (ii) at the Coupon Rate on any overdue installment of Interest (to the extent that payment of such interest is enforceable under applicable law) and (iii) for any period of time during which any installment of Interest is overdue, at the Coupon Rate plus 2.00%, in every case, compounded quarterly and payable quarterly in arrears on January 1, April 1, July 1 and October 1 of each year (each, an "Interest Payment Date") commencing on October 1, 2007, except as otherwise provided in
Section 2.10, to the Person in whose name such Security or any Predecessor Security is registered, as of 5:00 p.m., New York City time on the regular record date for such interest installment, which shall be the fifteenth (15th) day of the month, whether or not a Business Day, preceding the relevant Interest Payment Date.

      (b) Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. In the event that any Interest Payment Date falls on a day that is not a Business Day, then payment of Interest payable on such date will be made on the next succeeding day which is a Business Day (and without any Interest or other payment in respect of any such delay), except that if such next succeeding Business Day falls in the next succeeding calendar year, then such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

      (c) If at any time the Trust is required to pay any taxes, duties, assessments or governmental charges of whatever nature, other than withholding taxes or backup withholding taxes, imposed by the United States, or any other taxing authority, then the Corporation will be required to pay additional amounts on the Securities. The additional amounts will be sufficient so that the net amounts received and retained by the Trust after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts the Trust would have received had no such taxes, duties, assessments or other governmental charges been imposed. The intention of this clause is that the Trust will be in the same position it would have been if it did not have to pay such taxes, duties, assessments or other charges. The amounts payable pursuant to this paragraph are referred to as "Additional Sums."

      SECTION 2.06. Transfer and Exchange.

      (a) To permit registrations of transfers, the Corporation shall execute and the Debenture Trustee shall authenticate Definitive Securities and Global Securities at the request of the security registrar for the Securities. All Definitive Securities and Global Securities issued upon any registration of transfer or exchange of Definitive Securities or Global Securities shall be the valid obligations of the Corporation, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Definitive Securities or Global Securities surrendered upon such registration of transfer or exchange.

      No service charge shall be made to a holder for any registration of transfer or exchange, but the Corporation may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

      The Corporation shall not be required to (i) issue, register the transfer of or exchange Securities during a period beginning at the opening of business fifteen (15) days before the day of mailing of a notice of redemption or any notice of selection of Securities for redemption under Article XIV hereof and ending at the close of business on the day of such mailing; or (ii) register the transfer of or exchange any Securities selected for redemption in whole or in part except, in the case of any Securities being redeemed in part, any portion thereof not to be redeemed (for the avoidance of doubt, nothing in this Section
2.06 shall affect the Corporation's obligation to comply with Section 17.01 hereof).

      Prior to due presentment for the registration of a transfer of any Security, the Debenture Trustee, the Corporation and any agent of the Debenture Trustee or the Corporation may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and Interest on such Securities, and none of the Debenture Trustee, the Corporation and any agents of the Debenture Trustee or the Corporation shall be affected by notice to the contrary.

      (b) Every Security that bears or is required under this Section 2.06(b) to bear the legend set forth in this Section 2.06(b) (together with any Common Stock issued upon conversion of the Securities and required to bear the legend set forth in Section 2.06(c), collectively, the "Restricted Securities") or
Section 2.06(c), as the case may be, shall be subject to the restrictions on transfer set forth in this Section 2.06(b) or Section 2.06(c), as the case may be, (including those set forth in the legends set forth below) unless such restrictions on transfer shall be waived by written consent of the Corporation. Such legends regarding restrictions on transfer shall not be removed from any Security unless there is delivered to the Corporation satisfactory evidence, which may include an Opinion of Counsel, as may be reasonably required to ensure that any future transfers thereof may be made without restriction under or violation of the provisions of the Securities Act and other applicable law. Upon provision of such satisfactory evidence, the Corporation shall execute and deliver to the Debenture Trustee, and the Debenture Trustee shall deliver, upon receipt of an order from the Corporation directing it to do so, a Security that does not bear the legend. The Holder of each such Restricted Security, by such Holder's acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in Sections 2.06(b) and 2.06(c), the term "transfer" encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

      Until the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision) and provided that the holder has not been an Affiliate of the Corporation at any time during the three-month period preceding such date, any certificate evidencing such Security and all Securities issued in exchange therefor or substitution thereof (other than Common Stock, if any, issued upon conversion thereof, which shall bear the legend set forth in Section 2.06(c), if applicable) shall bear a legend in substantially the following form, unless such Security has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer), or unless otherwise agreed by the Corporation in writing, with written notice thereof to the Trustee:

      THIS SECURITY AND THE SHARES OF AMERICAN HOME MORTGAGE INVESTMENT CORP. COMMON STOCK ISSUABLE UPON CONVERSION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, THE SHARES OF UNDERLYING AMERICAN HOME MORTGAGE INVESTMENT CORP. COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

      THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE"), WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH AMERICAN HOME MORTGAGE INVESTMENT CORP. OR ANY AFFILIATE OF AMERICAN HOME MORTGAGE INVESTMENT CORP. WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO AMERICAN HOME MORTGAGE INVESTMENT CORP. OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS

BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO AMERICAN HOME MORTGAGE INVESTMENT CORP.'S, AND THE DEBENTURE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE DEBENTURE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER UPON THE EARLIER OF THE TRANSFER OF THE SECURITIES EVIDENCED HEREBY PURSUANT TO CLAUSE (C) ABOVE AND THE RESALE RESTRICTION TERMINATION DATE. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE (C) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

      (c) Until the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), any stock certificate representing Common Stock issued upon conversion of such Security shall bear a legend in substantially the following form, unless such Common Stock has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or such Common Stock has been issued upon conversion of Securities that have been transferred pursuant to a registration statement that has been declared effective under the Securities Act, or unless otherwise agreed by the Corporation in writing with written notice thereof to the transfer agent:

      THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

      THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE"), WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE OF THE SECURITY UPON THE CONVERSION OF WHICH THE COMMON STOCK EVIDENCED HEREBY WAS ISSUED AND THE LAST DATE ON WHICH AMERICAN HOME MORTGAGE INVESTMENT CORP. OR ANY AFFILIATE OF AMERICAN HOME MORTGAGE INVESTMENT CORP. WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY
(A) TO AMERICAN HOME MORTGAGE INVESTMENT CORP. OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR

RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO AMERICAN HOME MORTGAGE INVESTMENT CORP.'S, AND THE TRANSFER AGENT'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRANSFER AGENT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER UPON THE EARLIER OF THE TRANSFER OF THE SECURITIES EVIDENCED HEREBY PURSUANT TO CLAUSE (C) ABOVE AND THE RESALE RESTRICTION TERMINATION DATE. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE (C) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

      (d) Every certificate representing a Security shall bear the following legend:

      "THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY ARE SUBJECT TO SIGNIFICANT RESTRICTIONS ON OWNERSHIP AND TRANSFER. EXCEPT AS OTHERWISE PROVIDED PURSUANT TO THE INDENTURE DATED JUNE 28, 2007, AS THE SAME MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, (I) NO INDIVIDUAL MAY BENEFICIALLY OWN SECURITIES IN EXCESS OF 9.8% OF THE TOTAL VALUE OF THE SECURITIES, (II) NO INDIVIDUAL MAY BENEFICIALLY OWN SHARES OF COMMON STOCK OR SECURITIES OF AMERICAN HOME MORTGAGE INVESTMENT CORP. OR ANY COMBINATION THEREOF IN EXCESS OF 6.5% OF THE MORE RESTRICTIVE OF THE TOTAL NUMBER OR VALUE OF THE OUTSTANDING SHARES OF COMMON STOCK OF AMERICAN HOME MORTGAGE INVESTMENT CORP. (TAKING INTO ACCOUNT THE COMMON STOCK INTO WHICH THE SECURITIES ARE CONVERTIBLE TO THE EXTENT PROVIDED IN CODE SECTION 544 AND THE TREASURY REGULATIONS PROMULGATED THEREUNDER), (III) NO INDIVIDUAL MAY BENEFICIALLY OWN SHARES OF EQUITY STOCK OR SECURITIES OF AMERICAN HOME MORTGAGE INVESTMENT CORP. OR ANY COMBINATION THEREOF IF IT WOULD CAUSE ANY INDIVIDUAL TO BENEFICIALLY OWN IN EXCESS OF 6.5% OF THE VALUE OF THE SHARES OF EQUITY STOCK, TREATING THE SECURITIES AS EQUITY STOCK OR, ALTERNATIVELY, TREATING THE SECURITIES AS THE COMMON STOCK INTO WHICH THEY ARE CONVERTIBLE (TO THE EXTENT PROVIDED IN

      CODE SECTION 544 AND THE TREASURY REGULATIONS PROMULGATED THEREUNDER), IF EITHER TREATMENT WOULD CAUSE THIS PROVISION TO BE VIOLATED, (IV) NO PERSON MAY BENEFICIALLY OWN SHARES OF EQUITY STOCK OR SECURITIES OF AMERICAN HOME MORTGAGE INVESTMENT CORP. OR ANY COMBINATION THEREOF IF SUCH OWNERSHIP WOULD RESULT IN AMERICAN HOME MORTGAGE INVESTMENT CORP. BEING "CLOSELY HELD" UNDER SECTION 856(h) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), AND (V) NO PERSON MAY BENEFICIALLY OWN SHARES OF EQUITY STOCK OR SECURITIES OF AMERICAN HOME MORTGAGE INVESTMENT CORP. OR ANY COMBINATION THEREOF IF SUCH OWNERSHIP WOULD CAUSE AMERICAN HOME MORTGAGE INVESTMENT CORP. TO FAIL TO QUALIFY AS A REAL ESTATE INVESTMENT TRUST UNDER THE CODE. ANY PERSON WHO ATTEMPTS OR PROPOSES TO BENEFICIALLY OWN SHARES OF EQUITY STOCK OR SECURITIES OF AMERICAN HOME MORTGAGE INVESTMENT CORP. OR ANY COMBINATION THEREOF IN EXCESS OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY AMERICAN HOME MORTGAGE INVESTMENT CORP. IN WRITING. IF AN ATTEMPT IS MADE TO VIOLATE OR THERE IS A VIOLATION OF THESE RESTRICTIONS, (A) ANY PURPORTED TRANSFER WILL BE VOID AB INITIO AND WILL NOT BE RECOGNIZED BY AMERICAN HOME MORTGAGE INVESTMENT CORP. AND
      (B) ANY PURPORTED OR ATTEMPTED BENEFICIAL OWNERSHIP OF SHARES OF EQUITY STOCK OR SECURITIES OF AMERICAN HOME MORTGAGE INVESTMENT CORP. OR ANY COMBINATION THEREOF IN VIOLATION OF THESE RESTRICTIONS, WHETHER AS A RESULT OF A TRANSFER OR NON-TRANSFER EVENT, WILL BE TRANSFERRED AUTOMATICALLY TO A SHARE TRUST AND SHALL BE DESIGNATED SHARES-IN-TRUST. ALL TERMS USED IN THIS LEGEND AND DEFINED IN AMERICAN HOME MORTGAGE INVESTMENT CORP.'S INDENTURE DATED JUNE 28, 2007, HAVE THE MEANINGS PROVIDED IN AMERICAN HOME MORTGAGE INVESTMENT CORP.'S INDENTURE DATED JUNE 28, 2007, AS THE SAME MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON OWNERSHIP AND TRANSFER, WILL BE SENT WITHOUT CHARGE TO EACH SECURITYHOLDER WHO SO REQUESTS. THIS LEGEND IS INTENDED TO PREVENT AMERICAN HOME MORTGAGE INVESTMENT CORP. FROM BEING TREATED AS CLOSELY HELD WITHIN THE MEANING OF SECTION 856(a)(6) AND
      SECTION 856(h) OF THE INTERNAL REVENUE CODE, AND SHALL BE CONSTRUED CONSISTENT WITH THIS INTENT."

      (e) Every certificate representing Common Stock issued upon conversion of such Security shall bear the following legend:

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO SIGNIFICANT RESTRICTIONS ON OWNERSHIP AND TRANSFER. EXCEPT AS OTHERWISE PROVIDED PURSUANT TO THE CHARTER OF THE

      CORPORATION, NO PERSON MAY BENEFICIALLY OWN (I) SHARES OF COMMON STOCK OF THE CORPORATION IN EXCESS OF 6.5% OF THE MORE RESTRICTIVE OF THE TOTAL NUMBER OR VALUE OF THE OUTSTANDING SHARES OF COMMON STOCK OF THE CORPORATION, (II) SHARES OF EQUITY STOCK OF THE CORPORATION IN EXCESS OF 6.5% OF THE MORE RESTRICTIVE OF THE TOTAL NUMBER OR VALUE OF THE OUTSTANDING SHARES OF EQUITY STOCK OF THE CORPORATION, (III) SHARES OF THE CORPORATION'S EQUITY STOCK IF SUCH ACQUISITION WOULD RESULT IN THE TRUST BEING "CLOSELY HELD" UNDER SECTION 856(h) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), (IV) SHARES OF THE CORPORATION'S EQUITY STOCK IF SUCH ACQUISITION WOULD RESULT IN THE EQUITY STOCK BEING BENEFICIALLY OWNED BY FEWER THAN 100 PERSONS (DETERMINED WITHOUT REFERENCE TO ANY RULES OF ATTRIBUTION UNDER THE CODE), (V) SHARES OF THE CORPORATION'S EQUITY STOCK IF SUCH ACQUISITION WOULD CAUSE THE CORPORATION TO FAIL TO QUALIFY AS A REAL ESTATE INVESTMENT TRUST UNDER THE CODE, OR
      (VI) SHARES OF THE CORPORATION'S COMMON STOCK OR EQUITY STOCK IN VIOLATION OF ANY OF THE FURTHER RESTRICTIONS SET FORTH IN THE CORPORATION'S CHARTER. ANY PERSON WHO ATTEMPTS OR PROPOSES TO BENEFICIALLY OWN SHARES OF THE CORPORATION'S COMMON STOCK OR EQUITY STOCK IN EXCESS OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE CORPORATION IN WRITING. IF AN ATTEMPT IS MADE TO VIOLATE OR THERE IS A VIOLATION OF THESE RESTRICTIONS,
      (A) ANY PURPORTED TRANSFER WILL BE VOID AB INITIO AND WILL NOT BE RECOGNIZED BY THE CORPORATION AND (B) THE SHARES OF THE CORPORATION'S COMMON STOCK OR EQUITY STOCK IN VIOLATION OF THESE RESTRICTIONS, WHETHER AS A RESULT OF A TRANSFER OR NON-TRANSFER EVENT, WILL BE TRANSFERRED AUTOMATICALLY AND BY OPERATION OF LAW TO A SHARE TRUST AND SHALL BE DESIGNATED SHARES-IN-TRUST. ALL TERMS USED IN THIS LEGEND AND DEFINED IN THE CORPORATION'S CHARTER HAVE THE MEANINGS PROVIDED IN THE CORPORATION'S CHARTER, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON OWNERSHIP AND TRANSFER, WILL BE SENT WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS."

      (f) The Securities shall be subject to the provisions of Article XVI.

      (g) The Debenture Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. The Debenture Trustee shall have no responsibility for the actions or omissions of the Depositary, or the accuracy of the books and records of the Depositary.

      SECTION 2.07. Replacement Securities.

      If any mutilated Security is surrendered to the Debenture Trustee, or the Corporation and the Debenture Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, the Corporation shall issue and the Debenture Trustee shall authenticate a replacement Security if the Debenture Trustee's and the Corporation's requirements, as the case may be, for replacements of Securities are met. An indemnity bond must be supplied by the holder that is sufficient in the judgment of the Debenture Trustee and the Corporation to protect the Corporation, the Debenture Trustee, any agent thereof or any authenticating agent from any loss that any of them may suffer if a Security is replaced. The Corporation or the Debenture Trustee may charge for its expenses in replacing a Security.

      No service charge shall be made to a holder for any registration of transfer or exchange, but the Corporation may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

      Every replacement Security is an obligation of the Corporation and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Securities duly issued hereunder.

      SECTION 2.08. Temporary Securities.

      Pending the preparation of Definitive Securities, the Corporation may execute, and upon receipt of a Corporation Order the Debenture Trustee shall authenticate and make available for delivery, temporary Securities that are printed, lithographed, typewritten, mimeographed or otherwise reproduced, in any authorized denomination, substantially of the tenor of the Definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

      If temporary Securities are issued, the Corporation shall cause Definitive Securities to be prepared without unreasonable delay. The Definitive Securities shall be printed, lithographed or engraved, or provided by any combination thereof, or in any other manner permitted by the rules and regulations of any applicable securities exchange, all as determined by the officers executing such Definitive Securities. After the preparation of Definitive Securities, the temporary Securities shall be exchangeable for Definitive Securities upon surrender of the temporary Securities at the office or agency maintained by the Corporation for such purpose pursuant to Section 3.02 hereof, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Corporation shall execute, and the Debenture Trustee, upon receipt of a Corporation Order, shall authenticate and make available for delivery, in exchange therefor the same aggregate principal amount of Definitive Securities of authorized denominations. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as Definitive Securities.

      SECTION 2.09. Cancellation.

      The Corporation at any time may deliver Securities to the Debenture Trustee for cancellation. The Debenture Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement, conversion or cancellation and shall retain or destroy cancelled Securities in accordance with its normal practices (subject to the record retention requirement of the Exchange Act) unless the Corporation directs them to be returned to it. The Corporation may not issue new Securities to replace Securities that have been redeemed, converted or paid (except to evidence any portion that has not been redeemed, converted or paid) or that have been delivered to the Debenture Trustee for cancellation.

      SECTION 2.10. Defaulted Interest.

      Any Interest on any Security that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest"), shall forthwith cease to be payable to the holder on the relevant regular record date by virtue of having been such holder; and such Defaulted Interest shall be paid by the Corporation, at its election, as provided in clause (a) or clause (b) below:

      (a) The Corporation may make payment of any Defaulted Interest on Securities to the Persons in whose names such Securities (or their respective Predecessor Securities) are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner: the Corporation shall notify the Debenture Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Security and the date of the proposed payment (which date shall be sufficiently in advance of such notice to permit the Debenture Trustee time to take the actions contemplated by this Section 2.10), and at the same time the Corporation shall deposit with the Debenture Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Debenture Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Debenture Trustee shall fix a special record date for the payment of such Defaulted Interest which shall not be more than fifteen (15) nor less than ten (10) days prior to the date of the proposed payment and not less than ten (10) days after the receipt by the Debenture Trustee of the notice of the proposed payment. The Debenture Trustee shall promptly notify the Corporation of such special record date and, in the name and at the expense of the Corporation, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first class postage prepaid, to each Securityholder at his or her address as it appears in the Security Register, not less than ten (10) days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names such Securities (or their respective Predecessor Securities) are registered on such special record date and shall be no longer payable pursuant to the following clause (b).

      (b) The Corporation may make payment of any Defaulted Interest on any Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Corporation to the Debenture Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Debenture Trustee.

      SECTION 2.11. CUSIP Numbers.

      The Corporation in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Debenture Trustee shall use "CUSIP" numbers in notices of redemption or conversion as a convenience to Securityholders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption or conversion and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption or conversion shall not be affected by any defect in or omission of such numbers. The Corporation will promptly notify the Debenture Trustee of any change in the CUSIP numbers.

      SECTION 2.12. Tax Treatment.

      Each Security issued hereunder shall provide that the Company and, by its acceptance or acquisition of a Security or a beneficial interest therein, the Holder of, and any Person that acquires a direct or indirect beneficial interest in, such Security, intend and agree to treat such Security as indebtedness of the Company for United States federal, state and local tax purposes, to treat the Trust as a grantor trust for United States federal, state and local tax purposes, and to treat the Preferred Securities (including but not limited to all payments and proceeds with respect to the Preferred Securities) as undivided beneficial ownership interests in the Securities (and payments and proceeds therefrom, respectively) for United States federal, state and local tax purposes, unless otherwise required by law. The provisions of this Indenture shall be interpreted to further this intention and agreement of the parties.

                                  ARTICLE III
                     PARTICULAR COVENANTS OF THE CORPORATION

      SECTION 3.01. Payment of Principal and Interest.

      The Corporation covenants and agrees for the benefit of the holders of the Securities that it will duly and punctually pay or cause to be paid the principal of and Interest on the Securities at the place, at the respective times and in the manner provided on the Securities and herein. Each installment of Interest on the Securities may be paid at the Corporation's option (i) by check mailed to the holder at such address as shall appear in the Security Register or (ii) by transfer to an account maintained by the Person entitled thereto, provided that proper transfer instructions have been received in writing by the relevant record date, provided, however, that interest on Global Securities shall be paid in accordance with the procedures of the Depositary.

      SECTION 3.02. Offices for Notices and Payments, Etc.

      So long as any of the Securities remain outstanding, the Corporation will maintain an office or agency where the Securities may be presented for payment, an office or agency where the Securities may be presented for registration of transfer and for exchange as in this Indenture provided and an office or agency where notices and demands to or upon the Corporation in respect of the Securities or of this Indenture may be served. The Corporation will give to the Debenture Trustee written notice of the location of any such office or agency and of any change of location thereof. Until otherwise designated from time to time by the Corporation in a notice to the Debenture Trustee, any such office or agency for all of the above purposes shall be the Principal Office of the Debenture Trustee. In case the Corporation shall fail to maintain any such office or agency, or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the Principal Office of the Debenture Trustee.

      In addition to any such office or agency, the Corporation may from time to time designate one or more offices or agencies where the Securities may be presented for payment, registration of transfer and for exchange in the manner provided in this Indenture, and the Corporation may from time to time rescind such designation, as the Corporation may deem desirable or expedient. The Corporation will give to the Debenture Trustee prompt written notice of any such designation or rescission thereof.

      SECTION 3.03. Appointments to Fill Vacancies in Debenture Trustee's
Office.

      The Corporation, whenever necessary to avoid or fill a vacancy in the office of Debenture Trustee, will appoint, in the manner provided in Section 6.10, a Debenture Trustee, so that there shall at all times be a Debenture Trustee hereunder.

      SECTION 3.04. Provision as to Paying Agent.

      (a) If the Corporation shall appoint a paying agent other than the Debenture Trustee with respect to the Securities, it will cause such paying agent to execute and deliver to the Debenture Trustee an instrument in which such agent shall agree with the Debenture Trustee, subject to the provision of this Section 3.04,

            (i) that it will hold all sums held by it as such agent for the payment of the principal of or Interest on the Securities (whether such sums have been paid to it by the Corporation or by any other obligor on the Securities) in trust for the benefit of the holders of the Securities; and

            (ii) that it will give the Debenture Trustee notice of any failure by the Corporation (or by any other obligor on the Securities) to make any payment of the principal of or Interest on the Securities when the same shall be due and payable.

      (b) If the Corporation shall act as its own paying agent, it will, on or before each due date of the principal of or Interest on the Securities, set aside, segregate and hold in trust for the benefit of the holders of the Securities a sum sufficient to pay such principal or Interest so becoming due and will notify the Debenture Trustee of any failure to take such action and of any failure by the Corporation (or by any other obligor under the Securities) to make any payment of the principal of or Interest on the Securities when the same shall become due and payable.

      (c) Anything in this Section 3.04 to the contrary notwithstanding, the Corporation may, at any time, for the purpose of obtaining a satisfaction and discharge with respect to the Securities hereunder, or for any other reason, pay or cause to be paid to the Debenture Trustee all sums held in trust for such Securities by the Debenture Trustee or any paying agent hereunder, as required by this Section 3.04, such sums to be held by the Debenture Trustee upon the trusts herein contained.

      (d) Anything in this Section 3.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 3.04 is subject to Sections 11.03 and 11.04.

      SECTION 3.05. Certificate to Debenture Trustee.

      The Corporation will deliver to the Debenture Trustee on or before one-hundred-twenty (120) days after the end of each fiscal year of the Corporation, commencing with the first fiscal year ending after the date hereof, so long as Securities are outstanding hereunder, an Officers' Certificate substantially in the form of Exhibit B attached hereto, one of the signers of which shall be the principal executive, principal financial or principal accounting officer of the Corporation, stating that in the course of the performance by the signers of their duties as officers of the Corporation they would normally have knowledge of any Default by the Corporation in the performance of any covenants contained herein, stating whether or not they have knowledge of any such Default and, if so, specifying each such Default of which the signers have knowledge and the nature thereof. For purposes of this Section 3.05, Default shall be determined without regard to any period of grace or requirement of notice provided for herein.

      The Corporation will deliver to the Debenture Trustee, within ten (10) Business Days of any Event of Default, an Officers' Certificate specifying with particularity such Event of Default and further stating what action the Corporation has taken, is taking or proposes to take with respect thereto. Any notice required to be given under this Section 3.05 shall be delivered to an officer of the Debenture Trustee at the Principal Office of the Debenture Trustee.

      SECTION 3.06. Corporate Existence.

      Subject to Article X, the Corporation shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and that of each Subsidiary and their respective rights (charter and statutory) and franchises; provided, however, that the foregoing shall not obligate the Corporation or any Subsidiary to preserve any such right or franchise if the Corporation or any Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of its business or the business of such Subsidiary.

      SECTION 3.07. Limitation on Dividends.

      The Corporation will not, and will not permit any of its Subsidiaries to,
(i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock, (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation (including Other Debentures) that rank pari passu with or junior in right of payment to the Securities or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any Subsidiary of the Corporation (including Other

Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the Securities, if at such time (1) an event has occurred that with the giving of notice or the lapse of time, or both, would constitute an Event of Default and the Corporation has not taken reasonable steps to cure the event (provided, however, in the event of a Event of Default under Section 5.01(d), the Corporation shall be entitled to declare and pay dividends on its Common Stock, but only to the extent necessary to preserve the Corporation's ability to qualify for taxation as a real estate investment trust under Sections 856 through 860 of the Code (not taking into account consent dividends pursuant to Section 565 of the Code) or (2) the Corporation shall be in default with respect to any of its obligations under the Trust Securities Guarantee. The restrictions set forth in the preceding sentence shall not, however, apply to any of the following: (a) a payment of dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of Common Stock, (b) any declaration of a dividend in connection with the implementation of, a shareholder's rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Trust Securities Guarantee, (d) a reclassification of the Corporation's capital stock or the exchange or conversion of one class or series of the Corporation's capital stock for another class or series of the Corporation's capital stock, (e) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged and (f) repurchases, redemptions or other acquisitions of shares of capital stock of the Corporation in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Corporation (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Event of Default.

      SECTION 3.08. Covenants as to AHM Capital Trust I.

      In the event Securities are issued to the Trust or a trustee of such trust in connection with the issuance of Trust Securities by the Trust, for so long as such Trust Securities remain outstanding, the Corporation: (a) will maintain 100% direct or indirect ownership of the Common Securities of the Trust; provided, however, that any successor of the Corporation, permitted pursuant to
Article X, may succeed to the Corporation's ownership of such Common Securities,
(b) will use commercially reasonable efforts to cause the Trust to remain a statutory trust, except in connection with a distribution of Securities to the holders of Trust Securities in liquidation of the Trust; (c) will not voluntarily terminate, wind-up or liquidate the Trust, except in connection with
(i) a distribution of the Securities to the holders of the Preferred Securities in liquidation of the Trust, (ii) the redemption of all of the Preferred Securities and Common Securities issued by the Trust, (iii) in connection with mergers, consolidations or amalgamations, in each case as permitted by the Declaration; (d) will use its reasonable efforts, consistent with the terms and provisions of the Declaration, to cause the Trust to remain classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes; and (e) will use its reasonable efforts to ensure that the Trust will not be an "investment company" for purposes of the Investment Company Act.

      SECTION 3.09. Payment of Expenses.

      (a) The Corporation, in its capacity as borrower with respect to the Securities, shall:

            (i) pay all costs and expenses relating to the offering, sale and issuance of the Securities and the Trust Securities, including any closing fees pursuant to the Purchase Agreement and compensation of the Debenture Trustee in accordance with the provisions of Section 6.06;

            (ii) pay all costs and expenses of the Trust (including, but not limited to, costs and expenses relating to the organization of the Trust, the offering, sale and issuance of the Trust Securities, the fees and expenses of the Property Trustee, the Delaware Trustee and the Administrative Trustees, the costs and expenses relating to the operation of the Trust, including, without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services (including, without limitation, in connection with enforcing the Trust's rights as a beneficial owner of the Securities), expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the acquisition, financing, and disposition of assets of the Trust;

            (iii) be primarily and fully liable for any indemnification obligations arising with respect to the Declaration;

            (iv) pay any and all taxes, duties, assessments and other governmental charges imposed on the Trust by the United States or any other taxing authority, other than withholding taxes and backup withholding taxes, and all liabilities, costs and expenses with respect to such taxes of the Trust; and

            (v) pay all other fees, expenses, debts and obligations (other than in respect of the Trust Securities) related to the Trust.

      (b) The Corporation acknowledges that any holder of Preferred Securities may enforce the obligations of the Corporation created under this Section 3.09 pursuant to a Direct Action by such holder against the Corporation and the Corporation hereby waives any right or remedy that it has or may have to require that a holder of the Preferred Securities take action against the Trust or any other person before proceeding against the Corporation and the Corporation hereby agrees to execute such additional agreements as may be necessary to give full effect to the agreement described in this sentence.

      SECTION 3.10. Payment Upon Resignation or Removal.

      Upon termination of this Indenture or the removal or resignation of the Debenture Trustee, unless otherwise stated, the Corporation shall pay to the Debenture Trustee all amounts accrued and owing to the Debenture Trustee to the date of such termination, removal or resignation. Upon termination of the Declaration or the removal or resignation of the Delaware Trustee or the Property Trustee, as the case may be, pursuant to Section 3.06 or 5.07 of the Declaration, the Corporation shall pay to the Delaware Trustee or the Property Trustee, as the case may be, all amounts accrued and owing to such Person to the date of such termination, removal or resignation.

                                   ARTICLE IV
                    SECURITYHOLDERS' LISTS AND REPORTS BY THE
                      CORPORATION AND THE DEBENTURE TRUSTEE

      SECTION 4.01. Securityholders' Lists.

      The Corporation covenants and agrees that it will furnish or cause to be furnished to the Debenture Trustee:

      (a) on each regular record date for the Securities, a list, in such form as the Debenture Trustee may reasonably require, of the names and addresses of the Securityholders as of such record date; and

      (b) at such other times as the Debenture Trustee may request in writing, within thirty (30) days after the receipt by the Corporation, of any such request, a list of similar form and content as of a date not more than fifteen
(15) days prior to the time such list is furnished, except that, no such lists need be furnished so long as the Debenture Trustee is in possession thereof by reason of its acting as security registrar for the Securities.

      SECTION 4.02. Preservation and Disclosure of Lists.

      (a) The Debenture Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of the Securities (1) contained in the most recent list furnished to it as provided in Section 4.01 or (2) received by it in the capacity of Securities registrar (if so acting) hereunder. The Debenture Trustee may destroy any list furnished to it as provided in Section 4.01 upon receipt of a new list so furnished.

      (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and privileges of the Debenture Trustee, shall be as provided in the Trust Indenture Act.

      (c) Each and every holder of Securities, by receiving and holding the same, agrees with the Corporation and the Debenture Trustee that neither the Corporation nor the Debenture Trustee nor any paying agent shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the holders of Securities in accordance with the provisions of
Section 4.02(b), regardless of the source from which such information was derived, and that the Debenture Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 4.02(b).

      SECTION 4.03. Reports by the Corporation.

      (a) The Corporation covenants and agrees to file with the Commission all annual reports and information, documents and other reports which the Corporation may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act within the time periods mandated thereby and by the rules and regulations of the Commission promulgated thereunder and to file the same with the Debenture Trustee, within fifteen (15) days after the date on which it shall file any such report or information with the Commission the Corporation is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as said Commission may from time to time by rules and regulations prescribe) which the Corporation may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Corporation is not required to file information, documents or reports pursuant to either of such sections, then to provide to the Debenture Trustee, such of the supplementary and periodic information, documents and reports which would have been required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.

      If the Corporation intends to file its annual and quarterly information with the Commission in electronic form pursuant to Regulation S-T of the Commission using the Commission's Electronic Data Gathering, Analysis and Retrieval ("EDGAR" system), the Corporation shall notify the Debenture Trustee in the manner prescribed herein of each such annual and quarterly filing. The Debenture Trustee is hereby authorized and directed to access the EDGAR system for purposes of retrieving the information so filed. The Debenture Trustee shall have no duty to search for or obtain any electronic or other filings that the Corporation makes with the Commission, regardless of whether such filings are periodic, supplemental or otherwise. Delivery of reports, information and documents to the Debenture Trustee pursuant to this Section 4.03 shall be solely for purposes of compliance with this Section 4.03 and, if applicable, with
Section 314(a) of the Trust Indenture Act, but shall not relieve the Corporation or the Guarantor of the requirement to deliver the information, documents and reports referred to in Section 4.03(b). The Debenture Trustee's receipt of such reports, information and documents shall not constitute notice to it of the content thereof or any matter determinable from the contents thereof, including the Corporation's compliance with any of its covenants hereunder, as to which the Debenture Trustee is entitled to rely exclusively upon Officers' Certificates.

      (b) The Corporation covenants and agrees to file with the Debenture Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by said Commission, such additional information, documents and reports with respect to compliance by the Corporation with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations.

      (c) The Corporation covenants and agrees to transmit by mail to all holders of Securities, as the names and addresses of such holders appear upon the Security Register, within thirty (30) days after the filing thereof with the Debenture Trustee, such summaries of any information, documents and reports required to be filed by the Corporation pursuant to Sections 4.03(a) and 4.03(b) as may be required by rules and regulations prescribed from time to time by the Commission.

      (d) Delivery of such reports, information and documents to the Debenture Trustee is for informational purposes only and the Debenture Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Corporation's compliance with any of its covenants hereunder (as to which the Debenture Trustee is entitled to rely exclusively on Officers' Certificates).

      SECTION 4.04. Reports by the Debenture Trustee.

      (a) The Debenture Trustee shall transmit to Securityholders such reports concerning the Debenture Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Debenture Trustee shall, within sixty (60) days after January 1 of each year following the date of this Indenture, commencing January 1, 2008, deliver to Securityholders a brief report, which complies with the provisions of such
Section 313(a).

      (b) A copy of each such report shall, at the time of such transmission to Securityholders, be filed by the Debenture Trustee with each stock exchange, if any, upon which the Securities are listed, with the Commission and with the Corporation. The Corporation will promptly notify the Debenture Trustee when the Securities are listed on any stock exchange.

                                   ARTICLE V
              REMEDIES OF THE DEBENTURE TRUSTEE AND SECURITYHOLDERS
                               ON EVENT OF DEFAULT

      SECTION 5.01. Events of Default.

      One or more of the following events of default shall constitute an Event of Default hereunder (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

      (a) default in the payment of any Interest on the Securities, whether or not such payment is prohibited by the subordination provisions of Article XV, or any Other Debentures when due, and continuance of such default for a period of thirty (30) days; or

      (b) default in the payment of any principal of the Securities (whether or not such payment is prohibited by the subordination provisions of Article XV) or any Other Debentures when due whether at maturity, upon redemption, by declaration of acceleration of maturity or otherwise; or

      (c) failure by the Corporation to satisfy its conversion obligations in accordance with the provisions of Article XVII upon exercise of a holder's conversion right; or

      (d) default in the performance, or breach, of any covenant of the Corporation in this Indenture (other than a covenant a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of thirty (30) days after there has been given, by registered or certified mail, to the Corporation by the Debenture Trustee or to the Corporation and the Debenture Trustee by the holders of at least 25% in aggregate principal amount of the outstanding Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

      (e) default under any instrument or other evidence of indebtedness of the Corporation or any subsidiary (excluding subsidiaries whose indebtedness is not guaranteed by the Corporation or otherwise secured by any of the Corporation's assets), aggregating in excess of $5,000,000 in aggregate principal amount (including, without limitation, repurchase agreements and reverse repurchase agreements), resulting in the acceleration of such indebtedness, or due to the failure to pay principal in an amount exceeding $5,000,000 in the aggregate when due whether at maturity, upon redemption, by declaration of acceleration of maturity or otherwise and such indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded, prior to the receipt of written notice of acceleration of the Securities; or

      (f) failure by the Corporation or any Subsidiary to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $5,000,000, which judgments are not paid, discharged or stayed for a period of thirty (30) days; or

      (g) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Corporation or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Corporation or any Significant Subsidiary, as the case may be, or for any substantial part of such entity's property, or ordering the winding-up or liquidation of such entity's affairs and such decree or order shall remain unstayed and in effect for a period of ninety (90) consecutive days; or

      (h) the Corporation or any Significant Subsidiary shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Corporation or any Significant Subsidiary, as the case may be, or of any substantial part of such entity's property, or shall make any general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

      (i) the voluntary or involuntary dissolution, winding-up or termination of the Trust, except in connection with (i) the distribution of the Securities to the holders of the Trust Securities in liquidation of the Trust, (ii) the redemption or conversion of all outstanding Trust Securities of the Trust and
(iii) mergers, consolidations or amalgamations in accordance with the terms and conditions set forth in Section 3.15 of the Declaration.

      If an Event of Default with respect to Securities at the time outstanding occurs and is continuing, other than an Event of Default specified under clause
(g) or (h) of this Section 5.01, then, in each and every such case, either the Debenture Trustee or the holders of not less than 25% in aggregate principal amount of the Securities then outstanding may declare the principal amount of all Securities and all accrued and unpaid Interest thereon to be due and payable immediately, by a notice in writing to the Corporation (and to the Debenture Trustee if given by the holders of the outstanding Securities), and upon any such declaration the same shall become immediately due and payable. If the Debenture Trustee or the holders of Securities do not make such a declaration, the holders of at least 25% in aggregate liquidation amount of the Preferred Securities will have such right. If an Event of Default specified under clause (g) or (h) of this Section
5.01 occurs, then, in each and every such case, the entire principal amount of the Securities and all accrued and unpaid Interest thereon shall ipso facto become immediately due and payable without further action.

      The foregoing provisions, however, are subject to the condition that if, at any time after the principal of the Securities shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, (i) the Corporation shall pay or shall deposit with the Debenture Trustee a sum sufficient to pay (A) all matured installments of Interest upon all the Securities and the principal of any and all Securities that shall have become due other than by acceleration (with interest upon such principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of Interest, at the Coupon Rate to the date of such payment or deposit) and (B) such amount as shall be sufficient to cover compensation due to the Debenture Trustee and each predecessor Debenture Trustee, their respective agents, attorneys and counsel, pursuant to Section 6.06, and (ii) any and all Events of Default under the Indenture, other than the non-payment of the principal of the Securities which shall have become due solely by such declaration of acceleration, shall have been cured, waived or otherwise remedied as provided herein, then, in every such case, the holders of a majority in aggregate principal amount of the Securities then outstanding, by written notice to the Corporation and to the Debenture Trustee, may rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or shall impair any right consequent thereon. If the Holders of the Securities fail to annul such declaration and waive such Default, the holders of a majority in aggregate liquidation amount of the Preferred Securities shall have such right.

      In case the Debenture Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Debenture Trustee, then and in every such case the Corporation, the Debenture Trustee and the holders of the Securities shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Corporation, the Debenture Trustee and the holders of the Securities shall continue as though no such proceeding had been taken.

      SECTION 5.02. Payment of Securities on Default; Suit Therefor.

      The Corporation covenants that (a) in case Default shall be made in the payment of any installment of Interest upon any of the Securities as and when the same shall become due and payable, and such Default shall have continued for a period of thirty (30) days, or (b) in case Default shall be made in the payment of the principal on any of the Securities as and when the same shall have become due and payable, whether at maturity of the Securities or upon redemption or by declaration or otherwise, then, upon demand of the Debenture Trustee, the Corporation will pay to the Debenture Trustee, for the benefit of the holders of the Securities, the whole amount that then shall have become due and payable on all such Securities for principal or

Interest or both, as the case may be, with interest upon the overdue principal (to the extent that payment of such interest is enforceable under applicable law and, if the Securities are held by the Trust or a trustee of such trust, without duplication of any other amounts paid by the Trust or a trustee in respect thereof); and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Debenture Trustee, its agents, attorneys and counsel, and any other amount due to the Debenture Trustee pursuant to Section 6.06.

      In case the Corporation shall fail forthwith to pay such amounts upon such demand, the Debenture Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Corporation or any other obligor on the Securities and collect in the manner provided by law out of the property of the Corporation or any other obligor on the Securities, wherever situated, the moneys adjudged or decreed to be payable.

      In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Corporation or any other obligor on the Securities under Title 11, United States Code, or any other applicable law, or in case a receiver or trustee shall have been appointed for the property of the Corporation or such other obligor, or in the case of any other similar judicial proceedings relative to the Corporation or other obligor upon the Securities, or to the creditors or property of the Corporation or such other obligor, the Debenture Trustee, irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Debenture Trustee shall have made any demand pursuant to the provisions of this Section 5.02, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and Interest owing and unpaid in respect of the Securities and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Debenture Trustee (including any claim for amounts due to the Debenture Trustee pursuant to Section 6.06) and of the Securityholders allowed in such judicial proceedings relative to the Corporation or any other obligor on the Securities, or to the creditors or property of the Corporation or such other obligor, unless prohibited by applicable law and regulations, to vote on behalf of the holders of the Securities in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or person performing similar functions in comparable proceedings, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute the same after the deduction of its charges and expenses; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of the Securityholders to make such payments to the Debenture Trustee, and, in the event that the Debenture Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Debenture Trustee such amounts as shall be sufficient to cover reasonable compensation to, and expenses of, the Debenture Trustee, each predecessor Debenture Trustee and their respective agents, attorneys and counsel, and all other amounts due to the Debenture Trustee pursuant to Section 6.06.

      Nothing herein contained shall be construed to authorize the Debenture Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any holder thereof or to authorize the Debenture Trustee to vote in respect of the claim of any Securityholder in any such proceeding. The Debenture Trustee shall be entitled to participate as a member of any official committee of creditors in the matters as it deems necessary or advisable.

      All rights of action and of asserting claims under this Indenture, or under any of the Securities, may be enforced by the Debenture Trustee without the possession of any of the Securities, or the production thereof on any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Debenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be for the ratable benefit of the holders of the Securities.

      In any proceedings brought by the Debenture Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Debenture Trustee shall be a party) the Debenture Trustee shall be held to represent all the holders of the Securities, and it shall not be necessary to make any holders of the Securities parties to any such proceedings.

      SECTION 5.03. Application of Moneys Collected by Debenture Trustee.

      Any moneys collected by the Debenture Trustee shall be applied in the following order, at the date or dates fixed by the Debenture Trustee for the distribution of such moneys, upon presentation of the Securities in respect of which moneys have been collected, and stamping thereon the payment, if only partially paid, and upon surrender thereof if fully paid:

      First: To the payment of costs and expenses of collection applicable to the Securities and all other amounts due to the Debenture Trustee under Section 6.06;

      Second: To the payment of all Senior Indebtedness of the Corporation if and to the extent required by Article XV;

      Third: To the payment of the amounts then due and unpaid upon Securities for principal of and Interest on the Securities, in respect of which or for the benefit of which money has been collected, ratably, without preference of priority of any kind, according to the amounts due on such Securities for principal and Interest, respectively; and

      Fourth: To the Corporation.

      SECTION 5.04. Proceedings by Securityholders.

      No holder of any Security shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless such holder previously shall have given to the Debenture Trustee written notice of an Event of Default and of the continuance thereof with respect to the Securities specifying such Event of Default, as hereinbefore provided, and unless also the holders of not less than 25% in aggregate principal amount of the Securities then outstanding shall have made written request upon the Debenture Trustee and not withdrawn such request to institute such action, suit or proceeding in its own name as Debenture Trustee hereunder and shall have offered to the Debenture Trustee such indemnity reasonably satisfactory to it as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Debenture Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action, suit or proceeding, it being understood and intended, and being expressly covenanted by the taker and holder of every Security with every other taker and holder and the Debenture Trustee, that no one or more holders of Securities shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other holder of Securities, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Securities.

      Notwithstanding any other provisions in this Indenture, however, the right of any holder of any Security to receive payment of the principal of and Interest on such Security, on or after the same shall have become due and payable, or to institute suit for the enforcement of any such payment, shall not be impaired or affected without the consent of such holder and by accepting a Security hereunder it is expressly understood, intended and covenanted by the taker and holder of every Security with every other such taker and holder and the Debenture Trustee, that no one or more holders of Securities shall have any right in any manner whatsoever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of the holders of any other Securities, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Securities. For the protection and enforcement of the provisions of this Section, each and every Securityholder and the Debenture Trustee shall be entitled to such relief as can be given either at law or in equity.

      The Corporation and the Debenture Trustee acknowledge that, pursuant to the Declaration, the holders of Preferred Securities are entitled, under the circumstances and subject to the limitations set forth therein, to commence a Direct Action with respect to any Event of Default under this Indenture and the Securities.

      SECTION 5.05. Proceedings by Debenture Trustee.

      In case an Event of Default occurs with respect to Securities and is continuing, the Debenture Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Debenture Trustee shall deem most effectual to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Debenture Trustee by this Indenture or by law.

      SECTION 5.06. Remedies Cumulative and Continuing.

      All powers and remedies given by this Article V to the Debenture Trustee or to the Securityholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any other powers and remedies available to the Debenture Trustee or the holders of the Securities, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture or otherwise established with respect to the Securities, and no delay or omission of the Debenture Trustee or of any holder of any of the Securities to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such Default or an acquiescence therein; and, subject to the provisions of Section 5.04, every power and remedy given by this Article V or by law to the Debenture Trustee or to the Securityholders may be exercised from time to time, and as often as shall be deemed expedient, by the Debenture Trustee or by the Securityholders.

      SECTION 5.07. Direction of Proceedings and Waiver of Defaults by Majority of Securityholders.

      The holders of a majority in aggregate principal amount of the Securities at the time outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Debenture Trustee, or exercising any trust or power conferred on the Debenture Trustee; provided, however, that (subject to the provisions of Section 6.01) the Debenture Trustee shall have the right to decline to follow any such direction if the Debenture Trustee shall determine that the action so directed would be unjustly prejudicial to the holders not taking part in such direction or if the Debenture Trustee being advised by counsel determines that the action or proceeding so directed may not lawfully be taken or is in conflict with the Indenture or if the Debenture Trustee in good faith by a Responsible Officer or Officers shall determine that the action or proceedings so directed would involve the Debenture Trustee in personal liability. Prior to any declaration accelerating the maturity of the Securities, the holders of a majority in aggregate principal amount of the Securities at the time outstanding may on behalf of the holders of all of the Securities waive any past Default or Event of Default and its consequences except a Default or Event of Default (a) in the payment of principal of or Interest on any of the Securities (unless such Default has been cured and a sum sufficient to pay all matured installments of Interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or (b) in respect of covenants or provisions hereof which cannot be modified or amended without the consent of the holder of each Security affected; provided, however, that if the Securities are held by the Property Trustee, such waiver or modification to such waiver shall not be effective until the holders of a majority in aggregate liquidation amount of Trust Securities shall have consented to such waiver or modification to such waiver; provided further, that where a consent under this Indenture would require the consent of holders of more than a majority of the aggregate principal amount of the Securities, such waiver shall not be effective until the holders of at least the same proportion in the aggregate stated liquidation amount of Trust Securities shall have consented to such waiver. Upon any such waiver, the Default covered thereby shall be deemed to be cured for all purposes of this Indenture and the Corporation, the Debenture Trustee and the holders of the Securities shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 5.07, said Default or Event of Default shall for all purposes of the Securities and this Indenture be deemed to have been cured and to be not continuing.

      SECTION 5.08. Notice of Defaults.

      The Debenture Trustee shall, within ninety (90) days after the occurrence of a Default with respect to the Securities actually known to a Responsible Officer of the Debenture Trustee, mail to all Securityholders, as the names and addresses of such holders appear upon the Security Register, notice of all Defaults known to the Debenture Trustee, unless such Default shall have been cured before the giving of such notice (the term "Default" for the purpose of this Section 5.08 being hereby defined to be any of the events specified in clauses (a), (b), (c), (d), (e), (f), (g), (h) and (i) of Section 5.01, not including periods of grace, if any, provided for therein, and irrespective of the giving of written notice specified in clause (d) of Section 5.01); and provided that, except in the case of Default in the payment of the principal of or Interest on any of the Securities, the Debenture Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or Responsible Officers of the Debenture Trustee in good faith determines that the withholding of such notice is in the interests of the Securityholders; and provided further that in the case of any Default of the character specified in Section 5.01(d), no such notice to Securityholders shall be given until at least sixty (60) days after the occurrence thereof, but shall be given within ninety (90) days after such occurrence.

      SECTION 5.09. Undertaking to Pay Costs.

      All parties to this Indenture agree, and each holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Debenture Trustee for any action taken or omitted by it as Debenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.09 shall not apply to any suit instituted by the Debenture Trustee, to any suit instituted by any Securityholder, or group of Securityholders or holder of Preferred Securities or group of holders of Preferred Securities, holding in the aggregate more than 10% in aggregate principal amount of the Securities or liquidation amount of the Preferred Securities, as the case may be, outstanding, or to any suit instituted by any Securityholder for the enforcement of the payment of the principal of or Interest on any Security against the Corporation on or after the same shall have become due and payable.

      SECTION 5.10. Acknowledgment of Rights.

      If an Event of Default has occurred and is continuing, the Corporation acknowledges that a registered holder of Preferred Securities may commence a Direct Action against the Corporation to compel it to make such payment to such holder of the principal of or Interest on the Securities having a principal amount equal to the aggregate liquidation amount of the

Preferred Securities of such holder on or after the respective due date specified in the securities. The Corporation may not amend this Indenture to remove this right to bring a Direct Action without the prior written consent of the registered holders of all of the Preferred Securities. Notwithstanding any payments that the Corporation makes to a holder of Preferred Securities in connection with a Direct Action, the Corporation shall remain obligated to pay the principal of and Interest on the Securities, and the Corporation shall be subrogated to the rights of the holder of the Preferred Securities, and have a right of set-off, with respect to payments on the Preferred Securities to the extent that the Corporation makes any payments to a holder of Preferred Securities in any Direct Action.

      The holders of the Preferred Securities shall not be entitled to exercise directly any remedies, other than those described in the preceding paragraph, available to Holders of the Securities, unless an event of default exists under the Declaration.

                                   ARTICLE VI
                        CONCERNING THE DEBENTURE TRUSTEE

      SECTION 6.01. Duties and Responsibilities of Debenture Trustee.

      With respect to the holders of the Securities issued hereunder, the Debenture Trustee, prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived), the Debenture Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

      No provision of this Indenture shall be construed to relieve the Debenture Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that

      (a) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred,

            (i) the duties and obligations of the Debenture Trustee shall be determined solely by the express provisions of this Indenture, and the Debenture Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Debenture Trustee; and

            (ii) in the absence of bad faith on the part of the Debenture Trustee, the Debenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Debenture Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Debenture Trustee, the Debenture Trustee shall be under a duty to examine the same to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein);

      (b) the Debenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers, unless it shall be proved that the Debenture Trustee was negligent in ascertaining the pertinent facts; and

      (c) the Debenture Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Securityholders pursuant to Section 5.07, relating to the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or exercising any trust or power conferred upon the Debenture Trustee, under this Indenture.

      None of the provisions contained in this Indenture shall require the Debenture Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if it reasonably believes that the repayment of such funds or liability is not reasonably assured to it under the terms of this Indenture or adequate indemnity against such risk is not reasonably assured to it.

      Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Debenture Trustee shall be subject to the provisions of this Section.

      SECTION 6.02. Reliance on Documents, Opinions, Etc.

      Except as otherwise provided in Section 6.01:

      (a) the Debenture Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, note, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

      (b) any request, direction, order or demand of the Corporation mentioned herein may be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Debenture Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Corporation;

      (c) the Debenture Trustee may consult with counsel of its selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

      (d) the Debenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders, pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Debenture Trustee security or indemnity reasonably satisfactory to the Debenture Trustee against the costs, expenses and liabilities which may be incurred therein or thereby;

      (e) the Debenture Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; nothing contained herein shall, however, relieve the Debenture Trustee of the obligation, upon the occurrence of an Event of Default (that has not been cured or waived), to exercise such of the rights and powers vested in it by this Indenture, and to use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

      (f) the Debenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, coupon or other paper or document, unless requested in writing to do so by the holders of a majority in aggregate principal amount of the outstanding Securities; provided, however, that if the payment within a reasonable time to the Debenture Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Debenture Trustee, not reasonably assured to the Debenture Trustee by the security afforded to it by the terms of this Indenture, the Debenture Trustee may require indemnity reasonably satisfactory to the Debenture Trustee against such expense or liability as a condition to so proceeding;

      (g) the Debenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents (including any Authenticating Agent) or attorneys, and the Debenture Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed by it with due care;

      (h) the Debenture Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Securities unless (1) such Default is a Default under Sections 5.01(a) (other than (i) a Default with respect to the payment of Liquidated Damages or Additional Sums or (ii) a Default with respect to any Other Debentures) or 5.01(b) of the Indenture, (2) a Responsible Officer shall have actual knowledge of such Default or Event of Default or (3) written notice of such Default or Event of Default shall have been given to the Debenture Trustee by the Corporation or any other obligor on the Securities or by any holder of the Securities;

      (i) the Debenture Trustee shall not be liable for any action taken, suffered or omitted by it in good faith, without negligence or willful misconduct and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

      (j) the rights, privileges, protections, immunities and benefits given to the Debenture Trustee, including without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Debenture Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder;

      (k) the Debenture Trustee may request that the Corporation deliver an Officers' Certificate setting forth the names of individuals and/or titles of Officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

      (l) the permissive rights of the Debenture Trustee to do things enumerated in this Indenture shall not be construed as duties; and

      (m) in no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon. The Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any such investment prior to its stated maturity or the failure of the party directing such investment to provide timely written investment direction. The Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of such written investment direction.

      SECTION 6.03. No Responsibility for Recitals, Etc.

      The recitals contained herein and in the Securities (except in the certificate of authentication of the Debenture Trustee or the Authenticating Agent) shall be taken as the statements of the Corporation, and the Debenture Trustee and the Authenticating Agent assume no responsibility for the correctness of the same. The Debenture Trustee and the Authenticating Agent make no representations as to the validity or sufficiency of this Indenture or of the Securities. The Debenture Trustee and the Authenticating Agent shall not be accountable for the use or application by the Corporation of any Securities or the proceeds of any Securities authenticated and delivered by the Debenture Trustee or the Authenticating Agent in conformity with the provisions of this Indenture.

      SECTION 6.04. Debenture Trustee, Authenticating Agent, Paying Agents, Transfer Agents or Registrar May Own Securities.

      The Debenture Trustee or any Authenticating Agent or any paying agent or any transfer agent or any security registrar for the Securities, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not Debenture Trustee, Authenticating Agent, paying agent, transfer agent or security registrar for the Securities.

      SECTION 6.05. Moneys to Be Held in Trust.

      Subject to the provisions of Section 11.04, all moneys received by the Debenture Trustee or any paying agent shall, until used or applied as herein provided, be held in trust for the purpose for which they were received, but need not be segregated from other funds except to the extent required by law. The Debenture Trustee and any paying agent shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Corporation. So long as no Event of Default shall have occurred and be continuing, all interest allowed on any such moneys shall be paid from time to time upon the written order of the Corporation, signed by the Chairman of the Board of Directors, the President or a Vice President or the Treasurer or an Assistant Treasurer of the Corporation.

      SECTION 6.06. Compensation and Expenses of Debenture Trustee.

      The Corporation, as issuer of Securities under this Indenture, covenants and agrees to pay to the Debenture Trustee from time to time, and the Debenture Trustee shall be entitled to, such compensation as shall be agreed to in writing between the Corporation and the Debenture

Trustee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and the Corporation will pay or reimburse the Debenture Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Debenture Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Corporation also covenants to indemnify and defend each of the Debenture Trustee (including in its individual capacity) and any predecessor Debenture Trustee (and its officers, agents, directors and employees) for, and to hold it harmless against, any and all loss, damage, claim, liability or expense including taxes (other than taxes based on the income of the Debenture Trustee) incurred without negligence or bad faith on the part of the Debenture Trustee and arising out of or in connection with the acceptance or administration of this trust, including advancement of the costs and expenses of defending itself against any claim of liability in the premises. The obligations of the Corporation under this Section
6.06 to compensate and indemnify the Debenture Trustee and to pay or reimburse the Debenture Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder. Such additional indebtedness shall be secured by a lien prior to that of the Securities upon all property and funds held or collected by the Debenture Trustee as such, except funds held in trust for the benefit of the holders of particular Securities.

      When the Debenture Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.01(g) or Section 5.01(h), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

      The provisions of this Section shall survive the resignation or removal of the Debenture Trustee and the termination of this Indenture.

      SECTION 6.07. Officers' Certificate as Evidence.

      Except as otherwise provided in Sections 6.01 and 6.02, whenever in the administration of the provisions of this Indenture the Debenture Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof is herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Debenture Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Debenture Trustee, and such certificate, in the absence of negligence or bad faith on the part of the Debenture Trustee, shall be full warrant to the Debenture Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.

      SECTION 6.08. Conflicting Interest of Debenture Trustee.

      If the Debenture Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Debenture Trustee and the Corporation shall in all respects comply with the provisions of
Section 310(b) of the Trust Indenture Act.

      SECTION 6.09. Eligibility of Debenture Trustee.

      The Debenture Trustee hereunder shall at all times be a Person organized and doing business under the laws of the United States of America or any state or territory thereof or the District of Columbia, or a Person permitted to act as trustee by the Commission authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 50 million U.S. dollars ($50,000,000) and subject to supervision or examination by federal, state, territorial, or District of Columbia authority. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 6.09 the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

      The Corporation may not, nor may any Person directly or indirectly controlling, controlled by, or under common control with the Corporation, serve as Debenture Trustee.

      In case at any time the Debenture Trustee shall cease to be eligible in accordance with the provisions of this Section 6.09, the Debenture Trustee shall resign immediately in the manner and with the effect specified in Section 6.10.

      SECTION 6.10. Resignation or Removal of Debenture Trustee.

      (a) The Debenture Trustee, or any trustee or trustees hereafter appointed, may at any time resign by giving written notice of such resignation to the Corporation and by mailing notice thereof to the holders of the Securities at their addresses as they shall appear on the Security Register. Upon receiving such notice of resignation, the Corporation shall promptly appoint a successor trustee or trustees by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Debenture Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within sixty (60) days after the mailing of such notice of resignation to the affected Securityholders, the resigning Debenture Trustee, at the expense of the Corporation, may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Securityholder who has been a bona fide holder of a Security for at least six months may, subject to the provisions of Section 5.09, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

      (b) In case at any time any of the following shall occur:

            (i) the Debenture Trustee shall fail to comply with the provisions of Section 6.08 after written request therefor by the Corporation or by any Securityholder who has been a bona fide holder of a Security or Securities for at least six months, or

            (ii) the Debenture Trustee shall cease to be eligible in accordance with the provisions of Section 6.09 and shall fail to resign after written request therefor by the Corporation or by any such Securityholder, or

            (iii) the Debenture Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Debenture Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Debenture Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Corporation may remove the Debenture Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Debenture Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 5.09, any Securityholder who has been a bona fide holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Debenture Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Debenture Trustee and appoint a successor trustee.

      (c) The holders of a majority in aggregate principal amount of the Securities at the time outstanding may at any time following an Event of Default remove the Debenture Trustee and nominate a successor trustee, which shall be deemed appointed as successor trustee unless within ten (10) days after such nomination the Corporation objects thereto, or if no successor trustee shall have been so appointed and shall have accepted appointment within thirty (30) days after such removal, in which case the Debenture Trustee so removed or any Securityholder, upon the terms and conditions and otherwise as in Section 6.10(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

      (d) Any resignation or removal of the Debenture Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 6.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 6.11.

      (e) Notwithstanding replacement of the Debenture Trustee pursuant to this
Section 6.10, the Corporation's obligations under Section 6.06 shall continue for the benefit of the retiring Debenture Trustee.

      SECTION 6.11. Acceptance by Successor Debenture Trustee.

      Any successor trustee appointed as provided in Section 6.10 shall execute, acknowledge and deliver to the Corporation and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the retiring trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Corporation or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 6.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act and shall duly assign, transfer and deliver to such successor trustee all property and money held by such retiring trustee thereunder. Upon request of any such successor trustee, the Corporation shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 6.06.

      No successor trustee shall accept appointment as provided in this Section
6.11 unless at the time of such acceptance such successor trustee shall be qualified under the provisions of Section 6.08 and eligible under the provisions of Section 6.09.

      Upon acceptance of appointment by a successor trustee as provided in this
Section 6.11, the Corporation shall mail notice of the succession of such trustee hereunder to the holders of Securities at their addresses as they shall appear on the Security Register. If the Corporation fails to mail such notice within ten (10) days after the acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Corporation.

      SECTION 6.12. Succession by Merger, Etc.

      Any Person into which the Debenture Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Debenture Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Debenture Trustee, shall be the successor of the Debenture Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto.

      In case at the time such successor to the Debenture Trustee shall succeed to the trusts created by this Indenture any Securities shall have been authenticated but not delivered, any such successor to the Debenture Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Debenture Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which the Securities or this Indenture elsewhere provides that the certificate of the Debenture Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Debenture Trustee or authenticate Securities in the name of any predecessor Debenture Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

      SECTION 6.13. Limitation on Rights of Debenture Trustee as a Creditor.

      The Debenture Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship described in Section 311(b) of the Trust Indenture Act. A Debenture Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent included therein.

      SECTION 6.14. Co-trustees and Separate Trustees.

      At any time or times, at the expense of the Corporation and for the purpose of meeting the legal requirements of any applicable jurisdiction, the Corporation and the Debenture Trustee shall have power to appoint, and, upon the written request of the Debenture Trustee or of the holders of at least 25% in principal amount of the Securities then outstanding, the Corporation shall for such purpose join with the Debenture Trustee in the execution and delivery of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Debenture Trustee, or to act as separate trustee, jointly with the Debenture Trustee, or to act as separate trustee, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons, in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section. If the Corporation does not join in such appointment within fifteen (15) days after the receipt by it of a request so to do, or if an Event of Default shall have occurred and be continuing, the Debenture Trustee alone shall have power to make such appointment.

      Should any written instrument or instruments from the Corporation be required by any co-trustee or separate trustee so appointed to more fully confirm to such co-trustee or separate trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Corporation.

      Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following conditions:

      (a) the Securities shall be authenticated and delivered, and all rights, powers, duties and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Debenture Trustee hereunder, shall be exercised solely, by the Debenture Trustee;

      (b) the rights, powers, duties and obligations hereby conferred or imposed upon the Debenture Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed either by the Debenture Trustee or by the Debenture Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Debenture Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee;

      (c) the Debenture Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Corporation, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section, and, if an Event of Default shall have occurred and be continuing, the Debenture Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Corporation. Upon the written request of the Debenture Trustee, the Corporation shall join with the Debenture Trustee in the execution and delivery of all instruments and agreements, necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section;

      (d) no co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Debenture Trustee, or any other such trustee hereunder; and

      (e) any notice from the holders of Securities delivered to the Debenture Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.

      SECTION 6.15. Authenticating Agents.

      There may be one or more Authenticating Agents appointed by the Debenture Trustee upon the request of the Corporation with power to act on its behalf and subject to its direction in the authentication and delivery of Securities issued upon exchange or transfer thereof as fully to all intents and purposes as though any such Authenticating Agent had been expressly authorized to authenticate and deliver Securities; provided that the Debenture Trustee shall have no liability to the Corporation for any acts or omissions of the Authenticating Agent with respect to the authentication and delivery of Securities. Any such Authenticating Agent shall at all times be a corporation organized and doing business under the laws of the United States or of any state or territory thereof or of the District of Columbia authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of at least $50,000,000 and being subject to supervision or examination by federal, state, territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually pursuant to law or the requirements of such authority, then for the purposes of this Section 6.15 the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect herein specified in this Section.

      Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, if such successor corporation is otherwise eligible under this
Section 6.15 without the execution or filing of any paper or any further act on the part of the parties hereto or such Authenticating Agent.

      Any Authenticating Agent may at any time resign by giving written notice of resignation to the Debenture Trustee and to the Corporation. The Debenture Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Corporation. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible under this Section 6.15, the Debenture Trustee may, and upon the request of the Corporation shall, promptly appoint a successor Authenticating Agent eligible under this Section 6.15, shall give written notice of such appointment to the Corporation and the Corporation shall mail notice of such appointment to all Securityholders as the names and addresses of such holders appear on the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein.

      The Corporation, as borrower, agrees to pay to any Authenticating Agent from time to time reasonable compensation for its services. Any Authenticating Agent shall have no responsibility or liability for any action taken by it as such in accordance with the directions of the Debenture Trustee.

                                  ARTICLE VII
                         CONCERNING THE SECURITYHOLDERS

      SECTION 7.01. Action by Securityholders. Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Securities may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action the holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by such Securityholders in person or by agent or proxy appointed in writing, or (b) by the record of such holders of Securities voting in favor thereof at any meeting of such Securityholders duly called and held in accordance with the provisions of Article VIII, or (c) by a combination of such instrument or instruments and any such record of such a meeting of such Securityholders.

      If the Corporation shall solicit from the Securityholders any request, demand, authorization, direction, notice, consent, waiver or other action, the Corporation may, at its option, as evidenced by an Officers' Certificate, fix in advance a record date for the determination of Securityholders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other action, but the Corporation shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action may be given before or after the record date, but only the Securityholders of record at the close of business on the record date shall be deemed to be Securityholders for the purposes of determining whether Securityholders of the requisite proportion of outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other action, and for that purpose the outstanding Securities shall be computed as of the record date; provided, however, that no such authorization, agreement or consent by such Securityholders on the record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

      SECTION 7.02. Proof of Execution by Securityholders.

      Subject to the provisions of Section 6.01, 6.02 and 8.05, proof of the execution of any instrument by a Securityholder or his agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Debenture Trustee or in such manner as shall be satisfactory to the Debenture Trustee. The ownership of Securities shall be proved by the Security Register or by a certificate of the security registrar for the Securities. The Debenture Trustee may require such additional proof of any matter referred to in this Section 7.02 as it shall deem necessary.

      The record of any Securityholders' meeting shall be proved in the manner provided in Section 8.06.

      SECTION 7.03. Who Are Deemed Absolute Owners.

      Prior to due presentment for registration of transfer of any Security, the Corporation, the Debenture Trustee, any Authenticating Agent, any paying agent, any transfer agent and any security registrar for the Securities may deem the person in whose name such Security shall be registered upon the Security Register to be, and may treat him as, the absolute owner of such Security (whether or not such Security shall be overdue) for the purpose of receiving payment of or on account of the principal of and (subject to Section 2.05) Interest on such Security and for all other purposes; and neither the Corporation nor the Debenture Trustee nor any Authenticating Agent nor any paying agent nor any transfer agent nor any security registrar for the Securities shall be affected by any notice to the contrary. All such payments so made to any holder for the time being or upon his order shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Security.

      SECTION 7.04. Securities Owned by Corporation Deemed Not Outstanding.

      In determining whether the holders of the requisite aggregate principal amount of Securities have concurred in any direction, consent or waiver under this Indenture, Securities which are owned by the Corporation or any other obligor on the Securities or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Corporation or any other obligor on the Securities shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Debenture Trustee shall be protected in relying on any such direction, consent or waiver, only Securities which a Responsible Officer of the Debenture Trustee actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this Section 7.04 if the pledgee shall establish to the satisfaction of the Debenture Trustee the pledgee's right to vote such Securities and that the pledgee is not the Corporation or any such other obligor or Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Corporation or any such other obligor. In the case of a dispute as to such right, any decision by the Debenture Trustee taken upon the advice of counsel shall be full protection to the Debenture Trustee.

      SECTION 7.05. Revocation of Consents; Future Holders Bound.

      At any time prior to (but not after) the evidencing to the Debenture Trustee, as provided in Section 7.01, of the taking of any action by the holders of the percentage in aggregate principal amount of the Securities specified in this Indenture in connection with such action, any holder of a Security (or any Security issued in whole or in part in exchange or substitution therefor), subject to Section 7.01, the serial number of which is shown by the evidence to be included in the group of Securities the holders of which have consented to such action may, by filing written notice with the Debenture Trustee at its principal office and upon proof of holding as provided in Section 7.02, revoke such action so far as concerns such Security (or so far as concerns the principal amount represented by any exchanged or substituted Security). Except as aforesaid any such action taken by the holder of any Security shall be conclusive and binding upon such holder and upon all future holders and owners of such Security, and of any Security issued in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon such Security or any Security issued in exchange or substitution therefor.

                                  ARTICLE VIII
                            SECURITYHOLDERS' MEETINGS

      SECTION 8.01. Purposes of Meetings.

      A meeting of Securityholders may be called at any time and from time to time pursuant to the provisions of this Article VIII for any of the following purposes:

      (a) to give any notice to the Corporation or to the Debenture Trustee, or to give any directions to the Debenture Trustee, or to consent to the waiving of any Default hereunder and its consequences, or to take any other action authorized to be taken by Securityholders pursuant to any of the provisions of
Article V;

      (b) to remove the Debenture Trustee and nominate a successor trustee pursuant to the provisions of Article VI;

      (c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 9.02; or

      (d) to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of such Securities under any other provision of this Indenture or under applicable law.

      SECTION 8.02. Call of Meetings by Debenture Trustee.

      The Debenture Trustee may at any time call a meeting of Securityholders to take any action specified in Section 8.01, to be held at such time and at such place in New York, New York, as the Debenture Trustee shall determine. Notice of every meeting of the Securityholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed to holders of Securities at their addresses as they shall appear on the Securities Register. Such notice shall be mailed not less than twenty (20) nor more than sixty (60) days prior to the date fixed for the meeting.

      SECTION 8.03. Call of Meetings by Corporation or Securityholders.

      In case at any time the Corporation, pursuant to a resolution of the Board of Directors, or the holders of at least 25% in aggregate principal amount of the Securities then outstanding, shall have requested the Debenture Trustee to call a meeting of Securityholders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Debenture Trustee shall not have mailed the notice of such meeting within twenty
(20) days after receipt of such request, then the Corporation or such Securityholders may determine the time and the place in New York, New York for such meeting and may call such meeting to take any action authorized in Section 8.01, by mailing notice thereof as provided in Section 8.02.

      SECTION 8.04. Qualifications for Voting.

      To be entitled to vote at any meeting of Securityholders a Person shall
(a) be a holder of one or more Securities or (b) be a Person appointed by an instrument in writing as proxy by a holder of one or more Securities. The only Persons who shall be entitled to be present or to speak at any meeting of Securityholders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Debenture Trustee and its counsel and any representatives of the Corporation and its counsel.

      SECTION 8.05. Regulations.

      Notwithstanding any other provisions of this Indenture, the Debenture Trustee may make such reasonable regulations as it may deem advisable for any meeting of Securityholders, in regard to proof of the holding of Securities and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

      The Debenture Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Corporation or by Securityholders as provided in Section 8.03, in which case the Corporation or the Securityholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by majority vote of the meeting.

      Subject to the provisions of Section 8.04, at any meeting each holder of Securities or proxy therefor shall be entitled to one vote for each $1,000.00 principal amount of Securities held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Securities held by him or instruments in writing as aforesaid duly designating him as the person to vote on behalf of other Securityholders. Any meeting of Securityholders duly called pursuant to the provisions of Section
8.02 or 8.03 may be adjourned from time to time by a majority of those present, and the meeting may be held as so adjourned without further notice.

      SECTION 8.06. Voting.

      The vote upon any resolution submitted to any meeting of holders of Securities shall be by written ballots on which shall be subscribed the signatures of such holders or of their representatives by proxy and the serial number or numbers of the Securities held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in triplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Securityholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 8.02. The record shall show the serial numbers of the Securities voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Corporation and the other to the Debenture Trustee to be preserved by the Debenture Trustee, the latter to have attached thereto the ballots voted at the meeting.

      Any record so signed and verified shall be conclusive evidence of the matters therein stated.

                                   ARTICLE IX
                                   AMENDMENTS

      SECTION 9.01. Without Consent of Securityholders.

      The Corporation, when authorized by a Board Resolution, and the Debenture Trustee may from time to time and at any time amend the Indenture, without the consent of the Securityholders, for one or more of the following purposes:

      (a) to evidence the succession of another Person to the Corporation, or successive successions, and the assumption by the successor Person of the covenants, agreements and obligations of the Corporation pursuant to Article X;

      (b) to add additional Events of Default or to add to the covenants of the Corporation such further covenants, restrictions or conditions for the protection of the Securityholders as the Board of Directors and the Debenture Trustee shall consider to be for the protection of the Securityholders, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions or conditions a Default or an Event of Default permitting the enforcement of all or any of the remedies provided in this Indenture as herein set forth; provided, however, that in respect of any such additional covenant, restriction or condition such amendment may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Debenture Trustee upon such default;

      (c) to provide for the issuance under this Indenture of Securities in coupon form (including Securities registrable as to principal only) and to provide for exchangeability of such Securities with the Securities issued hereunder in fully registered form and to make all appropriate changes for such purpose;

      (d) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under this Indenture;

      (e) to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the Securities;

      (f) to make provision for transfer procedures, certification, book-entry provisions and all other matters required pursuant to Section 2.07 or otherwise necessary, desirable or appropriate in connection with the issuance of Securities to holders of Preferred Securities in the event of a distribution of Securities by the Trust following a Dissolution Event;

      (g) to qualify or maintain qualification of this Indenture under the Trust Indenture Act; or

      (h) to modify, eliminate or add to any provisions of the Indenture or the Securities to such extent as shall be necessary to ensure that the Securities are treated as indebtedness of the Company for United States federal, state and local tax purposes, the Trust is treated as a grantor trust for United States federal, state and local tax purposes, and the Preferred Securities (including but not limited to all payments and proceeds with respect to the Preferred Securities) are treated as undivided beneficial ownership interests in the Securities (and payments and proceeds therefrom, respectively) for United States federal, state and local tax purposes;

      (i) to ensure that the Trust is not required to register as an investment company under the Investment Company Act; or

      (j) to make any change that does not adversely affect the rights of any Securityholder in any material respect;

provided that any such amendment does not materially adversely affect the interests of Securityholders or cause the Trust to be treated other than as a grantor trust for United States federal income tax purposes.

      The Debenture Trustee is hereby authorized to join with the Corporation in the execution of any supplemental indenture to effect such amendment, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Debenture Trustee shall not be obligated to, but may in its discretion, enter into any such supplemental indenture which affects the Debenture Trustee's own rights, duties, privileges or immunities under this Indenture or otherwise.

      Any amendment to the Indenture authorized by the provisions of this
Section 9.01 may be executed by the Corporation and the Debenture Trustee without the consent of the holders of any of the Securities at the time outstanding, notwithstanding any of the provisions of Section 9.02.

      SECTION 9.02. With Consent of Securityholders.

      With the consent (evidenced as provided in Section 7.01) of the holders of a majority in aggregate principal amount of the Securities at the time outstanding, the Corporation, when authorized by a Board Resolution, and the Debenture Trustee may from time to time and at any time amend the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the holders of the Securities; provided, however, that no such amendment shall, without the consent of the holders of each Security then outstanding and affected thereby (i) change the

Maturity Date of any Security, or reduce the principal amount of, or any installment of principal of or Interest on the Securities; (ii) reduce the rate or extend the time of payment of Interest; (iii) change any of the provisions of
Article XIV relating to redemption; (iv) change the Conversion Rate except as provided in Section 17.03 and Section 17.04 with respect to adjustment of the Conversion Rate, or otherwise change the right to convert the Securities in each case, in a manner that would be adverse to Securityholders; (v) make the principal of, or Interest payment on, the Securities payable in any coin or currency other than that provided herein; (vi) change any obligation of the Corporation to maintain an office or agency in the places and for the purposes required by the Indenture or change the place of payment where the Securities or any Interest payment thereon is payable; (vii) impair or affect the right of any holder of Securities to institute suit for the payment of the Securities as provided herein; (viii) reduce the percentage of the principal amount of the Securities required to consent to modify or amend the Indenture or for any waiver of compliance with provisions of the Indenture as stated herein or for waiver of Defaults as stated herein; (ix) make any change adverse to a Holder with respect to the subordination provisions of Article XV; or (x) modify any of the foregoing provisions; provided, however, that if the Securities are held by the Trust, no such modification or amendment referred to in clauses (i) through
(x) shall be effective until the holders of not less than a majority of the aggregate liquidation amount of the Trust Securities shall have consented to such modification or amendment; and provided further, however, that where a consent under the Indenture would require the consent of Securityholders of more than a majority of the principal amount of the Securities, such modification or amendment shall not be effective until the holders of at least the same proportion in aggregate stated liquidation amount of the Trust Securities shall have consented to such modification or amendment.

      Upon the request of the Corporation accompanied by a copy of a resolution of the Board of Directors certified by its secretary or assistant secretary authorizing the execution of any supplemental indenture effecting such amendment, and upon the filing with the Debenture Trustee of evidence of the consent of Securityholders as aforesaid, the Debenture Trustee shall join with the Corporation in the execution of such supplemental indenture unless such supplemental indenture affects the Debenture Trustee's own rights, duties, privileges or immunities under this Indenture or otherwise, in which case the Debenture Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

      Promptly after the execution by the Corporation and the Debenture Trustee of any supplemental indenture pursuant to the provisions of this Section, the Debenture Trustee, at the expense of the Corporation, shall transmit by mail, first-class postage prepaid, a notice, prepared by the Corporation, setting forth in general terms the substance of such supplemental indenture, to the Securityholders as their names and addresses appear upon the Security Register. Any failure of the Debenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

      It shall not be necessary for the consent of the Securityholders under this Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

      SECTION 9.03. Compliance with Trust Indenture Act; Effect of Supplemental Indentures.

      Any supplemental indenture executed pursuant to the provisions of this
Article IX shall comply with the Trust Indenture Act to the extent required by law. Upon the execution of any supplemental indenture pursuant to the provisions of this Article IX, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties, privileges and immunities under this Indenture of the Debenture Trustee, the Corporation and the holders of Securities shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

      SECTION 9.04. Notation on Securities.

      Securities authenticated and delivered after the execution of any supplemental indenture affecting such Securities pursuant to the provisions of this Article IX may bear a notation in form approved by the Debenture Trustee as to any matter provided for in such supplemental indenture. If the Corporation or the Debenture Trustee shall so determine, new Securities so modified as to conform, in the opinion of the Debenture Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may be prepared and executed by the Corporation, authenticated by the Debenture Trustee or the Authenticating Agent and delivered in exchange for the Securities then outstanding.

      SECTION 9.05. Evidence of Compliance of Supplemental Indenture to Be Furnished to Debenture Trustee.

      The Debenture Trustee, subject to the provisions of Sections 6.01 and 6.02, may receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article IX.

                                   ARTICLE X
                CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

      SECTION 10.01. Corporation May Consolidate, Etc., on Certain Terms.

      The Corporation may not consolidate with or merge into any other Person or convey, transfer or lease all or substantially all of its assets to any Person, and no Person may consolidate with or merge into the Corporation or convey, transfer or lease all or substantially all of its assets to the Corporation, unless:

            (1) the Corporation is the surviving Person, or the Person formed by or surviving any such consolidation or merger (if other than the Corporation) or to which such sale, conveyance, transfer or lease of property is made is a Person organized and existing under the laws of the United States or any State thereof or the District of Columbia;

            (2) upon any such consolidation, merger, sale, conveyance, transfer or lease, the due and punctual payment of the principal of and Interest on the Securities according to their tenor and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be kept or performed by the Corporation shall be expressly assumed, by supplemental indenture (which shall conform to the provisions of the Trust Indenture Act as then in effect) satisfactory in form to the Debenture Trustee executed and delivered to the Debenture Trustee by the Person formed by such consolidation, or into which the Corporation shall have been merged, or by the Person which shall have acquired such property or assets, as the case may be; and

            (3) immediately after giving effect to such consolidation, merger, sale, conveyance, transfer or lease, no Default or Event of Default shall exist.

      SECTION 10.02. Successor Corporation to Be Substituted for Corporation.

      In case of any such consolidation, merger, conveyance or transfer and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Debenture Trustee and satisfactory in form to the Debenture Trustee, of the obligation of due and punctual payment of the principal of and Interest on all of the Securities and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed or observed by the Corporation, such successor Person shall succeed to and be substituted for the Corporation, with the same effect as if it had been named herein as the party of the first part, and the Corporation thereupon shall be relieved of any further liability or obligation hereunder or upon the Securities. Such successor Person thereupon may cause to be signed, and may issue either in its own name or in the name of American Home Mortgage Investment Corp., any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Corporation and delivered to the Debenture Trustee or the Authenticating Agent; and, upon the order of such successor Person instead of the Corporation and subject to all the terms, conditions and limitations in this Indenture prescribed, the Debenture Trustee or the Authenticating Agent shall authenticate and deliver any Securities which previously shall have been signed and delivered by the officers of the Corporation to the Debenture Trustee or the Authenticating Agent for authentication, and any Securities which such successor Person thereafter shall cause to be signed and delivered to the Debenture Trustee or the Authenticating Agent for that purpose. All the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.

      SECTION 10.03. Opinion of Counsel to Be Given to Debenture Trustee.

      The Debenture Trustee, subject to the provisions of Sections 6.01 and 6.02, may receive an Opinion of Counsel as conclusive evidence that any consolidation, merger, sale, conveyance, transfer or lease, and any assumption, permitted or required by the terms of this Article X complies with the provisions of this Article X.

                                   ARTICLE XI
                     SATISFACTION AND DISCHARGE OF INDENTURE

      SECTION 11.01. Discharge of Indenture.

      When (a) the Corporation shall deliver to the Debenture Trustee for cancellation all Securities theretofore authenticated (other than any Securities which shall have been destroyed, lost or stolen and which shall have been replaced as provided in Section 2.07) and not theretofore cancelled, or (b) all the Securities not theretofore cancelled or delivered to the Debenture Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Debenture Trustee for the giving of notice of redemption, and the Corporation shall deposit with the Debenture Trustee, in trust, funds sufficient to pay on the Maturity Date or upon redemption all of the Securities (other than any Securities which shall have been destroyed, lost or stolen and which shall have been replaced as provided in
Section 2.07) not theretofore cancelled or delivered to the Debenture Trustee for cancellation, including principal and Interest due or to become due to the Maturity Date or redemption date, as the case may be, but excluding, however, the amount of any moneys for the payment of principal of or Interest on the Securities (1) theretofore repaid to the Corporation in accordance with the provisions of Section 11.04, or (2) paid to any State or to the District of Columbia pursuant to its unclaimed property or similar laws, and if in either case the Corporation shall also pay or cause to be paid all other sums payable hereunder by the Corporation, then this Indenture shall cease to be of further effect except for the provisions of Sections 2.02, 2.03, 2.04, 2.06, 2.07, 2.10, 2.11, 3.01, 3.02, 3.04, 4.01, 4.02, 5.02, 5.04, 6.05, 6.06, 6.10 and 11.04 and
Articles XIII-XVII, which shall survive until such Securities shall mature and be paid. Thereafter, Sections 6.06, 6.10 and 11.04 shall survive, and the Debenture Trustee, on demand of the Corporation accompanied by any Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Corporation, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture; the Corporation, however, hereby agrees to reimburse the Debenture Trustee for any costs or expenses thereafter reasonably and properly incurred by the Debenture Trustee in connection with this Indenture or the Securities.

      SECTION 11.02. Deposited Moneys and U.S. Government Obligations to Be Held in Trust by Debenture Trustee.

      Subject to the provisions of Section 11.04, all moneys and U.S. Government Obligations deposited with the Debenture Trustee pursuant to Sections 11.01 shall be held in trust and applied by it to the payment, either directly or through any paying agent (including the Corporation if acting as its own paying agent), to the holders of the particular Securities for the payment of which such moneys or U.S. Government Obligations have been deposited with the Debenture Trustee, of all sums due and to become due thereon for principal and Interest.

      SECTION 11.03. Paying Agent to Repay Moneys Held.

      Upon the satisfaction and discharge of this Indenture all moneys then held by any paying agent of the Securities (other than the Debenture Trustee) shall, upon written demand of the

Corporation, be repaid to it or paid to the Debenture Trustee, and thereupon such paying agent shall be released from all further liability with respect to such moneys.

      SECTION 11.04. Return of Unclaimed Moneys.

      Any moneys deposited with or paid to the Debenture Trustee or any paying agent for payment of the principal of or Interest on Securities and not applied but remaining unclaimed by the holders of Securities for two years after the date upon which the principal of or Interest on such Securities, as the case may be, shall have become due and payable, shall be repaid to the Corporation by the Debenture Trustee or such paying agent on written demand; and the holder of any of the Securities shall thereafter look only to the Corporation for any payment which such holder may be entitled to collect and all liability of the Debenture Trustee or such paying agent with respect to such moneys shall thereupon cease.

                                  ARTICLE XII
                    IMMUNITY OF INCORPORATORS, STOCKHOLDERS,
                             OFFICERS AND DIRECTORS

      SECTION 12.01. Indenture and Securities Solely Corporate Obligations.

      No recourse for the payment of the principal of or Interest on any Security, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Corporation in this Indenture, or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Corporation or of any successor Person to the Corporation, either directly or through the Corporation or any successor Person to the Corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Securities.

                                  ARTICLE XIII
                        PURCHASE AT THE OPTION OF HOLDER
                             UPON CHANGE IN CONTROL
                            OR TERMINATION OF TRADING

      SECTION 13.01. Repurchase Right.

      In the event that a Change in Control or a Termination of Trading shall occur while any of the Securities are outstanding, each Holder shall have the right (the "Repurchase Right"), at the Holder's option to require the Corporation to repurchase, and upon the exercise of such right the Corporation shall repurchase, all of such Holder's Securities not theretofore called for redemption, or any portion of the principal amount thereof that is equal to $1,000.00 or any integral multiple thereof (provided that no single Security may be repurchased in part unless the portion of the principal amount of such Security to be outstanding after such repurchase is equal to $1,000.00 or integral multiples thereof), on the date (the "Repurchase Date") that is thirty
(30) days after the Change in Control Effective Date or thirty (30) days after the first date on which such Termination of Trading shall have occurred at a purchase price (the "Repurchase Price") equal to 100% of the principal amount of the Securities to be repurchased, plus accrued and unpaid Interest to, but excluding, the date of repurchase.

      SECTION 13.02. Notices, Method of Exercised Repurchase Right.

      As promptly as practicable following either (i) the date the Corporation publicly announces a Change in Control or (ii) the date on which a Termination of Trading occurs, but, in the case of a Change in Control, not less than twenty
(20) Business Days prior to the anticipated effective date of such Change in Control, the Corporation shall give to all Holders of Securities notice of the Change in Control transaction or the Termination of Trading and of the Repurchase Right set forth herein arising as a result thereof (the "Company Notice"). The Corporation shall also deliver a copy of such notice to the Debenture Trustee, in its capacity as such and as Property Trustee. Each notice of a Repurchase Right shall state:

            (i) a brief description of the event or events constituting the Change in Control or the Termination of Trading and the Repurchase Date;

            (ii) the date by which the Repurchase Right must be exercised, which shall be the second (2nd) Business Day prior to the Repurchase Date;

            (iii) the Repurchase Price;

            (iv) a description of the procedure which a Holder must follow to exercise a Repurchase Right, and the place or places where such Securities, are to be surrendered for payment of the Repurchase Price and accrued and unpaid Interest, if any;

            (v) that on the Repurchase Date the Repurchase Price and accrued and unpaid Interest, if any, will become due and payable upon each such Security designated by the Holder to be repurchased, and that Interest thereon shall cease to accrue on and after said date;

            (vi) the Conversion Rate then in effect and the place where such Securities may be surrendered for conversion;

            (vii) the Securities as to which a Repurchase Notice has been given may not thereafter be converted;

            (viii) the place or places where such Securities, together with the Repurchase Notice are to be delivered for payment of the Repurchase Price and accrued and unpaid Interest, if any;

            (ix) whether, in the case of a Change in Control, the Conversion Rate will be increased by a number of Make-Whole Shares upon conversion in accordance with the provisions of Section 17.04; and

            (x) whether, in the case of a Change in Control, the Corporation has determined to exercise its irrevocable Change in Control redemption right pursuant to

      Section 14.01(b), and, if it has, the Redemption Price and the Change in Control Redemption Premium.

      No failure of the Corporation to give the foregoing notices or defect therein shall limit any Holder's right to exercise a Repurchase Right or affect the validity of the proceedings for the repurchase of Securities.

      SECTION 13.03. Repurchase Date; Exercise of Right.

      (a) To exercise the repurchase right set forth in this Article XIII in respect of all or a portion of the Securities, the Securityholder thereof shall deliver to the Corporation and Debenture Trustee, no later than the second (2nd) Business Day prior to the Repurchase Date, a notice substantially in the form set forth on the reverse of the form of Security attached as Exhibit A hereto (the "Repurchase Notice") setting forth the principal amount of Securities to be repurchased and, if such Securities are in certificated form, surrender to the Debenture Trustee the Securities to be repurchased, duly endorsed or assigned to the Corporation or in blank. In addition, a holder of Preferred Securities may exercise its right under the Trust Agreement to exchange such Preferred Securities for Securities which shall be repurchased by the Corporation by delivering to the Exchange Agent a Notice of Repurchase Election (as such term is defined in the Declaration) setting forth the information required thereby and directing the Exchange Agent (i) to exchange such Preferred Security for a portion of the Securities held by the Trust (at an exchange rate of $1,000.00 principal amount of Securities for each Preferred Security), and (ii) to immediately require the Corporation to repurchase such Securities on the Repurchase Date, on behalf of such holder of Preferred Securities pursuant to this Article XIII and, if such Preferred Securities are in certificated form, surrendering such Preferred Securities, duly endorsed or assigned to the Corporation or in blank. So long as any Preferred Securities are outstanding, the Trust shall not exercise the Repurchase Right in respect of any Securities except pursuant to a Notice of Repurchase Election delivered to the Exchange Agent by a holder of Preferred Securities.

      (b) In the event a Repurchase Right shall be exercised in accordance with the terms hereof, the Corporation shall pay or cause to be paid to the Debenture Trustee the Repurchase Price in cash, as provided above, for payment to the Holder on the Repurchase Date, payable in cash with respect to the Securities as to which the Repurchase Right has been exercised.

      (c) If any Security (or portion thereof) surrendered for repurchase shall not be so paid on the Repurchase Date, the principal amount of such Security (or portion thereof, as the case may be) shall, until paid, bear Interest to the extent permitted by applicable law from the Repurchase Date at the rate of Interest on the Security.

            Any Security which is to be repurchased only in part shall be surrendered to the Debenture Trustee (with, if the Corporation or the Debenture Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Corporation and the Debenture Trustee duly executed by the Holder thereof or his attorney duly authorized in writing), and the Corporation shall execute, and the Debenture Trustee shall authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Security so surrendered.

      The Corporation shall comply with the requirements of the Securities Exchange Act of 1934 and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Securities as a result of a Change in Control or Termination of Trading.

                                  ARTICLE XIV
                            REDEMPTION OF SECURITIES

      SECTION 14.01. Special Event Redemption and Change in Control Redemption.

      (a) If a Special Event has occurred and is continuing, the Corporation shall have the right, at any time following the occurrence of such Special Event, upon (i) not less than forty-five (45) days written notice to the Debenture Trustee and (ii) not less than thirty (30) days nor more than sixty
(60) days written notice to the Securityholders, to redeem the Securities, in whole (but not in part), at the Redemption Price. The Redemption Price shall be paid prior to 1:00 p.m., New York City time, on the date of such redemption or such earlier time as the Corporation determines, provided that the Corporation shall deposit with the Debenture Trustee an amount sufficient to pay the Redemption Price by 10:00 a.m., New York City time, on the date such Redemption Price is to be paid.

      (b) If the Corporation has announced a Change in Control (for purposes of this Section 14.01 only, the exception from the definition of the term Change in Control contained in Section 17.04(c)(ii) shall not apply), the Corporation shall have the irrevocable right to redeem the Securities, in whole (but not in part), at the greater of: (x) the Redemption Price plus the Change in Control Redemption Premium, or (y) an amount equal to the number of shares of Common Stock that would be issued if such Securities were converted on the Change in Control Effective Date at the then prevailing Conversion Rate multiplied by the Stock Price plus the Change in Control Redemption Premium. Amounts payable pursuant to this Section 14.01(b) shall be paid prior to 1:00 p.m., New York City time, on the fifth (5th) Business Day following the Change in Control Effective Date or such earlier time as the Corporation determines, provided that the Corporation shall deposit with the Debenture Trustee an amount sufficient to pay the amount owing under this section by 10:00 a.m., New York City time, on the date such amount is to be paid.

      SECTION 14.02. Optional Redemption by Corporation.

      (a) Subject to Section 14.01, the Securities shall not be redeemable at the option of the Corporation prior to July 1, 2010. The Corporation shall have the right to redeem the Securities, in whole or in part, on one or more occasions at any time on or after July 1, 2010, at the Make-Whole Redemption Price, if the average Closing Price per share of Common Stock for the ten (10) consecutive Trading Days ending on the Trading Day prior to the mailing of the notice of redemption exceeds 130% of the then prevailing Conversion Price. On and after July 1,

2012, the Corporation shall have the right to redeem the Securities, in whole or in part, at the Redemption Price.

      (b) If the Securities are only partially redeemed pursuant to this Section 14.02, the Securities to be redeemed shall be selected on a pro rata basis not more than sixty (60) days prior to the date fixed for redemption from the outstanding Securities not previously called for redemption, provided, however, that with respect to Securityholders that would be required to hold Securities with an aggregate principal amount of less than $5,000 but more than an aggregate principal amount of zero as a result of such pro rata redemption, the Corporation shall redeem Securities of each such Securityholder so that after such redemption such Securityholder shall hold Securities either with an aggregate principal amount of at least $5,000 or such Securityholder no longer holds any Securities, and shall use such method (including, without limitation, by lot) as the Corporation shall deem fair and appropriate, provided further that any such proration may be made on the basis of the aggregate principal amount of Securities held by each Securityholder and may be made by making such adjustments as the Corporation deems fair and appropriate in order that only Securities in denominations of $1,000.00 or integral multiples thereof shall be redeemed. The Make-Whole Redemption Price or the Redemption Price, as the case may be, shall be paid prior to 1:00 p.m., New York City time, on the date of such redemption or at such earlier time as the Corporation determines, provided that the Corporation shall deposit with the Debenture Trustee an amount sufficient to pay the Make-Whole Redemption Price or the Redemption Price, as the case may be, by 10:00 a.m., New York City time, on the date such Make-Whole Redemption Price or the Redemption Price, as the case may be, is to be paid.

      SECTION 14.03. No Sinking Fund.

      The Securities are not entitled to the benefit of any sinking fund.

      SECTION 14.04. Notice of Redemption; Selection of Securities.

      In case the Corporation shall desire to exercise the right to redeem all, or, as the case may be, any part of the Securities in accordance with their terms, it shall fix a date for redemption and shall mail a notice of such redemption at least thirty (30) and not more than sixty (60) days prior to the date fixed for redemption to the holders of Securities to be so redeemed as a whole or in part at their last addresses as the same appear on the Security Register. For purposes of the calculation of the date of redemption and the dates on which notices are given pursuant to this Section 14.04, a redemption notice shall be deemed to be given on the day such notice is first mailed by first-class mail, postage prepaid, to holders. The notice if mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the holder of any Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.

      Each such notice of redemption shall specify the CUSIP number of the Securities to be redeemed, the date fixed for redemption, the price at which the Securities are to be redeemed (or the method by which such price is to be calculated), the place or places of payment that payment will be made upon presentation and surrender of the Securities, that Interest accrued to the date fixed for redemption will be paid as specified in said notice, that on and after said date Interest thereon or on the portions thereof to be redeemed will cease to accrue, the then-current Conversion Price, the name and address of the paying agent and the Conversion Agent, that the Securities called for redemption may be converted at any time before 5:00 p.m. New York City time on the Business Day immediately preceding the redemption date and that Securityholders who wish to convert Securities must satisfy the requirements in the Indenture and the Securities. If less than all the Securities are to be redeemed, the notice of redemption shall specify the amount of the Securities to be redeemed. In case any Security is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Security, a new Security or Securities in principal amount equal to the portion thereof that has not been redeemed will be issued.

      By 10:00 a.m. New York City time on the redemption date specified in the notice of redemption given as provided in this Section, the Corporation will deposit with the Debenture Trustee or with one or more paying agents an amount of money sufficient to redeem on the redemption date all the Securities so called for redemption at the appropriate Redemption Price or Make-Whole Redemption Price, as the case may be.

      The Corporation will give the Debenture Trustee notice not less than thirty (30) days prior to the redemption date as to the aggregate principal amount of Securities to be redeemed and the Debenture Trustee shall select, in such manner as in its sole discretion it shall deem appropriate and fair, the Securities or portions thereof (in integral multiples of $1,000.00, except as otherwise set forth in the applicable form of Security) to be redeemed.

      SECTION 14.05. Payment of Securities Called for Redemption.

      If notice of redemption has been given to Securityholders as provided in
Section 14.04, the Securities or portions of Securities with respect to which such notice has been given shall become due and payable on the date and at the place or places stated in such notice at the Redemption Price or Make-Whole Redemption Price, as the case may be (subject to the rights of holders of Securities at the close of business on a regular record date to receive Interest in respect of an Interest Payment Date occurring on or prior to the Redemption
Date), and on and after said date (unless the Corporation shall default in the payment of such Securities at the Redemption Price or Make-Whole Redemption Price, as the case may be) Interest on the Securities or portions of Securities so called for redemption shall cease to accrue. On presentation and surrender of such Securities at a place of payment specified in said notice, the said Securities or the specified portions thereof shall be paid and redeemed by the Corporation at the Redemption Price or Make-Whole Redemption Price, as the case may be (subject to the rights of holders of Securities at the close of business on a regular record date to receive Interest in respect of an Interest Payment Date occurring on or prior to the Redemption Date).

      Upon presentation of any Security redeemed in part only, the Corporation shall execute and the Debenture Trustee shall authenticate and make available for delivery to the holder thereof, at the expense of the Corporation, a new Security or Securities of authorized denominations, in principal amount equal to the portion of the Security so presented that has not been redeemed.

      If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal of and any premium on such Security shall, until paid, bear Interest from the Redemption Date at the rate prescribed therefor in the Security.

      SECTION 14.06. Conversion Arrangement on Call for Redemption.

      In connection with any redemption of Securities, the Corporation may arrange for the purchase and conversion of any Securities by an agreement with one or more investment bankers or other purchasers to purchase such Securities by paying to the Trustee in trust for the Holders, on or before the Redemption Date, an amount not less than the applicable Redemption Price or Make-Whole Redemption Price, as the case may be, of such Securities. Notwithstanding anything to the contrary contained in this Article XIV, the obligation of the Corporation to pay the Redemption Price or Make-Whole Redemption Price, as the case may be, of such Securities shall be deemed to be satisfied and discharged only to the extent such amount is so paid by such purchasers. If such an agreement is entered into, a copy of which shall be filed with the Trustee prior to the Redemption Date, any Securities not duly surrendered for conversion by the Holders thereof, may, at the option of the Corporation, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in Article XVII) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the Redemption Date (and the right to convert any such Securities shall be deemed to have been extended through such time), subject to payment of the above amount as aforesaid. At the written direction of the Corporation, the Debenture Trustee shall hold and dispose of any such amount paid to it in the same manner as it would monies deposited with it by the Corporation for the redemption of Securities. Without the Debenture Trustee's prior written consent, no arrangement between the Corporation and such purchasers for the purchase and conversion of any Securities shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Debenture Trustee as set forth in this Indenture, and the Corporation agrees to indemnify the Debenture Trustee from, and hold it harmless against, any and all loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Securities between the Corporation and such purchasers, including advancement of the costs and expenses incurred by the Debenture Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture. Nothing in the preceding sentence shall be deemed to limit the rights, privileges, immunities and protections afforded to the Debenture Trustee in Article VI. Nothing in this Section 14.06 shall affect the right of the Holders to receive the full Redemption Price or Make-Whole Redemption Price, as the case may be, on the Redemption Date.

                                   ARTICLE XV
                           SUBORDINATION OF SECURITIES

      SECTION 15.01. Securities Subordinate to Senior Indebtedness of the Corporation.

      The Corporation covenants and agrees, and each Holder of a Security, by its acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article XV, the payment of the principal of and any premium and Interest on each and all of the Securities are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness of the Corporation. No provision of this Article XV shall prevent the occurrence of any Default or Event of Default hereunder.

      SECTION 15.02. No Payment When Senior Indebtedness of the Corporation in Default; Payment Over of Proceeds Upon Dissolution, Etc.

(a) In the event and during the continuation of any default by the Corporation in the payment of any principal of or any premium or interest on any Senior Indebtedness of the Corporation (following any grace period, if applicable) when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration of acceleration or otherwise, then, upon written notice of such default to the Corporation by the holders of such Senior Indebtedness of the Corporation or any trustee therefor, unless and until such default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) shall be made or agreed to be made on account of the principal of or any Interest on any of the Securities or any obligations of the Corporation ranking on a parity with the Securities unless the Securities participate on a pro rata basis, or in respect of any redemption, repayment, retirement, purchase or other acquisition of any of the Securities or any obligations of the Corporation ranking on a parity with the Securities unless the Securities participate on a pro rata basis.

(b) In the event of a bankruptcy, insolvency or other proceeding described in clause (g) or (h) of the definition of Event of Default (each such event, if any, herein sometimes referred to as a "Proceeding"), all Senior Indebtedness of the Corporation (including any interest thereon accruing after the commencement of any such proceedings) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made to any Holder of any of the Securities on account thereof. Any payment or distribution, whether in cash, securities or other property (other than securities of the Corporation or any other entity provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in these subordination provisions with respect to the indebtedness evidenced by the Securities, to the payment of all Senior Indebtedness of the Corporation at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), which would otherwise (but for these subordination provisions) be payable or deliverable in respect of the Securities shall be paid or delivered directly to the holders of Senior Indebtedness of the Corporation in accordance with the priorities then existing among such holders until all Senior Indebtedness of the Corporation (including any interest thereon accruing after the commencement of any Proceeding) shall have been paid in full.

(c) In the event of any Proceeding, after payment in full of all sums owing with respect to Senior Indebtedness of the Corporation, the Holders of the Securities, together with the holders of any obligations of the Corporation ranking on a parity with the Securities, shall be entitled to be paid from the remaining assets of the Corporation the amounts at the time due and owing on account of unpaid principal of and Interest on the Securities and such other obligations before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock or any obligations of the Corporation ranking junior to the Securities and such other obligations. If, notwithstanding the foregoing, any payment or distribution of any character or any security, whether in cash, securities or other property (other than securities of the Corporation or any other entity provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in these subordination provisions with respect to the indebtedness evidenced by the Securities, to the payment of all Senior Indebtedness of the Corporation at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment) shall be received by the Debenture Trustee or any Holder in contravention of any of the terms hereof and before all Senior Indebtedness of the Corporation shall have been paid in full, such payment or distribution or security shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the Senior Indebtedness of the Corporation at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness of the Corporation remaining unpaid, to the extent necessary to pay all such Senior Indebtedness of the Corporation (including any interest thereon accruing after the commencement of any Proceeding) in full. In the event of the failure of the Debenture Trustee or any Holder to endorse or assign any such payment, distribution or security, each holder of Senior Indebtedness of the Corporation is hereby irrevocably authorized to endorse or assign the same.

(d) The Debenture Trustee and the Holders, at the expense of the Corporation, shall take such reasonable action (including the delivery of this Indenture to an agent for any holders of Senior Indebtedness of the Corporation or consent to the filing of a financing statement with respect hereto) as may, in the opinion of counsel designated by the holders of a majority in principal amount of the Senior Indebtedness of the Corporation at the time outstanding, be necessary or appropriate to assure the effectiveness of the subordination effected by these provisions.

(e) The provisions of this Section 15.02 shall not impair any rights, interests, remedies or powers of any secured creditor of the Corporation in respect of any security interest the creation of which is not prohibited by the provisions of this Indenture.

(f) The securing of any obligations of the Corporation, otherwise ranking on a parity with the Securities or ranking junior to the Securities, shall not be deemed to prevent such obligations from constituting, respectively, obligations ranking on a parity with the Securities or ranking junior to the Securities.

      SECTION 15.03. Payment Permitted if No Default.

      Nothing contained in this Article XV or elsewhere in this Indenture or in any of the Securities shall prevent (a) the Corporation, at any time, except during the pendency of the conditions described in paragraph (a) of Section
15.02 or of any Proceeding referred to in Section 15.02, from making payments at any time of principal of or Interest on the Securities or (b) the application by the Debenture Trustee of any moneys deposited with it hereunder to the payment of or on account of the principal of and Interest on the Securities or the retention of such payment by the Holders, if, at the time of such application by the Debenture Trustee, it did not have knowledge (in accordance with Section 15.08) that such payment would have been prohibited by the provisions of this
Article XV.

      SECTION 15.04. Subrogation to Rights of Holders of Senior Indebtedness of the Corporation.

Subject to the payment in full of all amounts due or to become due on all Senior Indebtedness of the Corporation, or the provision for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Indebtedness of the Corporation, the Holders of the Securities shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness of the Corporation pursuant to the provisions of this
Article XV (equally and ratably with the holders of all indebtedness of the Corporation that by its express terms is subordinated to Senior Indebtedness of the Corporation to substantially the same extent as the Securities are subordinated to the Senior Indebtedness of the Corporation and is entitled to like rights of subrogation by reason of any payments or distributions made to holders of such Senior Indebtedness of the Corporation) to the rights of the holders of such Senior Indebtedness of the Corporation to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness of the Corporation until the principal of and Interest on the Securities shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of the Corporation of any cash, property or securities to which the Holders of the Securities or the Debenture Trustee would be entitled except for the provisions of this Article XV, and no payments made pursuant to the provisions of this Article XV to the holders of Senior Indebtedness of the Corporation by Holders of the Securities or the Debenture Trustee, shall, as among the Corporation, its creditors other than holders of Senior Indebtedness of the Corporation, and the Holders of the Securities, be deemed to be a payment or distribution by the Corporation to or on account of the Senior Indebtedness of the Corporation.

      SECTION 15.05. Provisions Solely to Define Relative Rights.

      The provisions of this Article XV are intended solely for the purpose of defining the relative rights of the Holders of the Securities on the one hand and the holders of Senior Indebtedness of the Corporation on the other hand. Nothing contained in this Article XV or elsewhere in this Indenture or in the Securities is intended to or shall (a) impair, as between the Corporation and the Holders of the Securities, the obligations of the Corporation, which are absolute and unconditional, to pay to the Holders of the Securities the principal of and Interest on the Securities as and when the same shall become due and payable in accordance with their terms, (b) affect the relative rights against the Corporation of the Holders of the Securities and creditors of the Corporation other than their rights in relation to the holders of Senior Indebtedness of the Corporation or (c) prevent the Debenture Trustee or the Holder of any Security (or to the extent expressly provided herein, the holder of any Preferred Security) from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, including filing and voting claims in any Proceeding, subject to the rights, if any, under this Article XV of the holders of Senior Indebtedness of the Corporation to receive cash, property and securities otherwise payable or deliverable to the Debenture Trustee or such Holder.

      SECTION 15.06. Debenture Trustee to Effectuate Subordination.

      The Each Holder of a Security by his or her acceptance thereof authorizes and directs the Debenture Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination provided in this Article XV and appoints the Debenture Trustee his or her attorney-in-fact for any and all such purposes.

      SECTION 15.07. No Waiver of Subordination Provisions.

(a) No right of any present or future holder of any Senior Indebtedness of the Corporation to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Corporation or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Corporation with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof that any such holder may have or be otherwise charged with.

(b) Without in any way limiting the generality of paragraph (a) of this Section 15.07, the holders of Senior Indebtedness of the Corporation may, at any time and from to time, without the consent of or notice to the Debenture Trustee or the Holders of the Securities, without incurring responsibility to such Holders of the Securities and without impairing or releasing the subordination provided in this Article XV or the obligations hereunder of such Holders of the Securities to the holders of Senior Indebtedness of the Corporation, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness of the Corporation, or otherwise amend or supplement in any manner Senior Indebtedness of the Corporation or any instrument evidencing the same or any agreement under which Senior Indebtedness of the Corporation is outstanding, (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness of the Corporation, (iii) release any Person liable in any manner for the payment of Senior Indebtedness of the Corporation and (iv) exercise or refrain from exercising any rights against the Corporation and any other Person.

      SECTION 15.08. Notice to Debenture Trustee.

(a) The Corporation shall give prompt written notice to a Responsible Officer of the Debenture Trustee of any fact known to the Corporation that would prohibit the making of any payment to or by the Debenture Trustee in respect of the Securities. Notwithstanding the provisions of this Article XV or any other provision of this Indenture, the Debenture Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment to or by the Debenture Trustee in respect of the Securities, unless and until a Responsible Officer of the Debenture Trustee shall have received written notice thereof from the Corporation or a holder of Senior Indebtedness of the Corporation or from any trustee, agent or representative therefor; and before the receipt of any such written notice, the Debenture Trustee, subject to the provisions of Article VI of this Indenture, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Debenture Trustee shall not have received the notice provided for in this Section 15.08 at least two Business Days prior to the date upon which by the terms hereof any monies may become payable for any purpose (including, the payment of the principal of and Interest on any Security), then, anything herein contained to the contrary notwithstanding, the Debenture Trustee shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received and shall not be affected by any notice to the contrary that may be received by it within two Business Days prior to such date.

(b) The Debenture Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or herself to be a holder of Senior Indebtedness of the Corporation (or a trustee, agent, representative or attorney-in-fact therefor) to establish that such notice has been given by a holder of Senior Indebtedness of the Corporation (or a trustee, agent, representative or attorney-in-fact therefor). In the event that the Debenture Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of the Corporation to participate in any payment or distribution pursuant to this Article XV, the Debenture Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Debenture Trustee as to the amount of Senior Indebtedness of the Corporation held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article XV, and if such evidence is not furnished, the Debenture Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

      SECTION 15.09. Reliance on Judicial Order or Certificate of Liquidating Agent.

      Upon any payment or distribution of assets of the Corporation referred to in this Article XV, the Debenture Trustee and the Holders of the Securities shall be entitled to conclusively rely upon any order or decree entered by any court of competent jurisdiction in which such Proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Debenture Trustee or to the Holders of Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness of the Corporation and other indebtedness of the Corporation, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XV.

      SECTION 15.10. Debenture Trustee Not Fiduciary for Holders of Senior Indebtedness of the Corporation.

      The Debenture Trustee, in its capacity as trustee under this Indenture, shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of the Corporation and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Corporation or to any other Person cash, property or securities to which any holders of Senior Indebtedness of the Corporation shall be entitled by virtue of this Article XV or otherwise. With respect to the holders of Senior Indebtedness of the Corporation, the Debenture Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article XV, and no implied covenants or obligations with respect to the holders of such Senior Indebtedness shall be read into this Indenture against the Debenture Trustee.

      Nothing in this Article XV shall apply to claims of, or payments to, the Debenture Trustee under or pursuant to Section 6.06.

      SECTION 15.11. Rights of Debenture Trustee as Holder of Senior Indebtedness of the Corporation; Preservation of Debenture Trustee's Rights.

      The Debenture Trustee in its individual capacity shall be entitled to all the rights set forth in this Article XV with respect to any Senior Indebtedness of the Corporation that may at any time be held by it, to the same extent as any other holder of Senior Indebtedness of the Corporation, and nothing in this Indenture shall deprive the Debenture Trustee of any of its rights as such holder.

      SECTION 15.12. Article Applicable to Paying Agents.

      If at any time any paying agent other than the Debenture Trustee shall have been appointed by the Corporation and be then acting hereunder, the term "Debenture Trustee" as used in this Article XV shall in such case (unless the context otherwise requires) be construed as extending to and including such paying agent within its meaning as fully for all intents and purposes as if such paying agent were named in this Article XV in addition to or in place of the Debenture Trustee; provided, that Sections 15.08 and 15.11 shall not apply to the Corporation or any Affiliate of the Corporation if the Corporation or such Affiliate acts as paying agent.

                                   ARTICLE XVI
                        CERTAIN RESTRICTIONS ON TRANSFER

      SECTION 16.01 RESTRICTIONS AND LIMITATIONS ON OWNERSHIP OF THE SECURITIES AND EQUITY STOCK OF THE CORPORATION; REIT PROVISIONS.

      Until the Restriction Termination Date, the Securities shall be subject to the following limitations on ownership, unless the Corporation at the direction of its Board of Directors waives the limitation. Any violation of this section shall be treated as a violation of the Ownership Limit for Equity Stock and Securities in American Home Mortgage Investment Corp.'s Charter and this Indenture, respectively, and, as provided below, the affected Equity Stock and/or Securities shall be transferred automatically to a Share Trust and designated as Shares-in-Trust:

      (a) Definitions. Capitalized terms used in this Article 16 (even if otherwise defined in this Indenture) shall have the following meanings:

      "Acquire" shall mean the acquisition of Beneficial Ownership of Equity Stock or Securities whether by a Transfer, Non-Transfer Event or by any other means, including, without limitation, acquisition pursuant to the acquisition or exercise of any option, warrant, pledge or other security interest or similar right to acquire Equity Stock or Securities, but shall not include the acquisition of any such rights unless, as a result, the acquiror would be considered a Beneficial Owner, as defined below. "Acquisition" shall have the correlative meaning.

      "Beneficial Ownership" shall mean ownership of Equity Stock or Securities by a Person who would be treated as an owner of such Equity Stock or Securities either directly or indirectly under Section 542(a)(2) of the Code, taking into account, for this purpose, constructive ownership determined under Section 544 of the Code, as modified by Sections 856(h)(1)(B) and

856(h)(3)(A) of the Code and determined without regard to whether such ownership has the effect of meeting the stock ownership requirement of Section 542(a)(2) of the Code. The terms "Beneficial Owner," "Beneficially Own" and "Beneficially Owned" shall have the correlative meanings.

      "Common Stock", for purposes of this Article XVI, shall mean the common stock, par value $0.01 per share of the Corporation, taking into account any shares of Common Stock issuable upon conversion of the Securities on an as-converted basis.

      "Charitable Beneficiary" shall mean, with respect to any Share Trust, one or more organizations described in each of Section 170(b)(1)(A) (other than clauses (vii) or (viii) thereof) and Section 170(c)(2) of the Code that are named by the Corporation as the beneficiary or beneficiaries of such Share Trust, in accordance with the provisions of Section 16.02(a).

      "Code" for purposes of this Article XVI, shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor statute thereto, as interpreted by the applicable regulations thereunder. Any reference in this Article XVI to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

      "Equity Stock" shall mean the Common Stock and the Preferred Stock collectively.

      "Excepted Holder" shall mean a Securityholder of the Corporation for whom an Excepted Holder Limit is created by the Board of Directors pursuant to or as contemplated by Section 16.01(f).

      "Excepted Holder Limit" shall mean, provided that the affected Excepted Holder agrees to comply with any requirements established by the Board of Directors pursuant to or as contemplated by Section 16.01(f), as applicable to such Excepted Holder, the ownership limit with respect to the Common Stock, Equity Stock, or Securities (or any combination of the foregoing) of the Corporation established by the Board of Directors with respect to such Excepted Holder, pursuant to or as contemplated by Section 16.01(f). The Excepted Holder Limit, unless and insofar as may otherwise be provided upon the establishment thereof, shall apply to an Excepted Holder in lieu of the Ownership Limit, and the Excepted Holder Limit may be made applicable to any or all of the Common Stock, the Equity Stock or the Securities (or any combination thereof).

      "Individual" shall mean a human being.

      "Market Price" on any date shall mean, with respect to any class or series of outstanding shares of the Corporation's stock, the Closing Price for such shares on such date. The "Closing Price" on any date shall mean the last sale price for such shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such shares, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or the NASDAQ Stock Market or, if such shares are not listed or admitted to trading on the New York Stock Exchange or the NASDAQ Stock Market, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such shares are listed or admitted to trading or, if such shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc., Automated Quotation System, or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if such shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such shares selected by the Board of Directors or, in the event that no trading price is available for such shares, the fair market value of the shares, as determined in good faith by the Corporation's Board of Directors.

      "Non-Transfer Event" shall mean an event other than a purported Transfer that would cause any Person to Beneficially Own Common Stock, Equity Stock or Securities (or any combination of the foregoing) in excess of the Ownership Limit (or would cause the Corporation to fail to qualify as a REIT), including, without limitation, a change in the capital structure of the Corporation.

      "Ownership Limit" shall initially mean (i) with respect to the Common Stock, 6.5% of whichever is the more restrictive of (a) the total number, and
(b) the value of the outstanding shares of Common Stock (taking into account the Common Stock into which the Securities are convertible to the extent provided in Code Section 544 and the Treasury Regulations promulgated thereunder), (ii) with respect to the Equity Stock, 6.5% of the value of the outstanding shares of Equity Stock, treating the Securities as Equity Stock or, alternatively, treating the Securities as the Common Stock into which they are convertible (to the extent provided in Code Section 544 and the Treasury Regulations promulgated thereunder), if either treatment would cause the Ownership Limit to be violated and (iii) with respect to the Securities, 9.8% of the total value of the outstanding Securities.

      "Permitted Transferee" shall mean any Person designated as a Permitted Transferee in accordance with the provisions of Section 16.02(e).

      "Person" shall mean an Individual, corporation, partnership, limited liability company or partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, but does not include an underwriter that participates in a public offering of the Corporation's Common Stock and/or other Equity Stock for a period of thirty (30) days following purchase by such underwriter of the Common Stock and/or other Equity Stock.

      "Preferred Stock" shall mean shares of preferred stock, par value $0.01 per share of the Corporation.

      "Purported Beneficial Transferee" shall mean, with respect to any purported Transfer that results in Shares-in-Trust as defined below, the purported beneficial transferee for whom the Purported Record Transferee would have Acquired shares of Equity Stock or Securities of the Corporation if such Transfer had not violated Section 16.01(b).

      "Purported Record Transferee" shall mean, with respect to any purported Transfer that results in Shares-in-Trust, the Person who would have been the record holder of the shares of Equity Stock or Securities of the Corporation if such Transfer had been valid under Section 16.01(b).

      "REIT" shall mean a real estate investment trust under Section 856 et seq. of the Code.

      "Restriction Termination Date" shall mean the first day on which the Corporation determines pursuant to the Charter that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT.

      "Share Trust" shall mean any separate trust created pursuant to Section 16.02(a) and administered in accordance with the terms of Section 16.02 for the exclusive benefit of any Charitable Beneficiary.

      "Shares-in-Trust" shall mean any shares of Equity Stock or principal amount of Securities designated Shares-in-Trust pursuant to Section 16.02(a).

      "Share Trustee" shall mean the trustee of the Share Trust, which is selected by the Corporation but not affiliated with the Corporation or the Charitable Beneficiary, and any successor trustee appointed by the Corporation.

      "Transfer" shall mean any sale, transfer, gift, assignment, devise or other disposition of shares of Equity Stock or Securities or the right to vote on Equity Stock or Securities or receive dividends on shares of Equity Stock or interest payments on Securities (including, without limitation, (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of shares of Equity Stock or Securities or the right to vote on Equity Stock or Securities or receive dividends on shares of Equity Stock or interest payments on Securities or (ii) the sale, transfer, assignment or other disposition or grant of securities or rights convertible into or exchangeable for shares of Equity Stock or Securities, or the right to vote on Equity Stock or Securities or receive dividends on shares of Equity Stock or interest payments on Securities, whether voluntary or involuntary, whether of record or beneficially and whether by operation of law or otherwise.

      (b) Ownership Limitation and Transfer Restrictions.

      (i) Except as provided in or by operation of Section 16.01(f), prior to the Restriction Termination Date: (w) no Individual shall have Beneficial Ownership of Common Stock, Equity Stock or Securities in excess of the Ownership Limit; (x) no Excepted Holder shall have Beneficial Ownership of Common Stock, Equity Stock or Securities in excess of the Excepted Holder Limit for such Excepted Holder; and (y) no Person shall Acquire shares of Equity Stock or Securities or any interest therein if, as a result of such acquisition, the Corporation would be "closely held" within the meaning of Section 856(h) of the Code, or would otherwise fail to qualify as a REIT, as the case may be.

      (ii) Any Transfer that would result in a violation of the restrictions in Section (b)(i) above, shall be void ab initio as to the purported Transfer of such number of shares of Common Stock or Equity Stock or amount of Securities that would cause the violation of the applicable restriction in Section (b)(i) above, and the Purported Record Transferee (and the Purported Beneficial Transferee, if different) shall acquire no rights in such shares of Equity Stock or amount of Securities.

      (c) Automatic Transfer to Share Trust.

      (i) If, at any time prior to the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event such that, if effective, would result in any Individual having Beneficial Ownership of Common Stock, Equity Stock or Securities (or any combination of the foregoing) in excess of the Ownership Limit, any Excepted Holder having Beneficial Ownership of Common Stock, Equity Stock or Securities (or any combination of the foregoing) in excess of the Excepted Holder Limit as applicable to such Excepted Holder) then, except as otherwise provided in or by operation of Section 16.01(f) as to such Individual or Excepted Holder (x) the Purported Record Transferee (and the Purported Beneficial Transferee, if different) shall acquire no right or interest (or, in the case of a Non-Transfer Event, the person holding record title to the shares of Common Stock or Equity Stock or amount of Securities (or any combination of the foregoing) Beneficially Owned by such Beneficial Owner shall cease to own any right or interest) in such number of shares of Common Stock or Equity Stock or amount of Securities (or any combination of the foregoing) that would cause such Purported Record Transferee (and the Purported Beneficial Transferee, if different) to Beneficially Own shares of Common Stock, Equity Stock or Securities (or any combination thereof) in excess of the Ownership Limit or Excepted Holder Limit, as the case may be (rounded up to the nearest whole share, if applicable), (y) such number of shares of Common Stock or Equity Stock or amount of Securities (or any combination of the foregoing) in excess of the Ownership Limit or Excepted Holder Limit, as the case may be (rounded up to the nearest whole share or penny, as applicable), shall be designated Shares-in-Trust and, in accordance with the provisions of Section 16.02(a), transferred automatically and by operation of this Indenture to the Share Trust to be held in accordance with Section 16.02, and (z) such Purported Record Transferee (and the Purported Beneficial Transferee, if different) shall submit such number of shares of Common Stock or Equity Stock or amount of Securities (or any combination of the foregoing) to the Share Trust for registration in the name of the Share Trustee. Any Purported Record Transferee (and the Purported Beneficial Transferee, if different) shall acquire no right or interest (or, in the case of a Non-Transfer Event, the person holding title to the shares Beneficially Owned by such Beneficial Owner shall cease to own any right or interest) in such number of shares or amount of Securities that would cause such person to own shares or an amount of Securities in excess of the Ownership Limit or Excepted Holder Limit, as the case may be. Such transfer to a Share Trust and the designation of shares or principal amount of Securities as Shares-in-Trust shall be effective as of the close of business on the business day prior to the date of the Transfer or Non-Transfer Event, as the case may be.

      (ii) If, at any time prior to the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event that, if effective, would (i) result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code or (ii) cause the Corporation to otherwise fail to qualify as a REIT, as the case may be, then (x) the Purported

Record Transferee (and the Purported Beneficial Transferee, if different) shall acquire no right or interest (or, in the case of a Non-Transfer Event, the person holding record title to the shares of Equity Stock or Securities with respect to which such Non-Transfer Event occurred, shall cease to own any right or interest) in such number of shares of Equity Stock or principal amount of Securities (or any combination of the foregoing), the ownership of which by such Purported Record Transfer (and the Purported Beneficial Transferee, if different) would (A) result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code or (B) otherwise cause the Corporation to fail to qualify as a REIT, as the case may be, then (y) such number of shares of Equity Stock (rounded up to the nearest whole share) or principal amount of Securities (rounded up to the nearest penny) (or any combination of the foregoing) shall be designated Shares-in-Trust and, in accordance with the provisions of Section 16.02(a), transferred automatically and by operation of this Indenture to the Share Trust to be held in accordance with Section 16.02, and (z) the Purported Record Transferee (and the Purported Beneficial Transferee, if different) shall submit such number of shares of Equity Stock or amount of Securities (or any combination of the foregoing), as the case may be, to the Share Trust for registration in the name of the Share Trustee.

      (iii) To the extent that, upon a purported Transfer or Non-Transfer Event, a violation of any restriction set forth in Section 16.01(b)(i) above would nonetheless be continuing (for example, where the ownership of Equity Stock or Securities by a single Share Trust would violate the restriction that the Corporation must not be "closely held"), then shares of Equity Stock or amounts of Securities shall be transferred to that number of Share Trusts, each having a distinct Share Trustee and a Charitable Beneficiary or Charitable Beneficiaries that are distinct from those of each other Share Trust, such that there is no violation of any restriction set forth in Section 16.01(b)(i).

      (d) Remedies for Breach. If the Board of Directors or the Corporation or its designee shall at any time determine in good faith that a person intends to acquire or has attempted to acquire Beneficial Ownership of Common Stock, Equity Stock or Securities (or any combination thereof) in violation of Section 16.01(b), or that a purported Transfer of Common Stock or Equity Stock or Securities or any combination thereof has otherwise taken place in violation of
Section 16.01(b), the Board of Directors or the Corporation or its designee shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or acquisition, including, but not limited to, refusing to give effect to such Transfer or acquisition on the books of the Corporation or instituting proceedings to enjoin such Transfer or acquisition; provided, however, that any Transfer, attempted Transfer, acquisition or attempted acquisition in violation of Section 16.01(b)(i) shall automatically result in the Transfer described in Section 16.01(c), irrespective of any action (or non-action) by the Board of Directors, except as provided in Section 16.01(f).

      (e) Notice of Restricted Transfer.

      (i) Any Person who acquires or attempts to acquire Common Stock, Equity Stock or Securities in violation of Section 16.01(b), and any Person who is a Purported Record Transferee or a Purported Beneficial Transferee of shares of Common Stock, Equity Stock or Securities that are transferred to a Share Trust under Section 16.01(c), shall immediately give written notice to the Corporation of such event, shall submit to the Corporation such number of shares of Common Stock or Equity Stock or amount of Securities to be transferred to the Share Trust and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or attempted Transfer or such Non-Transfer Event on the Corporation's status as a REIT.

      (ii) Prior to the Restriction Termination Date, each Person who is a Beneficial Owner of Securities of the Corporation (treating the Securities as Equity Stock for this purpose) and each Person (including a Security holder of record) who is holding Securities of the Corporation for a Beneficial Owner shall provide to the Corporation such information as the Corporation may reasonably request in order to determine the Corporation's status as a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance and to ensure compliance with the Ownership Limit or Excepted Holder Limit as applicable to such Beneficial Owner.

      (f) Exceptions.

      (i) The Board of Directors may, but in no case shall the Board of Directors be required to, waive, in whole or in part, application of the Ownership Limit or Excepted Holder Limit to a Person otherwise subject to such limit and/or establish, in lieu of the Ownership Limit or Excepted Holder Limit, or any portion or aspect thereof, then applicable to such Person, an Excepted Holder Limit (or a new Excepted Holder Limit) as applicable to the ownership, beneficial or otherwise, of Common Stock and/or Equity Stock and/or Securities by such Person, if it concludes that the ownership of Common Stock and/or Equity Stock and/or Securities by such Person will not (A) result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code or (B) otherwise cause the Corporation to fail to qualify as a REIT under the Code; provided, however, that (i) the Board of Directors obtains from such Person such representations and undertakings, if any, as the Board of Directors may in its sole discretion require (including, without limitation, an agreement as to a reduced Ownership Limit or Excepted Holder Limit for such Person), and (ii) such Person agrees in writing that any violation or attempted violation of any such or any other limitations as the Board of Directors may establish for such Person, or such other restrictions as the Board may in its sole discretion impose with respect to such Person at the time of granting such waiver or exception, will result in transfer to the Share Trust of Common Stock, Equity Stock or Securities pursuant to Section 16.01(c). In making any determination to waive application of the Ownership Limit or Excepted Holder Limit or to establish an Excepted Holder Limit (or a new Excepted Holder Limit) for any Person, the Board of Directors, in its sole and absolute discretion, may, but shall not be required to, receive either a certified copy of a ruling from the Internal Revenue Service or an opinion of counsel satisfactory to the Board of Directors that concludes that the ownership of Equity Stock or Securities by such Person will not (A) result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code or (B) otherwise cause the Corporation to fail to qualify as a REIT under the Code. Unless and until the Board of Directors waives the application of the Ownership Limit or Excepted Holder Limit as applicable to any Person (or even thereafter insofar as such waiver did not or does not operate to relieve some restrictive portion or aspect of the Ownership Limit or Excepted Holder Limit as applicable to such Person), the Ownership Limit and/or Excepted Holder Limit, as applicable, shall apply to such Person, notwithstanding the fact that if such Person were otherwise to Acquire Equity Stock or

Securities in excess of the Ownership Limit or Excepted Holder Limit, as applicable, such Acquisition would not adversely affect the Corporation's qualification as a REIT under the Code.

      (ii) If the Board of Directors makes a determination to waive the Ownership Limit or Excepted Holder Limit, or to establish an Excepted Holder Limit (or a new Excepted Holder Limit) as applicable to any Person, the Board may revoke the waiver, or reduce the Excepted Holder Limit applicable to an Excepted Holder, only (a) with the written consent of such Person at any time, or (b) pursuant to the terms and conditions of the representations and undertakings, if any, entered into with such Person in connection with the granting of the waiver or the establishment of the Excepted Holder Limit for such Person. No Excepted Holder Limit shall be reduced to a percentage that is less than the Ownership Limit. Notwithstanding the foregoing, nothing in this
Section 16.01(f)(ii) is intended to limit or modify the restrictions on ownership contained in Section 16.01(b) hereof and the authority of the Board of Directors under this Section 16.01(f).

      (g) Legend. Each Securities Certificate shall bear substantially the following legend:

      "THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY ARE SUBJECT TO SIGNIFICANT RESTRICTIONS ON OWNERSHIP AND TRANSFER. EXCEPT AS OTHERWISE PROVIDED PURSUANT TO AMERICAN HOME MORTGAGE INVESTMENT CORP.'S INDENTURE, DATED JUNE 28, 2007, AS THE SAME MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, (I) NO INDIVIDUAL MAY BENEFICIALLY OWN SECURITIES IN EXCESS OF 9.8% OF THE TOTAL VALUE OF THE SECURITIES, (II) NO INDIVIDUAL MAY BENEFICIALLY OWN SHARES OF COMMON STOCK OR SECURITIES OF AMERICAN HOME MORTGAGE INVESTMENT CORP. OR ANY COMBINATION THEREOF IN EXCESS OF 6.5% OF THE MORE RESTRICTIVE OF THE TOTAL NUMBER OR VALUE OF THE OUTSTANDING SHARES OF COMMON STOCK OF AMERICAN HOME MORTGAGE INVESTMENT CORP. (TAKING INTO ACCOUNT THE COMMON STOCK INTO WHICH THE SECURITIES ARE CONVERTIBLE TO THE EXTENT PROVIDED IN CODE SECTION 544 AND THE TREASURY REGULATIONS PROMULGATED THEREUNDER), (III) NO INDIVIDUAL MAY BENEFICIALLY OWN SHARES OF EQUITY STOCK OR SECURITIES OF AMERICAN HOME MORTGAGE INVESTMENT CORP. OR ANY COMBINATION THEREOF IF IT WOULD CAUSE ANY INDIVIDUAL TO BENEFICIALLY OWN IN EXCESS OF 6.5% OF THE VALUE OF THE SHARES OF EQUITY STOCK, TREATING THE SECURITIES AS EQUITY STOCK OR, ALTERNATIVELY, TREATING THE SECURITIES AS THE COMMON STOCK INTO WHICH THEY ARE CONVERTIBLE (TO THE EXTENT PROVIDED IN CODE SECTION 544 AND THE TREASURY REGULATIONS PROMULGATED THEREUNDER), IF EITHER TREATMENT WOULD CAUSE THIS PROVISION TO BE VIOLATED, (IV) NO PERSON MAY BENEFICIALLY OWN SHARES OF EQUITY STOCK OR SECURITIES OF AMERICAN HOME MORTGAGE INVESTMENT CORP. OR ANY COMBINATION THEREOF IF SUCH OWNERSHIP WOULD RESULT IN AMERICAN HOME MORTGAGE INVESTMENT CORP. BEING "CLOSELY HELD" UNDER SECTION 856(h) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), AND
      (V) NO PERSON MAY BENEFICIALLY OWN SHARES OF EQUITY STOCK OR SECURITIES OF AMERICAN HOME MORTGAGE INVESTMENT CORP. OR ANY COMBINATION THEREOF IF SUCH OWNERSHIP WOULD CAUSE AMERICAN HOME MORTGAGE INVESTMENT CORP. TO FAIL TO QUALIFY AS A REAL ESTATE INVESTMENT TRUST UNDER THE CODE. ANY PERSON WHO ATTEMPTS OR

      PROPOSES TO BENEFICIALLY OWN SHARES OF EQUITY STOCK OR SECURITIES OF AMERICAN HOME MORTGAGE INVESTMENT CORP. OR ANY COMBINATION THEREOF IN EXCESS OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY AMERICAN HOME MORTGAGE INVESTMENT CORP. IN WRITING. IF AN ATTEMPT IS MADE TO VIOLATE OR THERE IS A VIOLATION OF THESE RESTRICTIONS, (A) ANY PURPORTED TRANSFER WILL BE VOID AB INITIO AND WILL NOT BE RECOGNIZED BY AMERICAN HOME MORTGAGE INVESTMENT CORP. AND (B) ANY PURPORTED OR ATTEMPTED BENEFICIAL OWNERSHIP OF SHARES OF EQUITY STOCK OR SECURITIES OF AMERICAN HOME MORTGAGE INVESTMENT CORP. OR ANY COMBINATION THEREOF IN VIOLATION OF THESE RESTRICTIONS, WHETHER AS A RESULT OF A TRANSFER OR NON-TRANSFER EVENT, WILL BE TRANSFERRED AUTOMATICALLY TO A SHARE TRUST AND SHALL BE DESIGNATED SHARES-IN-TRUST. ALL TERMS USED IN THIS LEGEND AND DEFINED IN AMERICAN HOME MORTGAGE INVESTMENT CORP.'S INDENTURE DATED JUNE 28, 2007, HAVE THE MEANINGS PROVIDED IN AMERICAN HOME MORTGAGE INVESTMENT CORP.'S INDENTURE DATED JUNE 28, 2007, AS THE SAME MAY BE AMENDED AND SUPPLEMENTED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON OWNERSHIP AND TRANSFER, WILL BE SENT WITHOUT CHARGE TO EACH SECURITYHOLDER WHO SO REQUESTS. THIS LEGEND IS INTENDED TO PREVENT AMERICAN HOME MORTGAGE INVESTMENT CORP. FROM BEING TREATED AS CLOSELY HELD WITHIN THE MEANING OF
      SECTION 856(a)(6) AND SECTION 856(h) OF THE INTERNAL REVENUE CODE, AND SHALL BE CONSTRUED CONSISTENT WITH THIS INTENT."

      (h) Remedies Not Limited. Nothing contained in this Article shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders in preserving the Corporation's status as a REIT.

      (i) Ambiguity. In the case of an ambiguity in the application of any of the provisions, including any definition contained in Section 16.01(a) hereof, the Board of Directors shall have the power to determine the application of the provisions with respect to any situation based on the facts known to it.

      (j) Severability. If any provision or any application of any such provision is determined to be invalid by a federal or state court having jurisdiction over the issue, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

                         SECTION 16.02 SHARES-IN-TRUST.

      (a) Share Trust. Any shares of Equity Stock or Securities transferred to a Share Trust and designated Shares-in-Trust pursuant to Section 16.01(c) shall be held for the exclusive benefit of the Charitable Beneficiary. The Corporation shall name a Charitable Beneficiary and Share Trustee of each Share Trust within five (5) days after discovery of the existence thereof.

Any transfer to a Share Trust, and subsequent designation of shares of Equity Stock or Securities as Shares-in-Trust, pursuant to Section 16.01(c) shall be effective as of the close of business on the business day prior to the date of the Transfer or Non-Transfer Event that results in the transfer to the Share Trust. Shares-in-Trust shall remain issued and outstanding shares of Equity Stock of the Corporation and issued and outstanding Securities, as the case may be, and shall be entitled to the same rights and privileges on identical terms and conditions as are all other issued and outstanding shares of Equity Stock or Securities of the same class and series. When transferred to the Permitted Transferee in accordance with the provisions of Section 16.02(c) hereof, such Shares-in-Trust shall cease to be designated as Shares-in-Trust.

      (b) Dividend Rights. The Share Trustee, as record holder of Shares-in-Trust, shall be entitled to receive all dividends, distributions and interest payments, as the case may be, as may be declared by the Board of Directors on such shares of Equity Stock or shall be payable on the Securities and shall hold such dividends, distributions or interest payments in trust for the benefit of the Charitable Beneficiary. The Purported Record Transferee (or the Purported Beneficial Transferee, if applicable) with respect to Shares-in-Trust shall repay to the Share Trustee the amount of any dividends, distributions or interest payments received by it that (i) are attributable to any shares of Equity Stock or Securities designated as Shares-in-Trust and (ii) the record date of which was on or after the date that such shares became Shares-in-Trust. The Corporation shall take all measures that it determines reasonably necessary to recover the amount of any such dividend, distribution or interest payment paid to the Purported Record Transferee (or Purported Beneficial Transferee, if applicable), including, if necessary, withholding any portion of future dividends, distributions or interest payments payable on shares of Equity Stock or Securities Beneficially Owned by the Person who, but for the provisions of Section 16.01(c), would Beneficially Own the Shares-in-Trust; and, as soon as reasonably practicable following the Corporation's receipt or withholding thereof, shall pay over to the Share Trustee for the benefit of the Charitable Beneficiary the dividends, distributions and interest payments so received or withheld, as the case may be.

      (c) Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of (other than a dividend), the Corporation, each Share Trustee of Shares-in-Trust shall be entitled to receive, ratably with each other holder of shares of Equity Stock or Securities, as the case may be, of the same class or series, that portion of the assets of the Corporation that is available for distribution to the holders of such class and series of Equity Stock or Securities. The Share Trustee shall distribute to the Purported Record Transferee the amounts received upon such liquidation, dissolution, or winding up, or distribution; provided, however, that the Purported Record Transferee shall not be entitled to receive amounts pursuant to this Section 16.02(c) in excess of, in the case of a purported Transfer in which the Purported Record Transferee gave value for shares of Equity Stock or Securities and which Transfer resulted in the transfer of the shares or Securities to the Share Trust, the price per share or price of the Security, if any, such Purported Record Transferee paid for the shares of Equity Stock or Securities and, in the case of a Non-Transfer Event or Transfer in which the Purported Record Transferee did not give value for such shares or Securities (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or Transfer, as the case may be, resulted in the transfer of shares or Securities to the Share Trust, the price per share or price of the Security equal to the Market Price on the date of such Non-Transfer Event or Transfer. Any remaining amount in such Share Trust shall be distributed to the Charitable Beneficiary.

      (d) Voting Rights. The Share Trustee shall be entitled to vote all Shares-in-Trust. Any vote by a Purported Record Transferee as a holder of shares of Equity Stock or Securities prior to the discovery by the Corporation that the shares of Equity Stock or Securities are Shares-in-Trust shall, subject to applicable law, be rescinded and shall be void ab initio with respect to such Shares-in-Trust and the Purported Record Transferee shall be deemed to have given, as of the close of business on the business day prior to the date of the purported Transfer or Non-Transfer Event that results in the transfer to the Share Trust of shares of Equity Stock or Securities under Section 16.01(c) hereof, an irrevocable proxy to the Share Trustee to vote the Shares-in-Trust in the manner in which the Share Trustee, in its sole and absolute discretion, desires.

      (e) Designation of Permitted Transferee. The Share Trustee shall have the exclusive and absolute right to designate a Permitted Transferee of any and all Shares-in-Trust. In an orderly fashion so as not materially and adversely to affect the Market Price of the Shares-in-Trust, the Share Trustee shall designate any Person as Permitted Transferee; provided, however, that (i) the Permitted Transferee so designated purchases for valuable consideration (whether in a public or private sale), at a price as set forth in Section 16.02(g), the Shares-in-Trust, and (ii) the Permitted Transferee so designated may acquire such Shares-in-Trust without such acquisition resulting in a transfer to a Share Trust and the redesignation of such shares of Equity Stock or Securities so acquired as Shares-in-Trust under Section 16.01(c). Upon the designation by the Share Trustee of a Permitted Transferee in accordance with the provisions of this Section 16.02(e), the Share Trustee of a Share Trust shall (w) cause to be transferred to the Permitted Transferee that number of Shares-in-Trust acquired by the Permitted Transferee, (x) cause to be recorded on the books of the Corporation that the Permitted Transferee is the holder of record of such number of shares of Equity Stock or principal amount of Securities, (y) cause the Shares-in-Trust to be cancelled, and (z) distribute to the Charitable Beneficiary any and all amounts held with respect to the Shares-in-Trust after making that payment to the Purported Record Transferee pursuant to Section 16.02(f).

      (f) Compensation to Record Holder of Shares of Equity Stock or Securities that Become Shares-in-Trust. Any Purported Record Transferee shall be entitled (following discovery of the Shares-in-Trust and subsequent designation of the Permitted Transferee in accordance with Section 16.02(c)) to receive from the Share Trustee upon the sale or other disposition of such Shares-in-Trust the lesser of (i) in the case of (x) a purported Transfer in which the Purported Record Transferee (or the Purported Beneficial Transferee, if applicable) gave value for shares of Equity Stock or Securities and which Transfer resulted in the transfer of the Securities or shares to the Share Trust, the price per share, or price for the Security, if any, such Purported Record Transferee (or the Purported Beneficial Transferee, if applicable) paid for the shares of Equity Stock or Securities, or (z) a Non-Transfer Event or Transfer in which the Purported Record Transferee (or the Purported Beneficial Transferee, if applicable) did not give value for such Securities or shares (e.g., if the Securities or shares were received through a gift or devise) and which Non-Transfer Event or Transfer, as the case may be, resulted in the transfer of Securities or shares to the Share Trust, the price per share or price of the Securities equal to the Market Price on the date of such Non-Transfer Event or Transfer, and (ii) the price per share or price of the Securities received by the Share Trustee of the Share Trust from the sale or other disposition of such Shares-in-Trust in accordance with Section 16.02(e) or (g). Any amounts received by the Share Trustee in respect of such Shares-in-Trust and in excess of such amounts to be paid the Purported Record Transferee pursuant to this Section 16.02(f) shall be distributed to the Charitable Beneficiary in accordance with the provisions of Section 16.02(e). Each Charitable Beneficiary and Purported Record Transferee (and Purported Beneficial Transferee, if different) waives any and all claims that each may have against the Share Trustee and the Share Trust arising out of the disposition of the Shares-in-Trust, except for claims arising out of the gross negligence or willful misconduct of, or any failure to make payments in accordance with this Section 16.02 by, such Share Trustee or the Corporation.

      (g) Purchase Rights in Shares-in-Trust. Shares-in-Trust shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share, or price for the Securities, in the transaction that created such Shares-in-Trust (or, in the case of devise, gift or Non-Transfer Event, the Market Price at the time of such devise, gift or Non-Transfer Event), and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer for a period of ninety (90) days after the later of
(x) the date of the Non-Transfer Event or purported Transfer which resulted in such Shares-in-Trust and (y) the date the Corporation determines in good faith that a Transfer or Non-Transfer Event resulting in Shares-in-Trust has occurred, if the Corporation does not receive a notice of such Transfer or Non-Transfer Event pursuant to Section 16.01(e).

                                  ARTICLE XVII
                            CONVERSION OF SECURITIES

      SECTION 17.01. Conversion Rights.

      (a) Subject to and upon compliance with the provisions of this Article XVII, the Securities are convertible, at the option of the Securityholder, at any time before 5:00 pm, New York City time, on the Business Day immediately preceding the date of repayment of such Securities, whether at stated maturity or upon redemption, into fully paid and nonassessable shares of Common Stock at an initial conversion rate of 39.1016 shares of Common Stock for each $1,000.00 in aggregate principal amount of Securities (equal to an initial Conversion Price of $25.57 per share of Common Stock), subject to adjustment as described in this Article XVII (the "Conversion Rate"). Subject to Section 17.01(b) and
(c), a Securityholder may convert any portion of the principal amount of the Securities into that number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) obtained by multiplying (x) the quotient obtained by dividing the principal amount of the Securities to be converted by $1,000.00 by (y) the Conversion Rate. In case a Security or portion thereof is called for redemption, such conversion right in respect of the Security or portion so called shall expire at 5:00 p.m., New York City time on the Business Day immediately preceding the corresponding redemption date, unless the Corporation defaults in making the payment due upon redemption.

      On each Conversion Rate Reset Date, the Conversion Rate will be reset to the lower of (x) the Conversion Rate then in effect, and (y) a Conversion Rate determined by dividing $1,000 by an amount equal to 120% of the Average Closing Price. Notwithstanding the foregoing, if the application of the foregoing were to result in the Conversion Rate being reset to a Conversion Rate that would be greater than the Maximum Conversion Rate, then the Conversion Rate will instead be reset to the Maximum Conversion Rate. The Maximum Conversion Rate shall be subject to adjustment on each occasion on which the Conversion Rate shall be adjusted (other than on account of adjustments to the Conversion Rate resulting from the application of the provisions of this paragraph) by multiplying the then applicable Maximum Conversion Rate by a fraction, the numerator of which is the Conversion Rate as so adjusted and the denominator of which is the Conversion Rate in effect immediately prior to such adjustment; provided that the Maximum Conversion Rate as so adjusted shall in no event be greater than 65.1693 shares per $1,000.00 principal amount of Securities, subject to adjustment on account of the events specified in Section 17.03(a). Notwithstanding the forgoing, in no event will the Conversion Rate or Maximum Conversion Rate be adjusted as described in this
Section 17.01(a) to a Conversion Rate that is greater than the Maximum Cash Adjusted Conversion Rate.

      The Conversion Rate shall be adjusted in certain instances as provided in paragraphs (a), (b), (c), (d) or (e) of Section 17.03 hereof.

      (b) Unless the Corporation shall have made the election set forth in
Section 17.01(c), upon conversion of the Securities, the Corporation may satisfy its obligation to deliver shares of Common Stock in the manner set forth in this
Section 17.01(b) by electing to pay cash to Holders of Securities surrendered for conversion in lieu of all or a portion of the shares of Common Stock issuable upon conversion of such Securities. Within two (2) Business Days following the Conversion Date, the Corporation shall deliver to the Holder, through the Conversion Agent, written notice of whether such Securities shall be converted into Common Stock or paid in cash or a combination of cash and Common Stock, and if applicable, the percentage of each share of Common Stock that will be paid in cash in lieu of Common Stock. The amount of cash payable in such event in respect of the shares of Common Stock otherwise issuable upon conversion shall equal the product of (1) the percentage of each share of Common Stock otherwise issuable upon conversion which the Corporation elects to pay in cash, (2) the number of shares of Common Stock otherwise issuable upon conversion of such Security and (3) the average of the Closing Prices of the Common Stock for each of the five (5) consecutive Trading Days commencing on the third (3rd) Trading Day following the Conversion Date, appropriately adjusted to take into account the occurrence during such period of stock splits and similar events. If the Corporation shall have notified the Holder that all of such Securities shall be converted into Common Stock or a combination of cash and Common Stock, the Corporation shall deliver to the Holder through the Conversion Agent, no later than three (3) Trading Days following the last Trading Day of the applicable five (5) consecutive Trading Day period, a certificate for the number of whole shares of Common Stock issuable upon the conversion and, if applicable, cash in lieu of such Common Stock and cash in lieu of any fractional shares pursuant to Section 17.02(c). The Corporation may not change its election with respect to the consideration to be delivered upon conversion of a Security once the Corporation has notified the Holder in accordance with this paragraph.

      (c) At any time prior to the Maturity Date, the Corporation shall have the option to unilaterally and irrevocably elect to settle its obligation to deliver shares of Common Stock with respect to Securities to be converted following such election in cash, and, if applicable, shares of

Common Stock. If the Corporation shall make this election, then if a Holder surrenders its Securities for conversion, such holder will receive, in respect of each $1,000.00 principal amount of Securities surrendered for conversion:

            (i) cash in an amount equal to the lesser of (A) $1,000.00 and (B) the Conversion Value (the "Required Cash Amount"); and

            (ii) if the Conversion Value is greater than $1,000.00, a number of shares of Common Stock (the "Remaining Shares"), equal to the sum of the Daily Share Amounts for each of the five (5) consecutive Trading Days in the Conversion Reference Period, subject to the right of the Corporation to deliver cash in lieu of all or a portion of such Remaining Shares as described below.

      On any day prior to the first Trading Day of the applicable Conversion Reference Period, the Corporation may specify a percentage of the Daily Share Amount that will be settled in cash (the "Cash Percentage") and will notify the Securityholder of such Cash Percentage through written notice to the Debenture Trustee (the "Cash Percentage Notice"). If the Corporation elects to specify a Cash Percentage, the amount of cash that the Corporation will deliver in respect of each Trading Day in the applicable Conversion Reference Period will equal the product of: (1) the Cash Percentage, (2) the Daily Share Amount for such Trading Day, and (3) the Volume Weighted Average Price of the Common Stock for such Trading Day (provided that after the consummation of a Change in Control in which the consideration is comprised entirely of cash, the amount used in this clause (3) will be the cash price per share of Common Stock received by holders of Common Stock in such Change in Control). The number of shares deliverable in respect of each Trading Day in the applicable Conversion Reference Period will be a percentage of the Daily Share Amount equal to 100% minus the Cash Percentage. If the Corporation does not specify a Cash Percentage by the start of the applicable Conversion Reference Period, the Corporation shall settle 100% of the Daily Share Amount for each Trading Day in the applicable Conversion Reference Period with shares of Common Stock; provided, however, that the Corporation will pay cash in lieu of fractional shares otherwise issuable upon conversion of such Security, pursuant to Section 17.02(c). The Corporation may, at its option, revoke any Cash Percentage Notice through written notice to the Debenture Trustee prior to the start of the applicable Conversion Reference Period.

      In the event of a stock split, combination, dividend or any other event resulting in an adjustment to the Conversion Rate pursuant to Sections 17.03(a),
(b), (c), (d) or (e), during the applicable Conversion Reference Period, appropriate adjustment to the equation for calculating Conversion Value and Remaining Shares shall be made, as determined by the Board of Directors.

      The cash and any shares of Common Stock due upon conversion of the Securities shall be delivered through the Conversion Agent as promptly as practicable following the end of the Conversion Reference Period applicable to the Securities being converted.

      SECTION 17.02. Conversion Procedures.

      (a) To convert all or a portion of the Securities, the Securityholder thereof shall deliver to the Conversion Agent a Conversion Request setting forth the principal amount of Securities to be converted, together with the name or names, if other than the Securityholder, in which the shares of Common Stock should be issued upon conversion and, if such Securities are in certificated form, surrender to the Conversion Agent the Securities to be converted, duly endorsed or assigned to the Corporation or in blank. In addition, a holder of Preferred Securities may exercise its right under the Declaration to exchange such Preferred Securities for Securities which shall be converted into Common Stock by delivering to the Conversion Agent a Conversion Request setting forth the information called for by the preceding sentence and directing the Conversion Agent (i) to exchange such Preferred Security for a portion of the Securities held by the Trust (at an exchange rate of $1,000.00 principal amount of Securities for each Preferred Security), and (ii) to immediately convert such Securities, on behalf of such Securityholder, into Common Stock pursuant to this
Article XVII and, if such Preferred Securities are in certificated form, surrendering such Preferred Securities, duly endorsed or assigned to the Corporation or in blank. So long as any Preferred Securities are outstanding, the Trust shall not convert any Securities into shares of Common Stock except pursuant to a Conversion Request delivered to the Conversion Agent by a holder of Preferred Securities.

      Except as described in this paragraph, no Interest will be payable on Securities surrendered for conversion with respect to any Interest Payment Date subsequent to the date of conversion and neither the Trust nor the Corporation shall make, or be required to make, any payment, allowance or adjustment for accumulated and unpaid Interest, whether or not in arrears, on Securities surrendered for conversion. If any Securities are surrendered for conversion between the period from 5:00 p.m., New York City time, on any record date through and including the related Interest Payment Date, the Securities surrendered for conversion must be accompanied by payment from the Securityholder in next day funds of an amount equal to the Interest payment which the registered holder on such record date is to receive, and such Securityholder shall be entitled to receive the Interest payable on the subsequent Interest Payment Date on the portion of Securities to be converted, notwithstanding the conversion thereof prior to such Interest Payment Date. The previous sentence shall not apply in the case of Securities called for redemption on a Redemption Date between a record date and a related Interest Payment Date as described in the next sentence. If notice of redemption of Securities is mailed or otherwise given to Securityholders, then, if any Securityholder converts any Securities into Common Stock on any date on or after the date on which such notice of redemption is mailed or otherwise given, such converting Securityholder shall be entitled to receive either (i) if the date of such conversion falls after a record date and on or prior to the next succeeding Interest Payment Date, all accrued and unpaid Interest on such Securities to such Interest Payment Date, or (ii) if the date of such conversion does not fall on a date described in clause (i) above, all accrued and unpaid Interest on such Securities to the most recent Interest Payment Date prior to the date of such conversion (even though no Interest was paid on such date), which Interest shall, in either such case, be paid to such converting Securityholder unless another Securityholder was the record owner of such Securities as of 5:00 p.m., New York City time on the record date for which such Interest payment is made, in which case such Interest payment shall be paid to such other Securityholder. Except as otherwise set forth above in this paragraph, in the case of any Security which is converted, Interest which is payable after the date of conversion of such Security shall not be payable, and the Corporation shall not make nor be required to make any other payment, adjustment or allowance with respect to accrued but unpaid Interest on the Securities being converted, which shall be deemed to be paid in full through delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares). If any Security called for redemption is converted, any money deposited with the Debenture Trustee or with any paying agent or so segregated and held in trust for the redemption of such Security shall (subject to any right of the Securityholder) be paid to the Corporation upon Corporation Request or, if then held by the Corporation, shall be discharged from such trust.

      In addition to the provisions of the foregoing paragraph, in the event that the Corporation shall have called the Securities for redemption and a Securityholder shall have converted some or all of its Securities, in addition to the amounts owing upon conversion pursuant to the provisions of this Article XVII, the Securityholder shall also be entitled to receive, on the date on which such amounts are deliverable, a cash amount equal to the Make-Whole Payment Price if any such Make-Whole Payment Price shall then be owing in connection with the Securities.

      Each conversion shall be deemed to have been effected immediately prior to 5:00 p.m., New York City time, on the Business Day on which the Conversion Request and any other required deliveries were received (the "Conversion Date") by the Conversion Agent from the Securityholder or from a holder of the Preferred Securities effecting a conversion thereof pursuant to its conversion rights under the Declaration, as the case may be. The person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as a record holder or holders of such Common Stock as of the Conversion Date.

      (b) Subject to any right of the Securityholder, the fair market value of the fixed number of shares of Common Stock into which the Securities are convertible (together with the cash payment, if any, in lieu of fractional shares) shall be treated as issued, to the extent thereof, (i) first, in exchange for accrued and unpaid Interest on such Securities at the time of such conversion, and (ii) second, the balance, if any, of such fair market value of such Common Stock (and any cash payment) shall be treated as issued in exchange for the principal amount at maturity of the portion of Securities so converted.

      (c) No fractional shares of Common Stock shall be issued as a result of conversion. Subject to the immediately following sentence, in lieu of any such fractional shares, the Corporation shall pay to the Conversion Agent a cash adjustment in an amount equal to the same fraction of the Closing Price of such fractional interest on the date on which the Securities or Preferred Securities, as the case may be, were duly surrendered to the Conversion Agent for conversion, or, if such day is not a Trading Day, on the next Trading Day, and the Conversion Agent in turn shall make such payment, if any, to the Securityholder or the holder of the Preferred Securities so converted. In the event that the conversion obligation is settled in accordance with the provisions of Section 17.01(c), a Holder of a Security otherwise entitled to a fractional share will receive cash equal to the applicable portion of the arithmetic average of the Volume Weighted Average price of Common Stock for each of the five (5) consecutive Trading Days of the Conversion Reference Period.

      (d) In the event of the conversion of any Security in part only, a new Security or Securities for the unconverted portion thereof shall be issued in the name of the Securityholder thereof upon the cancellation thereof in accordance with Section 2.9.

      (e) In effecting the conversion transactions described in this Section 17.02, the Conversion Agent is acting as agent of the holders of Preferred Securities (in the exchange of Preferred Securities for Securities) and as agent of the Securityholders (in the conversion of Securities into Common Stock), as the case may be, directing it to effect such conversion transactions. The Conversion Agent is hereby authorized (i) to exchange Preferred Securities for Securities held by the Trust from time to time in connection with the conversion of such Preferred Securities in accordance with this Article XVII, and (ii) to convert all or a portion of the Securities into Common Stock and thereupon to deliver such shares of Common Stock in accordance with the provisions of this
Article XVII and to deliver to the Trust a new Security or Securities for any resulting unconverted principal amount.

      (f) Any certificates representing shares of Common Stock issuable upon conversion of the Securities shall bear any legend required by Section 2.06.

      (g) The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of the Securities, free from any preemptive or other similar rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the Securities then outstanding. Notwithstanding the foregoing, the Corporation shall be entitled to deliver upon conversion of Securities, shares of Common Stock reacquired and held in the treasury of the Corporation (in lieu of the issuance of authorized and unissued shares of Common Stock), so long as any such treasury shares are free and clear of all liens, charges, security interests or encumbrances. Any shares of Common Stock issued upon conversion of the Securities shall be duly authorized, validly issued and fully paid and nonassessable. The Debenture Trustee shall deliver the shares of Common Stock received upon conversion of the Securities to the converting Securityholder free and clear of all liens, charges, security interests and encumbrances, except for United States withholding taxes and backup withholding taxes.

      SECTION 17.03. Conversion Rate Adjustments.

      The Conversion Rate shall be subject to adjustment (without duplication) from time to time as follows:

      (a) In case the Corporation shall, while any of the Securities are outstanding,

            (i) pay a dividend or make a distribution on its Common Stock payable in shares of its Common Stock,

            (ii) subdivide its shares of Common Stock,

            (iii) combine its outstanding shares of Common Stock into a smaller number of shares, or

            (iv) issue by recapitalization or reclassification of its shares of Common Stock any shares of capital stock of the Corporation,

then the Conversion Rate in effect immediately prior to such action shall be adjusted so that the Holder of a Security thereafter converted may receive the number of shares of Capital Stock of the Corporation which such Holder would have owned immediately following such action if such Holder had converted the Security immediately prior to such action; provided, however, that no adjustment shall be made to the Conversion Rate pursuant to this Section 17.03(a) as a result of any transaction which results in an adjustment to the Conversion Rate in accordance with Section 17.04.

      The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

      If after an adjustment a Holder of a Security upon conversion of such Security may receive shares of two or more classes of Capital Stock of the Corporation, the Conversion Rate shall thereafter be subject to adjustment upon the occurrence of an action taken with respect to any such class of Capital Stock as is contemplated by this Article XVII with respect to the Common Stock, on terms comparable to those applicable to Common Stock in this Article XVII.

      (b) In case the Corporation shall, while any of the Securities are outstanding, distribute any rights, warrants or options to all holders of its Common Stock entitling them, for a period expiring within sixty (60) days after the record date for such distribution, to purchase shares of Common Stock at a price per share less than the Average Closing Price, the Conversion Rate shall be adjusted in accordance with the formula:

                         R' =  R  x         (O + N)
                                       ----------------
                                       (O + (N x P) /M)

            where:

            R'=   the adjusted Conversion Rate.

            R =   the current Conversion Rate.

            O = the number of shares of Common Stock outstanding on the record date for the distribution to which this Section 17.03(b) is being applied.

            N = the number of additional shares of Common Stock offered pursuant to the distribution.

            P =   the offering price per share of the additional shares.

            M   = the Average Closing Price, minus, in the case of (i) a
                  distribution to which Section 17.03(a)(iv) applies or (ii) a distribution to which Section 17.03(c) applies, for which, in each case, (x) the record date shall occur on or before the record date for the distribution to which this Section 17.03(b) applies and

                  (y) the Ex-Dividend Time shall occur on or after the date of the first public announcement for the distribution to which this Section 17.03(b) applies, the fair market value (on the record date for the distribution to which this Section 17.03(b) applies) of the

                        (1) Capital Stock of the Corporation distributed in
                  respect of each share of Common Stock in such Section 17.03(a)(iv) distribution and

                        (2) assets of the Corporation or debt securities or any
                  rights, warrants or options to purchase securities of the Corporation distributed in respect of each share of Common Stock in such Section 17.03(c) distribution.

      The Board of Directors shall determine fair market values for the purposes of this Section 17.03(b).

      In the event the Corporation makes a distribution pursuant to this Section 17.03(b) which has a per share value equal to more than 15% of the Closing Price of shares of Common Stock on the day preceding the declaration date for such distribution, the Corporation will be required to give notice to the holders of Securities at least twenty (20) days prior to the Ex-Dividend Date for such distribution.

      The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the rights, warrants or options to which this Section 17.03(b) applies. If all of the shares of Common Stock subject to such rights, warrants or options have not been issued when such rights, warrants or options expire, then the Conversion Rate shall promptly be readjusted to the Conversion Rate that would then be in effect had the adjustment upon the issuance of such rights, warrants or options been made on the basis of the actual number of shares of Common Stock issued upon the exercise of such rights, warrants or options.

      No adjustment shall be made under this Section 17.03(b) if the application of the formula stated above in this Section 17.03(b) would result in a value of R' that is equal to or less than the value of R.

      (c) (i) In case the Corporation shall, while any of the Securities are outstanding, distribute to all holders of its Common Stock any of its assets (including shares of any Subsidiary or business unit of the Corporation, but excluding distributions of Capital Stock or equity interests referred to in
Section 17.03(c)(ii)), or debt securities or any rights, warrants or options to purchase securities of the Corporation (including securities or cash, but excluding (x) distributions of Capital Stock referred to in Section 17.03(a) and distributions of rights, warrants or options referred to in Section 17.03(b) and
(y) cash dividends or other cash distributions referred to in Section 17.03(d)), the Conversion Rate shall be adjusted, subject to the provisions of Section 17.03(c)(iii), in accordance with the formula:

                        R'  =     R x M
                               ------------
                                  M - F
      where:

      R' =   the adjusted Conversion Rate.

      R  =   the current Conversion Rate.

      M  =   the Average Closing Price, minus, in the case of a distribution to which Section 17.03(a)(iv) applies, for which (i) the record date shall occur on or before the record date for the distribution to which this Section 17.03(c)(i) applies and (ii) the Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this Section
             17.03(c)(i) applies, the fair market value (on the record date for the distribution to which this Section 17.03(c)(i) applies) of any Capital Stock of the Corporation distributed in respect of each share of Common Stock in such Section 17.03(a)(iv) distribution.

      F  =   the fair market value (on the record date for the distribution to which this Section 17.03(c)(i) applies) of the assets, securities, rights, warrants or options to be distributed in respect of each share of Common Stock in the distribution to which this Section 17.03(c)(i) is being applied (including, in the case of cash dividends or other cash distributions giving rise to an adjustment, all such cash distributed concurrently).

      The Board of Directors shall determine fair market values for the purposes of this Section 17.03(c)(i).

      The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the distribution to which this Section 17.03(c)(i) applies.

      (ii) In case the Corporation shall, while any of the Securities are outstanding, pay a dividend or make a distribution to all holders of its Common Stock consisting of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Corporation, then the Conversion Rate shall be adjusted in accordance with the formula:

                                     R' = R x (1 + F/M)

      R' =   the adjusted Conversion Rate.

      R  =   the current Conversion Rate.

      M  =   the average of the Post-Distribution Prices of the Capital Stock for the ten (10) Trading Days commencing on and including the fifth
             (5th) Trading Day after the date on which "ex-dividend trading" commences for such dividend or distribution on the principal United
             States exchange or market which such securities are then listed or quoted (the "Ex-Dividend Date").

      F  =   the fair market value of the securities distributed in respect of each share of Common Stock to which this Section 17.03(c)(ii) shall apply which shall equal the number of securities distributed in respect of each share of Common Stock multiplied by the average of the Post-Distribution Prices of those securities distributed for the ten (10) Trading Days commencing on and including the fifth
             (5th) Trading Day after the Ex-Dividend Date.

      "Post-Distribution Price" of Capital Stock or any similar equity interest on any date means the closing per unit sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date for trading of such units on a "when issued" basis without due bills (or similar concept) as reported in the composite transactions for the principal United States securities exchange on which such Capital Stock or equity interest is traded or, if the Capital Stock or equity interest, as the case may be, is not listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System or by the National Quotation Bureau Incorporated; provided that if on any date such units have not traded on a "when issued" basis, the Post-Distribution Price shall be the closing per unit sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date for trading of such units on a "regular way" basis without due bills (or similar concept) as reported in the composite transactions for the principal United States securities exchange on which such Capital Stock or equity interest is traded or, if the Capital Stock or equity interest, as the case may be, is not listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System or by the National Quotation Bureau Incorporated. In the absence of such quotation, the Corporation shall be entitled to determine the Post-Distribution Price on a basis as it considers reasonably appropriate to determine the fair market value of such Capital Stock.

      (iii) In the event that, with respect to any distribution to which Section 17.03(c)(i) would otherwise apply, the difference between "M-F" as defined in the formula set forth in Section 17.03(c)(i) is less than $1.00 or "F" is equal to or greater than "M", then the adjustment provided by Section 17.03(c)(i) shall not be made.

      (iv) In the event the Corporation makes a distribution pursuant to this
Section 17.03(c) which has a per share value equal to more than 15% of the Closing Price of shares of Common Stock on the day preceding the declaration date for such distribution, the Corporation will be required to give notice to the holders of Securities at least twenty (20) days prior to the Ex-Dividend Date for such distribution.

(d) In case the Corporation shall, on or after August 1, 2007 and while any of the Securities are outstanding, distribute to all or substantially all holders of its Common Stock any regular quarterly cash dividend or other distribution paid exclusively in cash (excluding any dividend or distribution in connection with the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary), the Conversion Rate shall be adjusted in accordance with the formula:

                        R' =  R  x       M
                                     --------

                                      (M - C)

      where,

      R' =  the adjusted Conversion Rate;

      R = the Conversion Rate in effect immediately prior to the Time of Determination;

      M  =  the average of the Closing Prices of the Common Stock for the five
            (5) consecutive Trading Days prior to the Trading Day immediately preceding the Time of Determination; and

      C = the amount in cash per share the Corporation distributes to holders of the Common Stock (and for which no adjustment has been made) in excess of an amount of cash equal to the Threshold Dividend Yield.

      Notwithstanding the forgoing, in no event will the Conversion Rate or Maximum Conversion Rate be adjusted as described in this Section 17.03(d) to a Conversion Rate that is greater than the Maximum Cash Adjusted Conversion Rate.

      The Maximum Cash Adjusted Conversion Rate shall be subject to adjustment on each occasion on which the Conversion Rate shall be adjusted (other than on account of adjustments the Conversion Rate resulting from the application of the provisions of this Section 17.03(d)) by multiplying the then applicable Maximum Cash Adjusted Conversion Rate by a fraction, the numerator of which is the Conversion Rate as so adjusted and the denominator of which is the Conversion Rate in effect immediately prior to such adjustment.

      (e) In case the Corporation shall, while any of the Securities are outstanding, make a payment of cash or other consideration to holders of Common Stock in respect of a tender offer or exchange offer, other than an odd-lot offer, for the Common Stock, and the value of the aggregate cash and other consideration paid for such Common Stock, expressed as an amount per share of Common Stock validly tendered or exchanged pursuant to such tender offer or exchange offer, exceeds the Closing Price of the Common Stock on the Trading Day immediately following the last time (the "Expiration Time") on which tenders or exchanges may be made pursuant to the tender or exchange offer, then the Conversion Rate shall be adjusted in accordance with the formula:

                        R' =  R x    F + (P x O)
                                    -------------
                                       O' x P

      where,

      R  =   the Conversion Rate in effect on the Expiration Time;

      R' =   the Conversion Rate in effect immediately after the Expiration
             Time;

      F  =   the fair market value (as determined by the Board of Directors) of the aggregate value of all cash and any other consideration paid or payable for shares of Common

             Stock validly tendered or exchanged and not withdrawn as of the Expiration Time (the "Purchased Shares");

      O  =   the number of shares of Common Stock outstanding immediately after the Expiration Time less any Purchased Shares;

      O' = the number of shares of Common Stock outstanding immediately after the Expiration Time, including any Purchased Shares; and

      P  =   the Closing Price of the Common Stock on the Trading Day next succeeding the Expiration Time.

      Such increase (if any) shall become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that the Corporation is obligated to purchase shares pursuant to any such tender offer, but the Corporation is prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made. If the application of this Section 17.03(e) to any tender or exchange offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender or exchange offer under this Section 17.03(e).

      (f) The Corporation may make such increases in the Conversion Rate, in addition to those required by Subsections (a) through (e), as it considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. The Corporation from time to time may, to the extent permitted by law, increase the Conversion Rate by any amount for any period of time if the period is at least twenty (20) days upon notice by the Corporation of at least fifteen (15) days, the increase is irrevocable during the period, and the Board of Directors shall have made a determination that such increase would be in the best interest of the Corporation, which determination shall be conclusive. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Corporation shall mail to Securityholders of record a notice of the increase at least fifteen (15) days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period it shall be in effect.

      (g) Anything in this Section 17.03 to the contrary notwithstanding, no adjustment of the Conversion Rate will be made upon: (a) the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in shares of Common Stock under any such plan, or (b) the issuance of any shares of Common Stock or options or rights pursuant to any present or future employee benefit plan or program, or (c) the issuance of any shares of Common Stock pursuant to any option, warrant, right or any exercisable, exchangeable or convertible security outstanding as of the date on which the Securities are first issued, or (d) the issuance of rights under any shareholder rights plan, or (e) a change in the par value or a change to no par value of the Common Stock. To the extent the Securities become convertible into cash, no adjustments need be made thereafter as to the cash and interest will not accrue on the cash.

      (h) The Corporation shall not issue or deliver Common Stock upon conversion of any Security to the extent that such issuance of shares of Common Stock would exceed the REIT Cap (unless the Corporation issues a related waiver from the REIT Cap) or the Exchange Cap. If the preceding sentence precludes the Corporation from issuing or delivering shares of Common Stock in complete or partial satisfaction of its obligations to convert a Security surrendered for conversion, the Corporation shall settle such conversion in cash or in a combination of cash and shares of Common Stock (but only to the extent not prohibited by the preceding sentence, in each case, pursuant to the provisions of Section 17.01(b) or 17.01(c), as applicable).

      "REIT Cap" means beneficial ownership by a Person of (i) Common Stock of the Corporation in excess of 6.5% of the more restrictive of the total number or value of the outstanding shares of Common Stock of the Corporation, (ii) shares of equity stock of the Corporation in excess of 6.5% of the more restrictive of the total number or value of the outstanding shares of equity stock of the Corporation, (iii) shares of the Corporation's equity stock if such acquisition would result in the Corporation being "closely held" under Section 856(h) of the Code, (iv) shares of the Corporation's equity stock if such acquisition would result in the equity stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution under the Code), (v) shares of the Corporation's equity stock if such acquisition would cause the Corporation to fail to qualify as a real estate investment trust under the Code or (vi) shares of the Corporation's Common Stock or equity stock in violation of any of the further restrictions set forth in the Corporation's charter.

      "Exchange Cap" means any issuance of Common Stock that would require the approval of the Corporation's Shareholders under Rule 312.03 of the New York Stock Exchange Listed Company Manual.

      (i) No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Rate; provided, however, that any adjustments which by reason of this
Section 17.03(i) are not required to be made shall be carried forward and taken into account in determining whether any subsequent adjustment shall be required. The adjusted Conversion Rate will be rounded to four decimal places.

      (j) If any action would require adjustment of the Conversion Rate pursuant to more than one of the provisions described above, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value to the Securityholders.

      SECTION 17.04. Conversion Rate Adjustments Upon Change in Control.

      (a) If a Change in Control occurs and a Holder elects to convert its Securities in connection with such Change in Control, the Corporation will increase the applicable Conversion Rate for the Securities surrendered for conversion by a number of additional shares of Common Stock (the "Make-Whole Shares"), as described in this Section 17.04. A conversion of Securities will be deemed for the purposes of this Section 17.04 to be "in connection with" a Change in Control transaction if the notice of conversion of the Securities is received by the Conversion Agent from and including the date that is fifteen
(15) Trading Days prior to the anticipated effective date of the Change in Control, up to and including the Trading Day prior to the related purchase date.

      The number of Make-Whole Shares will be determined by reference to the table below and is based on the date which such Change in Control transaction becomes effective (the "Change in Control Effective Date") and the price (the "Stock Price") paid per share of Common Stock in such Change in Control transaction. If the holders of Common Stock receive only cash in the Change in Control transaction, the Stock Price shall be the cash amount paid per share of Common Stock. Otherwise, the Stock Price shall be the average of the Closing Prices of the Common Stock on the five (5) consecutive Trading Days up to but excluding the Change in Control Effective Date.

      The Stock Prices set forth in the first column of the table below will be adjusted as of any date on which the Conversion Rate is adjusted. The adjusted Stock Prices will equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the applicable Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the applicable Conversion Rate as so adjusted. In addition, the number of additional Make-Whole Shares shall be subject to adjustment in the same manner as the Conversion Rate is in accordance with the provisions of Section 17.03(a)-(e).

                                     Make-Whole Premium (Increase in Applicable Conversion Rate)
------------------------------------------------------------------------------------------------------------------------------------
                   June
 Stock Price on    29,     January    July      January     July 1,  January     July 1,  January   July     January 1,    July 1,
 Effective Date    2007    1, 2008    1, 2008   1, 2009     2009     1, 2010     2010     1, 2011   1, 2011     2012        2012
                  ------- ----------- -------- ---------- --------- ---------- --------- ---------- -------- ------------ ---------
$21.31.........    8.64      9.70      9.51      9.17       7.69      8.43       9.15      6.87      4.58       2.29        0.00
$22.50.........    8.01      8.45      8.32      7.85       6.56      7.02       7.44      5.28      3.11       0.94        0.00
$25.00.........    5.50      5.79      5.60      5.50       5.40      6.00       6.58      4.63      2.68       0.73        0.00
$27.50.........    3.45      3.71      3.77      4.02       4.46      5.17       5.87      4.10      2.32       0.55        0.00
$30.00.........    1.91      2.21      2.48      2.99       3.67      4.48       5.28      3.65      2.03       0.40        0.00
$32.50.........    0.77      1.09      1.51      2.20       3.00      3.89       4.78      3.28      1.78       0.28        0.00
$35.00.........    0.00      0.25      0.75      1.55       2.43      3.39       4.35      2.96      1.56       0.17        0.00
$37.50.........    0.00      0.00      0.13      0.99       1.93      2.95       3.98      2.68      1.38       0.08        0.00
$40.00.........    0.00      0.00      0.00      0.51       1.50      2.57       3.65      2.43      1.21       0.00        0.00
$45.00.........    0.00      0.00      0.00      0.00       0.77      1.93       3.11      2.03      0.94       0.00        0.00
$65.00.........    0.00      0.00      0.00      0.00       0.00      0.37       1.78      1.03      0.28       0.00        0.00
$85.00.........    0.00      0.00      0.00      0.00       0.00      0.00       1.07      0.50      0.00       0.00        0.00

      If the exact Stock Prices and effective dates are not set forth in the table, then:

            (i) if the Stock Price is between two Stock Price amounts in the table or the effective date is between two dates in the table, the Make-Whole Shares issued upon conversion of the Securities will be determined by a straight-line interpolation between the number of Make-Whole Shares set forth for the higher and lower Stock Price amounts and the two dates in the table, based on a 365-day year,

            (ii) if the Stock Price exceeds $200.00 per share, subject to adjustment as set forth herein, no Make-Whole Shares will be issued upon conversion of the Securities; and

            (iii) if the Stock Price is less than $21.31 per share, subject to adjustment as set forth herein, no Make-Whole Shares will be issued upon conversion of the Securities.

      (b) A "Change in Control" shall be deemed to have occurred at such time as either of the following events shall occur:

            (i) There shall be consummated any consolidation or merger of the Corporation pursuant to which the Common Stock would be converted into any combination of cash, securities or other property, in each case other than a consolidation or merger of the Corporation in which the holders of Common Stock immediately prior to the consolidation or merger have, directly or indirectly, at least a majority of the total voting power in the aggregate of all classes of capital stock of the continuing or surviving corporation immediately after such consolidation or merger; or

            (ii) There is a report on Schedule 13D or TO (or any successor schedule, form or report) pursuant to the Exchange Act, disclosing that any person, including such person's Affiliates or Associates (for these purposes only, as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of 50% or more of the voting power of the Common Stock or other capital stock into which the Common Stock is reclassified or changed; provided, however, that a person shall not be deemed to be a beneficial owner of, or to own beneficially,
      (A) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any such person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange thereunder, or (B) any securities if such beneficial ownership (1) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act, and (2) is not also then reportable on
      Schedule 13D (or any successor schedule) under the Exchange Act.

      (c) Notwithstanding the provisions of Section 17.04(b),

            (i) a Change in Control shall not be deemed to have occurred by virtue of the Corporation, any subsidiary, any employee stock ownership plan or any other employee benefit plan of the Corporation or any subsidiary, or any person holding the Common Stock for or pursuant to the terms of any such employee benefit plan, filing or becoming obligated to file a report under or in response to Schedule 13D or Schedule TO (or any successor schedule, form or report) under the Exchange Act disclosing beneficial ownership by it of shares of the Common Stock, whether in excess of 50% or otherwise (provided, however, this Section 17.04(c)(i) shall not apply to filings or obligations to file a report under or in response to Schedule 13D or Schedule TO (or any successor schedule, form or report) under the Exchange Act relating to or arising from any of the foregoing's participation in any acquisition of the Corporation in which a party that is not an Affiliate of the Corporation has a material interest); and

            (ii) it will not constitute a Change in Control if 100% of the consideration for the Common Stock (excluding cash payments for fractional shares and cash payments made in respect of dissenters' appraisal rights and cash payment of the required cash payment, if any) in the transaction or transactions constituting the Change in Control consists of common stock traded on a United States national securities exchange or quoted on the NASDAQ Stock Market, or which will be so traded or quoted when issued or exchanged in connection with the Change in Control, and as a result of such transaction or transactions the Securities become convertible solely into such common stock.

      SECTION 17.05. Share Exchange, Consolidation, Merger or Sale of Assets.

      In the case of the following events (each, a "business combination"):

            (1) Any recapitalization, reclassification or change of the Common Stock, other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination;

            (2) A consolidation, merger or binding share exchange of the Corporation with another Person; or

            (3) A sale, conveyance or lease to another corporation of all or substantially all of the Corporation's property and assets in each case as a result of which holders of Common Stock are entitled to receive stock, other securities, other property or assets (including cash or any combination thereof) with respect to or in exchange for Common Stock, then the Corporation or the successor or purchasing corporation, as the case may be, shall execute a supplemental indenture which shall provide that the Holders of the Securities then outstanding will be entitled thereafter to convert Securities into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) which they would have owned or been entitled to receive upon such business combination had such Securities been converted into Common Stock immediately prior to such business combination. In the event holders of Common Stock have the opportunity to elect the form of consideration to be received in such business combination, the Corporation will make adequate provision whereby the Holders of the Securities shall have a reasonable opportunity to determine the form of consideration into which all of the Securities, treated as a single class, shall be convertible from and after the effective date of such business combination. Such determination shall be based on the weighted average of elections made by Holders of the Securities who participate in such determination, shall be subject to any limitations to which all of the holders of Common Stock are subject, such as pro-rata reductions applicable to any portion of the consideration payable in such business combination and shall be conducted in such a manner as to be completed by the date which is the earliest of (a) the deadline for elections to be made by holders of Common Stock, and (b) two (2) Trading Days prior to the anticipated effective date. The Corporation will provide notice of the opportunity to determine the form of such consideration, as well as notice of the determination made by Holders of the Securities (and the weighted average of elections), by issuing a press release, or providing other appropriate notice, and by providing a copy of such notice to the Debenture Trustee. In the event the effective date is delayed beyond the initially anticipated effective date, Holders of the Securities shall be given the opportunity to make subsequent similar determinations in regard to such delayed effective date. The Corporation may not become a party to any such transaction unless its terms are materially consistent with the provisions of this Section 17.05. None of the foregoing provisions shall affect the right of a Holder of Securities to convert its Securities into shares of Common Stock prior to the effective date of the business combination.

      The Corporation shall cause notice of the execution of such supplemental indenture to be mailed to each holder, at the address of such holder as it appears on the security Register, within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

      The above provisions of this Section 17.05 shall similarly apply to successive reclassifications, mergers, consolidations, statutory share exchanges, combinations, sales and conveyances.

      If this Section 17.05 applies to any event or occurrence, Section 17.03 shall not apply to such event or occurrence.

      SECTION 17.06. Notice of Adjustments of Conversion Rate.

      Whenever the Conversion Rate is adjusted as herein provided:

      (a) The Corporation shall compute the adjusted Conversion Rate and shall prepare an Officers' Certificate setting forth the adjusted Conversion Rate and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the Debenture Trustee, the Conversion Agent and the transfer agent for the Preferred Securities and the Securities; and

      (b) A notice stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate shall as soon as practicable be mailed by the Corporation to all record holders of Preferred Securities and the Securities at their last addresses as they appear upon the stock transfer books of the Corporation and the Trust and the Corporation shall issue a press release and publish such determination on the Corporation's website.

      SECTION 17.07. Prior Notice of Certain Events.

      In case the Corporation takes any action which would require an adjustment to the Conversion Rate, there occurs any event to which the provisions of
Section 17.05 would apply or there is a dissolution or liquidation of the Corporation, then the Corporation shall (1) if any Preferred Securities are outstanding, cause to be filed with the Property Trustee and the transfer agent for the Preferred Securities, and shall cause to be mailed to the holders of record of the Preferred Securities, at their last addresses as they shall appear upon the securities register of the Trust, or (2) shall cause to be mailed to all Securityholders at their last addresses as they shall appear in the Security Register, at least thirty (30) days prior to the applicable record or effective date hereinafter specified, a notice briefly describing the event and stating the proposed record of effective date. No failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice.

      SECTION 17.08. Debenture Trustee Not Responsible for Determining Conversion Rate or Adjustments.

      Neither the Debenture Trustee nor any Conversion Agent shall at any time be under any duty or responsibility to any Securityholder to calculate the Conversion Rate or to determine whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. Neither the Debenture Trustee nor any Conversion Agent shall be accountable with respect to the validity or value (or the kind of account) of any shares of Common Stock or of any securities or property, which may at any time be issued or delivered upon the conversion of any Security; and neither the Debenture Trustee nor any Conversion Agent makes any representation with respect thereto. Neither the Debenture Trustee nor any Conversion Agent shall be responsible for any failure of the Corporation to make any cash payment or to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property upon the surrender of any Security for the purpose of conversion, or to comply with any of the covenants of the Corporation contained in Article III or this Article XVII.

                                 ARTICLE XVIII
                                   [RESERVED]

                                  ARTICLE XIX
                            MISCELLANEOUS PROVISIONS

      SECTION 19.01. Successors.

      All the covenants, stipulations, promises and agreements in this Indenture contained by the Corporation shall bind its successors and assigns whether so expressed or not.

      SECTION 19.02. Official Acts by Successor Corporation.

      Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Corporation shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation that shall at the time be the lawful sole successor of the Corporation.

      SECTION 19.03. Addresses for Notices, Etc.

      Any notice, direction, request or demand which by any provision of this Indenture is required or permitted to be given or served on any party by the other party or by the holders of Securities may be given or served by being deposited postage prepaid by first class mail, registered or certified mail, overnight courier service or telecopy (confirmed by one of the foregoing) addressed (unless another address is provided by a party by written notice to the other party), as follows:

      If to the Corporation:

            American Home Mortgage Investment Corp.
            538 Broadhollow Road
            Melville, New York  11747
            Telecopy:   (516) 949-3929
            Telephone:  (516) 620-1099
            Attention:  Michael Strauss, Chief Executive Officer

          with a copy to:

            American Home Mortgage Investment Corp.
            538 Broadhollow Road
            Melville, New York  11747
            Attention:  Alan B. Horn, Esq.

          and a copy to:

            Cadwalader, Wickersham & Taft LLP
            One World Financial Center
            New York, New York 10281
            Telecopy:   (212) 504-6666
            Telephone:  (212) 504-6057
            Attention:  Louis J. Bevilacqua, Esq.

      If to the Debenture Trustee:

            Wilmington Trust Company
            Rodney Square North
            1100 North Market Street
            Wilmington, Delaware 19890
            Telecopy:   (302) 636-4140
            Telephone:  (302) 651-1000
            Attention:  Corporate Capital Markets - AHM Capital Trust I

      Any notice or communication to a Securityholder shall be mailed by first-class mail to his or her address shown on the register kept by the security registrar for the Securities.

      SECTION 19.04. Securityholder Information Reporting.

      On the request of the Corporation, each Securityholder agrees to timely provide the Corporation with any information that could be requested of such Securityholder under the Code or Treasury Regulations, including Treasury Regulations Section 1.857-8, as if the Securities were equity of the Corporation, and if specified therein, at such times and in such forms as provided.

      SECTION 19.05. Governing Law.

      This Indenture and each Security shall be governed by and construed in accordance with the laws of the State of New York.

      SECTION 19.06. Evidence of Compliance with Conditions Precedent.

      Upon any application or demand by the Corporation to the Debenture Trustee to take any action under any of the provisions of this Indenture, the Corporation shall furnish to the Debenture Trustee an Officers' Certificate stating that in the opinion of the signers all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

      Each certificate or opinion provided for in this Indenture and delivered to the Debenture Trustee with respect to compliance with a condition or covenant provided for in this Indenture (except certificates delivered pursuant to Section 3.05) shall include: (1) a statement that the Person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

      SECTION 19.07. Business Days.

      In any case where the date of payment of principal of or Interest on the Securities will not be a Business Day, the payment of such principal of or Interest on the Securities need not be made on such date but may be made on the next succeeding Business Day, with the same force and effect as if made on the due date therefor and no Interest shall accrue for the period from and after such date, except that if such next succeeding Business Day falls in the next succeeding calendar year, then such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

      SECTION 19.08. Trust Indenture Act to Control.

      If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Sections 310 to 318, inclusive, of the Trust Indenture Act, such imposed duties shall control.

      SECTION 19.09. Intention of the Parties.

      It is the intention of the parties hereto that the Securities be classified for United States federal income tax purposes as indebtedness of the Corporation, that the Trust be classified as a grantor trust for United States federal, state and local tax purposes, and the Preferred Securities (including but not limited to all payments and proceeds with respect to the Preferred Securities) be classified as undivided beneficial ownership interests in the Securities (and payments and proceeds therefrom, respectively) for United States federal, state and local tax purposes. The provisions of this Indenture shall be interpreted to further this intention of the parties.

      SECTION 19.10. Table of Contents, Headings, Etc.

      The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

      SECTION 19.11. Execution in Counterparts.

      This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

      SECTION 19.12. Separability.

      In case any one or more of the provisions contained in this Indenture or in the Securities shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Indenture or of the Securities, but this Indenture and the Securities shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

      SECTION 19.13. Assignment.

      The Corporation will have the right at all times to assign any of its respective rights or obligations under this Indenture to a direct or indirect wholly owned Subsidiary of the Corporation, provided that, in the event of any such assignment, the Corporation will remain primarily liable for all such obligations. Subject to the foregoing, the Indenture is binding upon and inures to the benefit of the parties thereto and their respective successors and assigns. This Indenture may not otherwise be assigned by the parties thereto.

                            [SIGNATURE PAGE FOLLOWS]

      Wilmington Trust Company hereby accepts the trusts in this indenture declared and provided, upon the terms and conditions hereinabove set forth.

      IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed by their respective officers thereunto duly authorized, as of the day and year first above written.

                                      AMERICAN HOME MORTGAGE INVESTMENT CORP.

                                      By
                                        -------------------------------------
                                        Name:
                                        Title:

                                      WILMINGTON TRUST COMPANY,
                                          as Debenture Trustee

                                      By
                                        -------------------------------------
                                        Name:
                                        Title:

                                    EXHIBIT A

                           (FORM OF FACE OF SECURITY)

[Include the following legend on all Global Securities.]

      THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY OR A NOMINEE OF THE DEPOSITORY TRUST COMPANY. THIS SECURITY IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY TRUST COMPANY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TRUST COMPANY TO A NOMINEE OF THE DEPOSITORY TRUST COMPANY OR BY A NOMINEE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITORY TRUST COMPANY OR ANOTHER NOMINEE OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR CLEARING AGENCY OR TO A NOMINEE OF SUCH SUCCESSOR) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

      UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

[Include the following legends on all Securities, including Global Securities, unless otherwise determined by the Corporation in accordance with applicable law.]

      THIS SECURITY AND THE SHARES OF AMERICAN HOME MORTGAGE INVESTMENT CORP. COMMON STOCK ISSUABLE UPON CONVERSION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, THE SHARES OF UNDERLYING AMERICAN HOME MORTGAGE INVESTMENT CORP. COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

      THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY ARE SUBJECT TO SIGNIFICANT RESTRICTIONS

ON OWNERSHIP AND TRANSFER. EXCEPT AS OTHERWISE PROVIDED PURSUANT TO THE INDENTURE DATED JUNE 28, 2007, AS THE SAME MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, (I) NO INDIVIDUAL MAY BENEFICIALLY OWN SECURITIES IN EXCESS OF 9.8% OF THE TOTAL VALUE OF THE SECURITIES, (II) NO INDIVIDUAL MAY BENEFICIALLY OWN SHARES OF COMMON STOCK OR SECURITIES OF AMERICAN HOME MORTGAGE INVESTMENT CORP. OR ANY COMBINATION THEREOF IN EXCESS OF 6.5% OF THE MORE RESTRICTIVE OF THE TOTAL NUMBER OR VALUE OF THE OUTSTANDING SHARES OF COMMON STOCK OF AMERICAN HOME MORTGAGE INVESTMENT CORP. (TAKING INTO ACCOUNT THE COMMON STOCK INTO WHICH THE SECURITIES ARE CONVERTIBLE TO THE EXTENT PROVIDED IN CODE SECTION 544 AND THE TREASURY REGULATIONS PROMULGATED THEREUNDER), (III) NO INDIVIDUAL MAY BENEFICIALLY OWN SHARES OF EQUITY STOCK OR SECURITIES OF AMERICAN HOME MORTGAGE INVESTMENT CORP. OR ANY COMBINATION THEREOF IF IT WOULD CAUSE ANY INDIVIDUAL TO BENEFICIALLY OWN IN EXCESS OF 6.5% OF THE VALUE OF THE SHARES OF EQUITY STOCK, TREATING THE SECURITIES AS EQUITY STOCK OR, ALTERNATIVELY, TREATING THE SECURITIES AS THE COMMON STOCK INTO WHICH THEY ARE CONVERTIBLE (TO THE EXTENT PROVIDED IN CODE SECTION 544 AND THE TREASURY REGULATIONS PROMULGATED THEREUNDER), IF EITHER TREATMENT WOULD CAUSE THIS PROVISION TO BE VIOLATED, (IV) NO PERSON MAY BENEFICIALLY OWN SHARES OF EQUITY STOCK OR SECURITIES OF AMERICAN HOME MORTGAGE INVESTMENT CORP. OR ANY COMBINATION THEREOF IF SUCH OWNERSHIP WOULD RESULT IN AMERICAN HOME MORTGAGE INVESTMENT CORP. BEING "CLOSELY HELD" UNDER SECTION 856(h) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), AND (V) NO PERSON MAY BENEFICIALLY OWN SHARES OF EQUITY STOCK OR SECURITIES OF AMERICAN HOME MORTGAGE INVESTMENT CORP. OR ANY COMBINATION THEREOF IF SUCH OWNERSHIP WOULD CAUSE AMERICAN HOME MORTGAGE INVESTMENT CORP. TO FAIL TO QUALIFY AS A REAL ESTATE INVESTMENT TRUST UNDER THE CODE. ANY PERSON WHO ATTEMPTS OR PROPOSES TO BENEFICIALLY OWN SHARES OF EQUITY STOCK OR SECURITIES OF AMERICAN HOME MORTGAGE INVESTMENT CORP. OR ANY COMBINATION THEREOF IN EXCESS OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY AMERICAN HOME MORTGAGE INVESTMENT CORP. IN WRITING. IF AN ATTEMPT IS MADE TO VIOLATE OR THERE IS A VIOLATION OF THESE RESTRICTIONS, (A) ANY PURPORTED TRANSFER WILL BE VOID AB INITIO AND WILL NOT BE RECOGNIZED BY AMERICAN HOME MORTGAGE INVESTMENT CORP. AND (B) ANY PURPORTED OR ATTEMPTED BENEFICIAL OWNERSHIP OF SHARES OF EQUITY STOCK OR SECURITIES OF AMERICAN HOME MORTGAGE INVESTMENT CORP. OR ANY COMBINATION THEREOF IN VIOLATION OF THESE RESTRICTIONS, WHETHER AS A RESULT OF A TRANSFER OR NON-TRANSFER EVENT, WILL BE TRANSFERRED AUTOMATICALLY TO A SHARE TRUST AND SHALL BE DESIGNATED SHARES-IN-TRUST. ALL TERMS USED IN THIS LEGEND AND DEFINED IN AMERICAN HOME MORTGAGE INVESTMENT CORP.'S INDENTURE DATED JUNE 28, 2007, HAVE THE MEANINGS PROVIDED IN AMERICAN HOME MORTGAGE INVESTMENT CORP.'S INDENTURE DATED JUNE 28, 2007, AS THE SAME MAY BE AMENDED OR

SUPPLEMENTED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON OWNERSHIP AND TRANSFER, WILL BE SENT WITHOUT CHARGE TO EACH SECURITYHOLDER WHO SO REQUESTS. THIS LEGEND IS INTENDED TO PREVENT AMERICAN HOME MORTGAGE INVESTMENT CORP. FROM BEING TREATED AS CLOSELY HELD WITHIN THE MEANING OF
SECTION 856(a)(6) AND SECTION 856(h) OF THE INTERNAL REVENUE CODE, AND SHALL BE CONSTRUED CONSISTENT WITH THIS INTENT.

      THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH AMERICAN HOME MORTGAGE INVESTMENT CORP. OR ANY AFFILIATE OF AMERICAN HOME MORTGAGE INVESTMENT CORP. WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO AMERICAN HOME MORTGAGE INVESTMENT CORP. OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO AMERICAN HOME MORTGAGE INVESTMENT CORP.'S, AND THE DEBENTURE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE DEBENTURE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER UPON THE EARLIER OF THE TRANSFER OF THE SECURITIES EVIDENCED HEREBY PURSUANT TO CLAUSE (C) ABOVE AND THE RESALE RESTRICTION TERMINATION DATE. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE (C) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

      BY ITS ACQUISITION OF THIS CERTIFICATE THE HOLDER REPRESENTS THAT EITHER
(I) IT IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER SIMILAR RETIREMENT PLAN OR ARRANGEMENT, WHETHER OR NOT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (OR ANY SIMILAR LAWS OR REGULATIONS), OR AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE THE

ASSETS OF ANY SUCH PLANS AND ARRANGEMENTS (EACH, A "PLAN") AND NO PART OF THE ASSETS TO BE USED BY THE HOLDER TO ACQUIRE AND/OR HOLD THIS CERTIFICATE OR ANY INTEREST THEREIN CONSTITUTES PLAN ASSETS OF ANY PLAN OR (II) THE ACQUISITION, HOLDING AND IF APPLICABLE CONVERSION OF THIS CERTIFICATE WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER TITLE I OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION UNDER ANY OTHER APPLICABLE LAWS AND REGULATIONS THAT ARE SIMILAR TO THE PROVISIONS OF TITLE I OF ERISA OR SECTION 4975 OF THE CODE.

                                                  Principal Amount: $128,866,000

                     American Home Mortgage Investment Corp.

                 9.75% JUNIOR SUBORDINATED CONVERTIBLE DEBENTURE
                                DUE JULY 1, 2037

American Home Mortgage Investment Corp., a Maryland corporation (the "Corporation", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Wilmington Trust Company as Property Trustee for AHM Capital Trust I or registered assigns, the principal sum of ONE HUNDRED TWENTY-EIGHT MILLION EIGHT HUNDRED SIXTY-SIX THOUSAND DOLLARS ($128,866,000) on July 1, 2037 (the "Maturity Date"), unless previously redeemed, repurchased or converted, and to pay interest on the outstanding principal amount hereof from June 28, 2007, or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, quarterly in arrears on January 1, April 1, July 1 and October 1 of each year, commencing October 1, 2007, at the rate of (i) 9.75% per annum until the principal hereof shall have become due and payable, (ii) 9.75% per annum on any overdue installment of Interest (to the extent that payment of such interest is enforceable under applicable law) and (iii) 11.75% per annum for any period of time during which any installment of Interest is overdue, in every case, compounded quarterly, including any Liquidated Damages (as defined in the Registration Rights Agreement) and any Additional Sums. The amount of Interest, if any, payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which the principal of or Interest on this Security is payable is not a Business Day, then the payment payable on such date will be made on the next succeeding day that is a Business Day (and without any Interest or other payment in respect of any such delay), except that if such next succeeding Business Day falls in the next calendar year, then such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. Pursuant to the Indenture, in certain circumstances the Corporation will be required to pay Additional Sums and Liquidated Damages with respect to this Security.

      The Interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities, as defined in said Indenture) is registered at the close of business on the regular record date for such interest installment, which shall be as of 5:00 p.m., New York City time, on the first day of the month, whether or not a Business Day, in the month in which the relevant Interest Payment Date occurs. Any such Interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the Holders on such regular record date and shall be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a special record date to be fixed by the Debenture Trustee for the payment of such defaulted Interest, notice whereof shall be given to the holders of Securities not less than ten (10) days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

      The principal of and Interest on this Security shall be payable at the office or agency of the Debenture Trustee maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that, payment of Interest may be made at the option of the Corporation (i) by check mailed to the holder at such address as shall appear in the Security Register or
(ii) by transfer to an account maintained by the Person entitled thereto, provided that proper written transfer instructions have been received by the relevant record date. Notwithstanding the foregoing, so long as the Holder of this Security is the Property Trustee, the payment of the principal of and Interest on this Security will be made at such place and to such account as may be designated by the Property Trustee.

      The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Debenture Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Debenture Trustee his or her attorney-in-fact for any and all such purposes. Each holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

      This Security shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by or on behalf of the Debenture Trustee.

      The Company and, by its acceptance or acquisition of a Security or a beneficial interest therein, the Holder of, and any Person that acquires a direct or indirect beneficial interest in, such Security, intend and agree to treat this Security as indebtedness of the Company for United States federal, state and local tax purposes, to treat the Trust as a grantor trust for United States federal, state and local tax purposes, and to treat the Preferred Securities (including but not limited to all payments and proceeds with respect to the Preferred Securities) as undivided beneficial ownership interests in the Securities (and payments and proceeds therefrom, respectively) for United States federal, state and local tax purposes, unless otherwise required by law.

      The provisions of this Security are continued on the reverse side hereof and such provisions shall for all purposes have the same effect as though fully set forth at this place.

      IN WITNESS WHEREOF, the Corporation has caused this instrument to be duly executed and sealed this ____ day of ___________, 2007.

                                       AMERICAN HOME MORTGAGE INVESTMENT CORP.

                                      By
                                        -------------------------------------
                                        Name:
                                        Title:

CERTIFICATE OF AUTHENTICATION

                                       This Certificate represents Securities
                                       referred to in the within-mentioned
                                       Indenture.

                                       WILMINGTON TRUST COMPANY,
                                       not in its individual capacity but solely as Debenture Trustee

                                       By
                                          -----------------------------------
                                          Authorized Signatory

                          (FORM OF REVERSE OF SECURITY)

      This Security is one of the Securities of the Corporation (herein sometimes referred to as the "Securities"), specified in the Indenture, all issued or to be issued under and pursuant to an Indenture, dated as of June 28, 2007 (the "Indenture"), duly executed and delivered between the Corporation and Wilmington Trust Company as Debenture Trustee (the "Debenture Trustee"), to which Indenture reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Debenture Trustee, the Corporation and the holders of the Securities. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

      1. Redemption. (a) Upon the occurrence and continuation of a Special Event, the Corporation shall have the right, at any time following the occurrence of such Special Event, to redeem this Security in whole (but not in part) at the Redemption Price. In addition, the Corporation shall have the right to redeem this Security, in whole or, in part from time to time, on or after July 1, 2010 at the Make-Whole Redemption Price if the average Closing Price per share of the Corporation's Common Stock the ten (10) consecutive Trading Days ending on the Trading Day prior to the mailing of the notice of redemption exceeds 130% of the then prevailing Conversion Price. On and after July 1, 2012, the Corporation shall have the right to redeem the Securities, in whole or in part, at the Redemption Price. Amounts payable pursuant to this paragraph 1(a) and Section 14.01(a) of the Indenture shall be paid prior to 1:00 p.m., New York City time, on the date of such redemption or at such earlier time as the Corporation determines, provided, that the Corporation shall deposit with the Debenture Trustee an amount sufficient to pay the Redemption Price or Make-Whole Redemption Price, as the case may be, by 10:00 a.m. New York City time on the date such Redemption Price or Make-Whole Redemption Price, as the case may be, is to be paid. Any redemption pursuant to this paragraph will be made upon not less than thirty (30) days nor more than sixty (60) days notice.

            (b) If the Corporation has announced a Change in Control, the Corporation shall have the irrevocable right to redeem this Security, in whole (but not in part), at the greater of: (x) the Redemption Price plus the Change in Control Redemption Premium, or (y) an amount equal to the number of shares of Common Stock that would be issued if this Security was converted on the Change in Control Effective Date at the then prevailing Conversion Rate multiplied by the Stock Price plus the Change in Control Redemption Premium. Amounts payable pursuant to this paragraph 1(b) and Section 14.01(b) of the Indenture shall be paid prior to 1:00 p.m., New York City time, on the fifth (5th) Business Day following the Change in Control Effective Date or such earlier time as the Corporation determines, provided that the Corporation shall deposit with the Debenture Trustee an amount sufficient to pay the amount owing under this section by 10:00 a.m., New York City time, on the date such amount is to be paid.

      If the Securities are only partially redeemed by the Corporation pursuant to an optional redemption described in paragraph 1(a), the particular Securities to be redeemed shall be selected on a pro rata basis not more than sixty (60) days prior to the date fixed for redemption from the outstanding Securities not previously called for redemption, provided, however, that with respect to Securityholders that would be required to hold Securities with an aggregate principal amount of less than $5,000 but more than an aggregate principal amount of zero as a result of such pro rata redemption, the Corporation shall redeem Securities of each such Securityholder so that after such redemption such Securityholder shall hold Securities either with an aggregate principal amount of at least $5,000 or such Securityholder no longer holds any Securities and shall use such method (including, without limitation, by lot) as the Corporation shall deem fair and appropriate, provided, further, that any such proration may be made on the basis of the aggregate principal amount of Securities held by each Securityholder thereof and may be made by making such adjustments as the Corporation deems fair and appropriate in order that only Securities in denominations of $1,000.00 or integral multiples thereof shall be redeemed.

      In the event of redemption of this Security in part only, a new Security or Securities for the portion hereof that has not been redeemed will be issued in the name of the holder hereof upon the cancellation hereof.

      2. Conversion. Subject to and upon compliance with the provisions of
Article XVII of the Indenture, the Securities are convertible, at the option of the Securityholder, at any time before 5:00 p.m., New York City time, on the Business Day immediately preceding the date of repayment of this Security, whether at stated maturity or upon redemption, into fully paid and nonassessable shares of Common Stock at an initial conversion rate of 39.1016 shares of Common Stock for each $1,000.00 in aggregate principal amount of Securities (equal to an initial conversion price of $25.57 per share of Common Stock), subject to adjustment as described in the Indenture. A Securityholder may convert any portion of the principal amount of the Securities into that number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) in the manner prescribed by the Indenture. Upon conversion of the Securities, the Corporation may satisfy its obligation to deliver shares of Common Stock by delivering cash and/or shares of Common Stock, all as set forth in Article XVII of the Indenture. In case a Security or portion thereof is called for redemption, such conversion right in respect of the Security or portion so called shall expire at 5:00 p.m., New York City time on the Business Day immediately preceding the corresponding redemption date, unless the Corporation defaults in making the payment due upon redemption.

      (b) To convert all or a portion of the Securities, the Securityholder thereof shall deliver to the Conversion Agent a Conversion Request setting forth the principal amount of Securities to be converted, together with the name or names, if other than the Securityholder, in which the shares of Common Stock should be issued upon conversion and, if such Securities are in certificated form, surrender to the Conversion Agent the Securities to be converted, duly endorsed or assigned to the Corporation or in blank. In addition, a holder of Preferred Securities may exercise its right under the Declaration to exchange such Preferred Securities for Securities which shall be converted into Common Stock by delivering to the Conversion Agent a Conversion Request setting forth the information called for by the preceding sentence and directing the Conversion Agent (i) to exchange such Preferred Security for a portion of the Securities held by the Trust (at an exchange rate of $1,000.00 principal amount of Securities for each Preferred Security), and (ii) to immediately convert such Securities, on behalf of such Securityholder, into Common Stock pursuant to
Article XVII of the Indenture and, if such Preferred Securities are in certificated form, surrendering such Preferred Securities, duly endorsed or assigned to the Corporation or in blank.

      (c) Except as described in this paragraph, no Interest will be payable on Securities surrendered for conversion with respect to any Interest Payment Date subsequent to the date of conversion and neither the Trust nor the Corporation shall make, or be required to make, any payment, allowance or adjustment for accumulated and unpaid Interest, whether or not in arrears, on Securities surrendered for conversion. If any Securities are surrendered for conversion between the period from 5:00 p.m., New York City time, on any record date through and including the related Interest Payment Date, the Securities surrendered for conversion must be accompanied by payment in next day funds of an amount equal to the Interest payment which the registered holder on such record date is to receive, and such Securityholder shall be entitled to receive the Interest payable on the subsequent Interest Payment Date on the portion of Securities to be converted, notwithstanding the conversion thereof prior to such Interest Payment Date. The previous sentence shall not apply in the case of Securities called for redemption on a redemption date between a record date and a related Interest Payment Date, in which event Interest with respect to such Securities shall be payable to the extent provided in the Indenture. Except as otherwise set forth above in this paragraph, in the case of any Security which is converted, Interest which is payable after the date of conversion of such Security shall not be payable, and the Corporation shall not make nor be required to make any other payment, adjustment or allowance with respect to accrued but unpaid Interest on the Securities being converted, which shall be deemed to be paid in full through delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares).

      (d) Subject to any right of the Securityholder, the fair market value of the fixed number of shares of Common Stock into which the Securities are convertible (together with the cash payment, if any, in lieu of fractional shares) shall be treated as issued, to the extent thereof, (i) first, in exchange for accrued and unpaid Interest on such Securities at the time of such conversion, and (ii) second, the balance, if any, of such fair market value of such Common Stock (and any cash payment) shall be treated as issued in exchange for the principal amount at maturity of the portion of Securities so converted.

      (e) No fractional shares of Common Stock shall be issued as a result of conversion, but in lieu thereof, the Corporation shall pay to the Conversion Agent a cash adjustment in the amount determined in accordance with the provisions of Article XVII of the Indenture.

      3. [Reserved]

      4. Repurchase. Upon the occurrence of a Change in Control or a Termination of Trading, Holders shall have the right to require the Corporation to repurchase all or any portion of their Securities that is an integral multiple of $1,000.00 at a Repurchase Price equal to 100% of the principal amount of the Securities to be repurchased, plus accrued and unpaid Interest to, but excluding, the date of repurchase. To exercise the Repurchase Right following a Change in Control or a Termination of Trading, the Securityholder shall be required to deliver a Repurchase Notice and otherwise comply with the applicable provisions of Article XIII of the Indenture. In addition, a holder of Preferred Securities may exercise its right under the Declaration to exchange such Preferred Securities for Securities which shall be repurchased by the Corporation following a Change in Control by delivering to the Exchange Agent a Notice of Repurchase Election and directing the Conversion Agent (i) to exchange such Preferred Security for a portion of the Securities held by the Trust (at an exchange rate of $1,000.00 principal amount of Securities for each Preferred Security), and (ii) to immediately tender such Securities, on behalf of such Securityholder, for repurchase pursuant to Article XIII of the Indenture and, if such Preferred Securities are in certificated form, surrendering such Preferred Securities, duly endorsed or assigned to the Corporation or in blank.

      5. Acceleration. In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Securities and all accrued and unpaid Interest thereon may be declared, and, in certain cases, shall ipso facto become, due and payable, in each case, in the manner, with the effect and subject to the conditions provided in the Indenture.

      6. Modification and Waiver. The Indenture contains provisions permitting the Corporation and the Debenture Trustee, with the consent of the holders of a majority in aggregate principal amount of the Securities at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the holders of the Securities; provided, however, that no such supplemental indenture shall, without the consent of each holder of Securities then outstanding and affected thereby, thereby (i) change the Maturity Date of any Security, or reduce the principal amount of, or any installment of principal of or Interest on the Securities; (ii) reduce the rate or extend the time of payment of Interest; (iii) change any of the provisions of Article XIV of the Indenture relating to redemption; (iv) change the Conversion Rate except as provided in Section 17.03 and Section 17.04 of the Indenture with respect to adjustment of the Conversion Rate, or otherwise change the right to convert the Securities in a manner that would be adverse to Securityholders; (v) make the principal of, or Interest payment on, the Securities payable in any coin or currency other than that provided in the Indenture; (vi) change any obligation of the Corporation to maintain an office or agency in the places and for the purposes required by the Indenture or change the place of payment where the Securities or Interest payment thereon is payable; (vii) impair or affect the right of any holder of Securities to institute suit for the payment of the Securities as provided in the Indenture; (viii) reduce the percentage of the principal amount of the Securities required to consent to modify or amend the Indenture or for any waiver of compliance with provisions of the Indenture as stated in the Indenture or for waiver of Defaults as stated in the Indenture;
(ix) make any change adverse to a Holder with respect to the subordination provisions of Article XV of the Indenture; or (x) modify any of the foregoing provisions; provided, however, that if the Securities are held by the Trust, no such modification or amendment referred to in clauses (i) through (x) shall be effective until the holders of not less than a majority of the aggregate liquidation amount of the Trust Securities shall have consented to such modification or amendment; and provided further, that where a consent under the Indenture would require the consent of the Securityholders of more than a majority of the principal amount of the Securities, such modification or amendment shall not be effective until the holders of at least the same proportion in aggregate stated liquidation amount of the Trust Securities shall have consented to such modification or amendment. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Securities at the time outstanding, on behalf of all of the holders of the Securities, prior to any declaration accelerating the maturity of the Securities, to waive any past Default or Event of Default and its consequences, except (i) a Default in the payment of the principal of or Interest on any of the Securities or (ii) a Default in respect of any covenant or provision under which the Indenture cannot be modified or amended without the consent of each holder of Securities then outstanding. Any such consent or waiver by the holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future holders and owners of this Security and of any Security issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Security.

      7. No Impairment. No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of and Interest on this Security at the time and place and at the rate and in the money herein prescribed.

      8. [Reserved]

      9. Limitation on Dividends. Subject to the exceptions set forth in Section 3.07, the Corporation will be precluded from engaging in the transaction set forth in Section 3.07 of the Indenture, if at the time of such transaction (1) an event has occurred with the giving of notice or the lapse of time, or both, would constitute an Event of Default and the Corporation has not taken reasonable steps to cure the event (provided, however, in the event of a Event of Default under Section 5.01(d), the Corporation shall be entitled to declare and pay dividends on its Common Stock, but only to the extent necessary to preserve the Corporation's ability to qualify for taxation as a real estate investment trust under Sections 856 through 860 of the Code (not taking into account consent dividends pursuant to Section 565 of the Code)) or (2) the Corporation shall be in default with respect to its payment obligations under the Trust Securities Guarantee.

      10. Liquidation of Trust. Subject to the applicable provisions of the Declaration, the Corporation will have the right at any time to liquidate the Trust and cause the Securities to be distributed to the holders of the Trust Securities in liquidation of the Trust.

      11. Denominations, Transfer and Exchange. The Securities are issuable only in registered form without coupons in minimum denominations of $1,000.00 and any integral multiple thereof. As provided in the Indenture and subject to the transfer restrictions limitations as may be contained herein and therein from time to time, this Security is transferable by the holder hereof on the Security Register of the Corporation, upon surrender of this Security for registration of transfer at the office or agency of the Corporation accompanied by a written instrument or instruments of transfer in form satisfactory to the Corporation or the Debenture Trustee duly executed by the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such registration of transfer, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

      12. Persons Deemed Owners. Prior to due presentment for registration of transfer of this Security, the Corporation, the Debenture Trustee, any authenticating agent, any paying agent, any transfer agent and the registrar may deem and treat the holder specified herein as the absolute owner hereof (whether or not this Security shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the security registrar for the Securities) for the purpose of receiving payment of or on account of the principal hereof and (subject to the Indenture) Interest due hereon and for all other purposes, and neither the Corporation nor the Debenture Trustee nor any authenticating agent nor any paying agent nor any transfer agent nor any registrar shall be affected by any notice to the contrary.

      13. No Recourse Against Others. No recourse shall be had for the payment of the principal of or Interest on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Corporation or of any predecessor or successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

      14. Indenture; Trust Indenture Act of 1939. The terms of this Security include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, and, as in effect on the date hereof or, from and after the date that the Indenture shall be qualified thereunder, as in effect on such date. This Security is subject to all such terms, and the holder of this Security is referred to the Indenture and said Act for a statement of them. In the case of any conflict between the provisions of this Security and the Indenture, the provisions of the Indenture shall control. The Corporation will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: American Home Mortgage Investment Corp., 538 Broadhollow Road, Melville, New York 11747,
Attention: Chief Financial Officer.

      15. Abbreviations and Definitions. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act). All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

      16. Governing Law. THE INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                               CONVERSION REQUEST

To:  American Home Mortgage Investment Corp.

      The undersigned owner of these Securities hereby irrevocably exercises the option to convert these Securities, or the portion below designated, into Common Stock (as such term is defined in the Indenture, dated June 28, 2007, between American Home Mortgage Investment Corp. and Wilmington Trust Company, as Debenture Trustee (the "Indenture")) in accordance with the terms of the Indenture.

      The undersigned does also hereby direct that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned, unless a different name has been indicated in the assignment below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

      Any holder, upon the exercise of its conversion rights in accordance with the terms of the Indenture and the Securities, agrees to be bound by the terms of the Registration Rights Agreement relating to the Common Stock issuable upon conversion of the Securities and agrees to appoint the Conversion Agent for the purpose of effecting the conversion of the Securities into shares of Common Stock.

Date: _______________  Principal Amount of Securities to be converted:__________

      If a name or names other than the undersigned, please indicate in the spaces below the name or names in which the shares of Common Stock are to be issued, along with the address or addresses of such person or persons.

                 _________________________________________________________

                 _________________________________________________________

                 _________________________________________________________

(Sign exactly as your name appears on the other side of this certificate) (for conversion of definitive Securities only)

                 _________________________________________________________

                 _________________________________________________________

                 _________________________________________________________

Please print or Typewrite Name and Address, Including Zip Code, and Social Security or Other Identifying Number.
                           ______________________________________

                           ______________________________________

                           ______________________________________

      Signature Guarantee:*___________________________________

* (Signature must be guaranteed by an "eligible guarantor institution" that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended).

                                REPURCHASE NOTICE

TO:   American Home Mortgage Investment Corp.

      The undersigned registered owner of this Security hereby acknowledges receipt of a notice from American Home Mortgage Investment Corp. (the "Corporation") as to the occurrence of a Change in Control with respect to the Corporation or a Termination of Trading, as the case may be, and requests and instructs the Corporation to repay the entire principal amount of this Security, or the portion thereof (which is $1,000.00 principal amount or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Security, together with interest (including Liquidated Damages, if any) accrued and unpaid to, but excluding, such date, to the registered holder hereof, in cash as specified in the Corporation's notice.

Dated: ____________          Your Name:
                                       -----------------------------------------
                                       (Print your name exactly as it appears on
                                        the face of this Security)

                             Your Signature:
                                            ------------------------------------
                                           (Sign exactly as your name appears on
                                            the face of this Security)

                             Signature Guarantee*: _____________________________

Principal amount to be converted (if less than all): $








---------------
* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                   ASSIGNMENT

      FOR VALUE RECEIVED, the undersigned assigns and transfers $ ______ principal amount of this Security to:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
        (Insert assignee's social security or tax identification number)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
                    (Insert address and zip code of assignee)

and irrevocably appoints _______________________________________________________

      ______________________________________________________________ agent to transfer this Security on the books of the Corporation. The agent may substitute another to act for him or her.

Date:____________________________

Signature:________________________
(Sign exactly as your name appears on the other side of this Certificate)

Signature Guarantee*:)_____________________________________

* (Signature must be guaranteed by an "eligible guarantor institution" that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended).

       CERTIFICATE TO BE DELIVERED UPON EXCHANGE OF RESTRICTED SECURITIES

      This certificate relates to $_________________ principal amount of Securities held in (check applicable space) _____________ book-entry or _____________ definitive form by the undersigned.

(A) The undersigned has requested the Debenture Trustee by written order to exchange or register the transfer of Securities.

(B) The undersigned confirms that such Securities are being (check one box below):

      (1) transferred to American Home Mortgage Investment Corp. or a Subsidiary thereof; or

      (2) transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

      (3) transferred pursuant to an available exemption from the registration requirements of the Securities Act of 1933, as amended; or

            Unless the box below is checked, the undersigned confirms that such Securities are not being transferred to an "affiliate" of American Home Mortgage Investment Corp. as defined in Rule 144 under the Securities Act of 1933, as amended (an "Affiliate"):

      (4)   The transferee is an Affiliate American Home Mortgage Investment
            Corp.

      Unless one of the boxes (1) through (3) in (B) above is checked, the Debenture Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (3) is checked, the Debenture Trustee may require, prior to registering any such transfer of the Securities such legal opinions, certifications and other information as the Debenture Trustee has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended such as the exemption provided by Rule 144 under such Act.

___________________________
Signature

Signature Guarantee:*

* (Signature must be guaranteed by an "eligible guarantor institution" that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

                                    EXHIBIT B

                 FORM OF CERTIFICATE OF OFFICERS OF THE COMPANY

      Pursuant to Section 3.05 of the Indenture, dated as of June 28, 2007 (as amended or supplemented from time to time, the "Indenture"), between American Home Mortgage Investment Corp., as issuer (the "Corporation"), and Wilmington Trust Company, as trustee, ______________ and ___________ each certify that he/she is a [principal executive officer][principal financial officer][principal accounting officer] and a [TITLE], respectively, of the Corporation and in the course of the performance by the undersigned of their respective duties as officers of the Corporation, the undersigned would normally have knowledge of any default by the Corporation in the performance of any covenants contained in the Indenture, and the undersigned hereby further certify that they have no knowledge of any default for the fiscal year ending on __________, 20___ [, except as follows: specify each such default and the nature thereof].

      Capitalized terms used herein, and not otherwise defined herein, have the respective meanings assigned thereto in the Indenture.

      IN WITNESS WHEREOF, the undersigned have executed this Certificate as of

____, 20___.

                                    _________________________________
                                    Name:
                                    Title: [principal executive officer]
                                    [principal financial officer][principal
                                    accounting officer]


                                    _________________________________
                                    Name:
                                    Title: